UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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SEAWORLD ENTERTAINMENT, INC.

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9205 South Park Center Loop, Suite 400

Orlando, Florida 32819

April 24, 2017

Dear Fellow Stockholders:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of SeaWorld Entertainment, Inc. (the “Annual Meeting”) to be held on Wednesday, June 14, 2017 at 11:00 a.m., Eastern Daylight Time. For your convenience, we are pleased that the Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting seaworld.onlineshareholdermeeting.com.

As permitted by the rules of the Securities and Exchange Commission, we are also pleased to be furnishing our proxy materials to stockholders primarily over the Internet. We believe this process expedites stockholders’ receipt of the materials, lowers the costs of the Annual Meeting and conserves natural resources. We sent a Notice of Internet Availability of Proxy Materials on or about April 24, 2017 to our stockholders of record at the close of business on April 18, 2017. The notice contains instructions on how to access our Proxy Statement and 2016 Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, we strongly urge you to cast your vote promptly. You may vote over the Internet, as well as by telephone or by mail. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Thank you for your continued support of SeaWorld Entertainment, Inc.

Sincerely,

David F. D’Alessandro

Chairman of the Board of Directors

Joel K. Manby

President and Chief Executive Officer, Director

9205 South Park Center Loop, Suite 400

Orlando, Florida 32819

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2017

Notice is hereby given that the 2017 Annual Meeting of Stockholders of SeaWorld Entertainment, Inc. (the “Annual Meeting”) will be held on Wednesday, June 14, 2017 at 11:00 a.m., Eastern Daylight Time. You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting, by visiting seaworld.onlineshareholdermeeting.com. You will need to have your 16-Digit Control Number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting. The Annual Meeting will be held for the following purposes:

(1) To elect the four director nominees listed herein.

(2) To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017.

(3) To approve, in a non-binding advisory vote, the compensation paid to the named executive officers.

(4) To approve the SeaWorld Entertainment, Inc. 2017 Omnibus Incentive Plan.

(5) To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Stockholders of record at the close of business on April 18, 2017, are entitled to notice of, and to vote at, the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held at that time.

You have three options for submitting your vote before the Annual Meeting:

•	Internet, through computer or mobile device such as a tablet or smartphone;

•	Telephone; or

•	Mail.

Please vote as soon as possible to record your vote promptly, even if you plan to attend the Annual Meeting via the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Wednesday, June 14, 2017: The Proxy Statement and 2016 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ended December 31, 2016, are available at www.proxyvote.com.

By Order of the Board of Directors,

G. Anthony (Tony) Taylor

Corporate Secretary

April 24, 2017

9205 South Park Center Loop, Suite 400

Orlando, Florida 32819

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2017

GENERAL INFORMATION

Why am I being provided with these materials?

We have made these proxy materials available to you via the Internet or, upon your request, have delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of SeaWorld Entertainment, Inc. (the “Company”) of proxies to be voted at our Annual Meeting of Stockholders to be held on June 14, 2017 (“Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. You are invited to attend the Annual Meeting and vote your shares via the Internet in accordance with the instructions at seaworld.onlineshareholdermeeting.com.

What am I voting on?

There are four proposals scheduled to be voted on at the Annual Meeting:

•	Proposal No. 1: Election of the four director nominees listed in this Proxy Statement (the “Nominee Proposal”).

•	Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017 (the “Ratification Proposal”).

•	Proposal No. 3: Approval, in a non-binding advisory vote, of the compensation paid to the named executive officers (the “Say-on-Pay Proposal”).

•	Proposal No. 4: Approval of the SeaWorld Entertainment, Inc. 2017 Omnibus Incentive Plan (the “Plan Proposal”).

Who is entitled to vote?

Stockholders as of the close of business on April 18, 2017 (the “Record Date”) may vote at the Annual Meeting. As of that date, there were 90,747,600 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:

•	Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”);

•	Held for you in an account with a broker, bank or other nominee (shares held in “street name”)—Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares; and

•	Held for you by us as restricted shares (whether vested or non-vested) under any of our stock incentive plans.

What constitutes a quorum?

The holders of record of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum. However, as described below under “How are votes counted?”, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).

What is a “broker non-vote”?

A broker non-vote occurs when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at his/her discretion. Under current New York Stock Exchange interpretations that govern broker non-votes, each of the Nominee Proposal, Say-on-Pay Proposal and Plan Proposal are considered non-discretionary matters and a broker will lack the authority to vote shares at his/her discretion on such proposals. The Ratification Proposal is considered a discretionary matter and a broker will be permitted to exercise his/her discretion.

How many votes are required to approve each proposal?

With respect to the election of the Nominee Proposal, each director is elected at the Annual Meeting by the vote of the majority of the votes cast with respect to such director’s election, which means that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election. If any incumbent director nominee fails to receive a majority of the votes cast in an uncontested election, our bylaws require that such person offer to tender his or her resignation to the Board and that the Nominating and Corporate Governance Committee make a recommendation to the Board on whether to accept or reject such resignation or whether other action should be taken.

With respect to the Ratification Proposal, the Say-on-Pay Proposal and the Plan Proposal, approval of each proposal requires a vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the proposal. Under the rules of the New York Stock Exchange (the “NYSE”), approval of the Plan Proposal requires a majority of votes cast, and the term “votes cast” includes abstentions, which will therefore be counted as a vote “AGAINST” the Plan Proposal.

While the Say-on-Pay Proposal is advisory in nature and non-binding, the Board will review the voting results and expects to take it into consideration when making future decisions regarding executive compensation.

How are votes counted?

With respect to the Nominee Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will have no effect on the outcome of the Nominee Proposal.

With respect to the Ratification Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be counted as a vote “AGAINST” the Ratification Proposal.

With respect to the Say-on-Pay Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be counted as a vote “AGAINST” the Say-on-Pay Proposal. Broker non-votes will have no effect on the outcome of the Say-on-Pay Proposal.

With respect to the Plan Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Under our by-laws and the NYSE rules, abstentions will be counted as a vote “AGAINST” the Plan Proposal. Broker non-votes will have no effect on the outcome of the Plan Proposal.

If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee listed herein and “FOR” the other proposals as recommended by the Board and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

Who will count the vote?

Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and representatives of Broadridge will act as inspectors of election.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board set forth in this Proxy Statement.

•	“FOR” the Ratification Proposal.

•	“FOR” the Say-on-Pay Proposal.

•	“FOR” the Plan Proposal.

How can I attend and vote at the Annual Meeting?

We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at seaworld.onlineshareholdermeeting.com. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at seaworld.onlineshareholdermeeting.com;

•	Assistance with questions regarding how to attend and participate via the Internet will be provided at seaworld.onlineshareholdermeeting.com on the day of the Annual Meeting;

•	Webcast starts at 11:00 a.m. Eastern Daylight Time;

•	Stockholders may vote and submit questions while attending the Annual Meeting via the Internet;

•	You will need your 16-Digit Control Number to enter the Annual Meeting; and

•	Webcast replay of the Annual Meeting will be available until June 14, 2018.

How can I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

•	By Internet—If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice or your proxy card in order to vote by Internet.

•	By Telephone—If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your Notice or your proxy card in order to vote by telephone.

•	By Mail—You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker, or other nominee on how to submit voting instructions.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time on June 13, 2017 for the voting of shares held by stockholders of record or held in street name.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than June 13, 2017.

What does it mean if I receive more than one Notice on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice you receive.

May I change my vote or revoke my proxy?

You may change your vote and revoke your proxy at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), by providing a written notice of revocation to the Company’s Corporate Secretary at SeaWorld Entertainment, Inc., 9205 South Park Center Loop, Suite 400, Orlando, Florida 32819 prior to your shares being voted, or by attending the Annual Meeting via the Internet and voting. Attendance at the meeting via the Internet will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee following the instruction it has provided, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting via the Internet and voting.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

At our 2016 Annual Meeting, our stockholders adopted an amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to phase in the declassification of our Board commencing with the 2017 Annual Meeting of Stockholders. Under our Certificate of Incorporation, as so amended, the directors elected beginning at this year’s Annual Meeting will be elected for one-year terms, and beginning with the 2019 Annual Meeting of Stockholders, the entire Board will be elected on an annual basis.

The full Board of Directors has considered and nominated the following slate of nominees for a one-year term expiring in 2018: David F. D’Alessandro, Joel K. Manby, Judith A. McHale and Ellen O. Tauscher. Action will be taken at the Annual Meeting for the election of these four nominees. Our directors whose terms continue beyond the Annual Meeting include Ronald Bension, William Gray and Thomas E. Moloney, whose terms expire at the Annual Meeting of Stockholders in 2018; and Donald C. Robinson, Deborah M. Thomas and Peter F. Wallace, whose terms expire at the Annual Meeting of Stockholders in 2019.

On March 24, 2017, we and Zhonghong Zhuoye Group Co., Ltd. (“ZHG Group”) announced that an affiliate of ZHG Group, Sun Wise (UK) Co., Ltd (“ZHG”), would acquire approximately 21% of the outstanding shares of common stock of the Company (the “Sale”) from certain funds affiliated with The Blackstone Group L.P. (“Blackstone”), pursuant to a Stock Purchase Agreement between ZHG and Blackstone. In connection with the closing of the Sale, the Company agreed to appoint two ZHG director designees to the Board of Directors, Yoshikazu Maruyama and Yongli Wang, pursuant to ZHG’s rights under the ZHG Stockholders Agreement described below under “Transactions with Related Persons.” We expect the closing of the Sale to take place in the second quarter of 2017 and prior to this year’s Annual Meeting. Immediately after the Annual Meeting, Peter Wallace is expected to resign as a director and we expect to increase the size of the Board of Directors from 10 directors to 11 directors and appoint each of Messrs. Maruyama and Wang to our Board for initial terms expiring in 2018 and 2019, respectively.

Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) attached to this proxy statement intend to vote the proxies held by them for the election of David F. D’Alessandro, Joel K. Manby, Judith A. McHale and Ellen O. Tauscher. If any of these four nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.

Nominees for Election to the Board of Directors in 2017

The following information describes the offices held, other business directorships and the class and term of each director nominee. In addition, each of our director nominees maintains a significant ownership interest in the Company in accordance with our stock ownership policy for directors, which is described below under “Director Compensation for Fiscal 2016—Stock Ownership Guidelines.” Beneficial ownership of equity securities of the director nominees is shown under “Ownership of Securities” below.

Name	Age	Principal Occupation and Other Information
David F. D’Alessandro	66	David F. D’Alessandro has been the Chairman of the Board of Directors of the Company since 2010. Mr. D’Alessandro was named Interim Chief Executive Officer of the Company in January 2015 and served in that capacity until April 2015. He served as Chairman, President and Chief Executive Officer of John Hancock Financial Services from 2000 to 2004, having served as President and Chief Operating Officer of the same entity from 1996 to 2000, and guided the company through a merger with ManuLife Financial Corporation in 2004. Mr. D’Alessandro served as President and Chief Operating Officer of ManuLife in 2004. Mr. D’Alessandro currently serves on the board of directors of Vivant Solar and also serves on the board of directors of several private companies, including APX Group Holdings, Inc. He is a former Partner of the Boston Red Sox. A graduate of Syracuse University, he holds honorary doctorates from three colleges and serves as vice chairman of Boston University.

Joel K. Manby	57	Joel K. Manby has been our President and Chief Executive Officer and a director of the Company since April 2015. From 2003 to 2015, he served as the President and Chief Executive Officer of Herschend Enterprises, the largest family-owned theme park and entertainment company in the United States. Prior to joining Herschend, Mr. Manby spent 20 years in the auto industry in general management and marketing roles, primarily at General Motors in the Saturn and Saab divisions. Mr. Manby served as CEO of Saab Automobile USA from 1996 to 2000. Mr. Manby formerly served on the board of directors of Popeye’s Louisiana Kitchen, Inc. and currently serves as a member of the National Advisory Board of The Salvation Army. Mr. Manby received an M.B.A. from Harvard Business School and a B.S. from Albion College. As valedictorian of Albion College, Mr. Manby was a Rhodes scholarship finalist.

Judith A. McHale	70	Judith A. McHale has been a director of the Company since 2013. Ms. McHale currently serves as the President and Chief Executive Officer of Cane Investments, LLC. From 2009 to 2011, Ms. McHale served as Under Secretary of State for Public Diplomacy and Public Affairs for the U.S. Department of State. From 2006 to 2009, Ms. McHale served as a Managing Partner in the formation of GEF/Africa Growth Fund. Prior to that, Ms. McHale served as the President and Chief Executive Officer of Discovery Communications. Ms. McHale currently serves on the board of directors of Ralph Lauren Corporation, Hilton Worldwide Holdings, Inc. and Viacom Inc. Ms. McHale graduated from the University of Nottingham in England and Fordham University School of Law.

Name	Age	Principal Occupation and Other Information

Ellen O. Tauscher	65	The Honorable Ellen O. Tauscher has been a director of the Company since December 2014. Ms. Tauscher currently serves as a strategic advisor at the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC. From February 2012 to August 2012, Ms. Tauscher served as Special Envoy for Strategic Stability and Missile Defense at the U.S. State Department. From June 2009 to February 2012, Ms. Tauscher served as Under Secretary of State for Arms Control and International Security. Prior to joining the State Department, Ms. Tauscher served from January 1997 to June 2009 as a member of the U.S. House of Representatives from California’s 10th Congressional District. Prior to serving in Congress, Ms. Tauscher worked in investment banking and the financial industry in various roles for Bache Halsey Stuart Shields, Bear Stearns & Co., Drexel Burnham Lambert and as an officer of the American Stock Exchange. From 1977 to 1980, Ms. Tauscher was a member of the New York Stock Exchange representing Bache Halsey Stuart Shields. Ms. Tauscher serves as Independent Board Chair of eHealth, Inc. and is a member of the board of directors of Edison International and a former member of the board of directors of Invacare Corporation. Ms. Tauscher also serves on the board of directors and board of advisors of several private companies, including BAE Systems, Inc. and Space X. Ms. Tauscher holds a B.S. degree in early childhood education from Seton Hall University.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE

ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

Continuing Members of the Board of Directors

The following information describes the offices held, other business directorships and the class and term of each director whose term continues beyond the Annual Meeting and who is not subject to election this year. In addition, each of our directors (other than any directors affiliated with Blackstone) is expected to maintain a significant ownership interest in the Company in accordance with our stock ownership policy for directors which is described below under “Director Compensation for Fiscal 2016—Stock Ownership Guidelines.” Beneficial ownership of equity securities for these directors is also shown under “Ownership of Securities” below.

Directors Whose Term Expires in 2018

Name	Age	Principal Occupation and Other Information
Ronald Bension	62	Ronald Bension has been a director of the Company since April 2016. Mr. Bension has been the President of House of Blues Entertainment, LLC at Live Nation Entertainment, Inc. since November 2010. Prior to that, he served as Chief Executive Officer of TicketsNow.com, Inc. from January 2010 to November 2010. During his more than 30-year career, he has led several major e-commerce, recreation and entertainment companies to financial and strategic success. Mr. Bension also served as the Chief Executive Officer of Sportnet at Wasserman Media Group, LLC from February 2008 to June 2009, Chief Executive Officer of Tickets.com, Inc. from December 2001 to May 2006 and Chief Executive Officer of GameWorks, LLC from 1999 to 2001. Previously, he also served as Chairman and Chief Executive Officer of Universal Studios Recreation Group, a unit of Universal Studios. Mr. Bension received Bachelor of Science in Criminal Justice from California State University, Los Angeles.

William Gray	65	William Gray has been a director of the Company since December 2014. He currently serves as co-founder and director of Hulls Highway, Inc., a consulting firm. Mr. Gray has also been a Senior Advisor to The Blackstone Group L.P. since 2010. Mr. Gray served as Co-Chief Executive Officer of Ogilvy North America of Ogilvy & Mather Inc. from 2005 to 2009. Mr. Gray served as the President of Ogilvy & Mather Inc. from 1997 to 2005. Mr. Gray also served as Managing Director of Ogilvy Advertising New York from 1994 to 1996 and held other positions of increasing responsibility from the time he joined Ogilvy & Mather, Inc. as an Assistant Account Executive in 1978. Mr. Gray currently serves on the board of trustees of The Century Family of Mutual Funds and the New York Public Library and on the board of directors of HealthMarkets, Inc. Mr. Gray received an M.B.A. from University of Virginia and a B.A. from Harvard University.

Thomas E. Moloney	73	Thomas E. Moloney has been a director of the Company since January 2015. Mr. Moloney served as the interim Chief Financial Officer of MSC—Medical Services Company (“MSC”) from December 2007 to March 2008. He retired as the Senior Executive Vice President and Chief Financial Officer of John Hancock Financial Services, Inc. in December

Name	Age	Principal Occupation and Other Information
2004. He had served in that position since 1992. Mr. Moloney served in various other roles at John Hancock Financial Services, Inc. during his tenure from 1965 to 1992, including Vice President, Controller, and Senior Accountant. Mr. Moloney also previously served as a director of MSC from 2005 to 2012. Mr. Moloney serves on the Board of Directors of Genworth Financial, Inc. (NYSE) and also serves on the boards of Nashoba Learning Group and the Boston Children’s Museum (past Chairperson), both non-profit organizations. Mr. Moloney received a B.A. in Accounting from Bentley University and holds an Executive Masters Professional Director Certification (Silver Level) from the American College of Corporate Directors Group.

In addition, as described above, in connection with the closing of the Sale, we expect that Mr. Maruyama will join the Board of Directors immediately after this year’s Annual Meeting for an initial term that will expire in 2018. Mr. Maruyama, age 46, recently joined the Zhonghong Group, a leading real estate development and diversified leisure and tourism company in Asia. Prior to that, Mr. Maruyama served as Global Head of Location Based Entertainment for DreamWorks Animation SKG, where he served from August 2010 until March 2017. From June 2004 to January 2009, he served as Chief Strategy Officer and was elected to the Board of Directors of USJ Co., Ltd, owner and operator of Universal Studios Japan theme park. Mr. Maruyama held multiple positions at Universal Parks and Resorts from June 1995 to June 2004, including as Senior Vice President of International Business Development and Vice President of Strategic Planning. Mr. Maruyama took a hiatus from Universal Park & Resorts to support the startup of eToys, an online toy retailer in 1999. Mr. Maruyama also served as a Financial Analyst at J.P. Morgan & Co. from July 1992 to June 1995. Mr. Maruyama holds a Bachelor of Science degree in Operations Research from Columbia University in New York.

Directors Whose Term Expires in 2019

Name	Age	Principal Occupation and Other Information
Donald C. Robinson	63	Donald C. Robinson has been a director of the Company since June 2016. Mr. Robinson currently owns a hospitality consulting firm, Potcake Holdings, LLC, which is involved in a variety of consulting roles. Prior to that, Mr. Robinson served as the President and Chief Operating Officer of All Aboard Florida, the country’s first privately owned intercity passenger rail system that will connect South Florida to Orlando, where he served from March 2012 until December 2014. From February 2006 to September 2012, he served as President of Baha Mar Ltd., a luxury resort company. Previously, Mr. Robinson served in various capacities for The Walt Disney Company from June 1972 to January 2006, including as Group Managing Director and Executive Vice President of Hong Kong Disneyland from 2001 to 2006, as Senior Vice President of Operations at Walt Disney World Operations from 1998 to 2001, as Senior Vice President/Vice President of Walt Disney World Resorts from 1995 to 1998, and as Opening General Manager of Disney’s All-Star Resorts, Walt Disney World, from 1993 to 1995. Mr. Robinson currently serves as a director of Denny’s Corporation. Mr. Robinson holds a Bachelor of Science degree in microbiology from the University of Central Florida, and completed coursework through the Master’s in Business Administration program at Rollins College.

Name	Age	Principal Occupation and Other Information
Deborah M. Thomas	53	Deborah M. Thomas has been a director of the Company since 2013. Ms. Thomas currently serves as the Chief Financial Officer of Hasbro, Inc. Prior to her appointment in 2009 as Hasbro’s Chief Financial Officer, Ms. Thomas served as Senior Vice President and Head of Corporate Finance for Hasbro from 2007 to 2009. Ms. Thomas also served as Hasbro’s Corporate Controller and has held positions of increasing responsibility since joining Hasbro’s Finance Department in 1998. Prior to joining Hasbro, Ms. Thomas held Assurance positions at KPMG Peat Marwick, LLP from 1986 through 1998, in the United States and in the United Kingdom. Ms. Thomas holds a bachelor’s degree from Providence College, where she currently serves on the President’s Advisory Council, and is a CPA.

Peter F. Wallace	42	Peter F. Wallace has been a director of the Company since 2009. Mr. Wallace is a Senior Managing Director in Blackstone’s Private Equity Group, which he joined in 1997. Mr. Wallace currently serves on the board of directors of Vivint Solar, Inc., and The Michaels Companies, Inc. and also serves on the board of directors of several private companies, including Outerstuff LLC, Service King Collision Repair Centers, Tradesmen International, LLC, APX Group Holdings, Inc. and the Weather Channel Companies. Mr. Wallace was formerly a director of Allied Barton Security Services and GCA Services Group, Inc. Mr. Wallace graduated from Harvard College.

In addition, in connection with the closing of the Sale, we expect that Mr. Wallace will resign as a director and Mr. Wang will join the Board of Directors immediately after this year’s Annual Meeting for an initial term that will expire in 2019. Mr. Wang, age 46, currently serves as Chief Strategy Officer for Zhonghong Group, where he is primarily responsible for overseeing all strategic and financial planning activities, particularly with regard to major investments in the U.S. and Asia. Prior to that, Mr. Wang served as a Managing Director of Rothschild China, where he led several large cross-border merger and acquisition (“M&A”) transactions from 2015 to 2017. From 2014 to 2015, Mr. Wang served as a Vice President for Royal DSM N.V, a global health, nutrition, and materials company headquartered in the Netherlands. Previously, Mr. Wang served as a Managing Director for HSBC China, where he executed multiple scale cross-border M&A transactions and initial public offerings, from 2010 to 2014. From 2009 to 2010, Mr. Wang served as a Vice President and Head of Global Investment and M&A for Sinochem Group. Previously, Mr. Wang served in various capacities for Lanxess from 2003 to 2008, including as President and Founding CEO of Lanxess China and as Managing Director of Lanxess Hong Kong. From 1996 to 2003, Mr. Wang served as a Director and Head of Strategy for Bayer China. Mr. Wang holds a Bachelor degree in Computer Science from Fudan University and a Masters in Business Administration from the Executive program at China Europe International Business School.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Our Board manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Regulatory & Governmental Affairs Committee.

Our Board evaluates the Company’s corporate governance policies on an ongoing basis with a view towards maintaining the best corporate governance practices in the context of the Company’s current business environment and aligning our governance practices closely with the interests of our shareholders. During the course of 2015 and 2016, the Nominating and Corporate Governance Committee conducted a comprehensive review of the Company’s governance profile, current best practices in corporate governance and considered recommendations of governance experts and input from the Company’s stockholders. As a result of this review, at our 2016 Annual Meeting of Stockholders, we presented proposals to declassify our Board and adopt majority voting for director elections, both of which were approved by our stockholders.

Engagement with Shareholders

Our Board and management value the perspectives of our shareholders and work to provide our shareholders with continuous and meaningful engagement. Our new CEO and CFO have made outreach to our shareholders and analysts one of their top priorities, and the Board receives that feedback directly and promptly.

We regularly attend investor conferences and hold one-on-one meetings with shareholders and potential investors throughout the United States as well as overseas. In addition, we have telephonic calls with shareholders and analysts on a regular basis, review correspondence submitted by shareholders to management and/or the Board, and have discussions with proxy advisory services on the topic of implementing best practices in corporate governance. In 2016, we estimate that these outreach efforts resulted in dialogue with shareholders representing over 62% of the Company’s common stock, excluding Blackstone.

Our Board has also proactively taken steps to continue to ensure best governance practices, refresh its membership, and deepen its relevant experience, including:

•	adding two new, highly-qualified independent directors to the Board in 2016, both with extensive theme park and entertainment experience, and six of our ten directors joined within past three years;

•	eliminating the classified board structure, adopting a majority voting standard for uncontested director elections, and establishing compensation plans which emphasize longer term performance-based compensation and provide a more balanced scorecard of performance metrics; and

•	agreeing to appoint Messrs. Maruyama and Wang, who will further enhance the Board’s expertise, to the Board in connection with the closing of the Sale, as described under “Proposal No. 1—Election of Directors.”

We expect to continue to build on these efforts, including through the active involvement of our Board in shareholder outreach so that the Board is able to hear shareholder perspectives on a range of topics.

Communications with the Board

As described in the Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of the Board, including the chairperson of the Audit, Compensation, Nominating and Corporate Governance or Regulatory & Governmental Affairs Committees or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the General Counsel of the Company, 9205 South Park Center Loop, Suite 400, Orlando, Florida 32819. Such communications may be done confidentially or anonymously.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.

The Board has established guidelines of director independence to assist it in making independence determinations, which conform to the independence requirements in the NYSE listing standards. In addition to applying these guidelines, which are set forth in our Corporate Governance Guidelines (which may be found on the Corporate Governance page of the Investor Relations section on our website at www.seaworldentertainment.com), the Board of Directors will consider all relevant facts and circumstances in making an independence determination. The Board’s policy is to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the independence guidelines, the Board will determine in its judgment whether such relationship is material.

The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that each of Messrs. D’Alessandro, Gray, Moloney, Bension and Robinson and Mses. McHale, Tauscher and Thomas is independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and for purposes of applicable NYSE standards, including with respect to committee service. Our Board has also determined that each member of our Audit Committee (Messrs. Bension, Moloney and Robinson and Ms. Thomas) is “independent” for purposes of NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that each member of our Compensation Committee (Messrs. D’Alessandro, Gray and Ms. Tauscher) is “independent” for purposes of NYSE listing standards and Section 10C(a)(3) of the Exchange Act.

Board Structure

Our Board of Directors is led by the Non-Executive Chairman. The Chief Executive Officer position is currently separate from the Chairman position. We believe that the separation of the Chairman and Chief Executive Officer positions is appropriate corporate governance for us at this time. Accordingly, Mr. D’Alessandro serves as Chairman, while Mr. Manby serves as our President and Chief Executive Officer. Our Board believes that this structure best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, Mr. D’Alessandro’s attention to Board and committee matters allows Mr. Manby to focus more specifically on overseeing the Company’s day to day operations as well as strategic opportunities and planning.

Board Committees and Meetings

The following table summarizes the current membership of each of the Board’s Committees.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Regulatory & Governmental Affairs Committee
David F. D’Alessandro		X, Chair
Ronald Bension	X
William Gray		X	X	X
Joel K. Manby
Judith A. McHale			X, Chair
Thomas E. Moloney	X			X
Ellen O. Tauscher		X	X	X, Chair
Deborah M. Thomas	X, Chair
Donald C. Robinson	X
Peter F. Wallace

All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. Seven of the nine directors then in office attended the Company’s 2016 annual meeting of stockholders. During 2016, the Board held ten meetings and acted six times by unanimous written consent. During 2016, (i) the Audit Committee held nine meetings; (ii) the Nominating and Corporate Governance Committee held eight meetings; (iii) the Compensation Committee held nine meetings and acted three times by unanimous written consent; and (iv) the Regulatory & Governmental Affairs Committee held five meetings. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

Committee Membership

Audit Committee

All members of the Audit Committee are “independent,” consistent with our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors in general and audit committees in particular. Our Board has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the NYSE. In addition, our Board has determined that Mr. Moloney and Ms. Thomas qualify as audit committee financial experts as defined by applicable Securities Exchange Commission (the “SEC”) regulations. The Board reached its conclusion as to Mr. Moloney’s qualification based on, among other things, Mr. Moloney’s experience as the Chief Financial Officer of John Hancock Financial Services. The Board reached its conclusion as to Ms. Thomas’ qualification based on, among other things, Ms. Thomas’ experience as the Chief Financial Officer of Hasbro, Inc.

The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.seaworldentertainment.com under Investor Relations: Corporate Governance: Governance Documents: Audit Committee Charter, and include the following:

•	carrying out the responsibilities and duties delegated to it by the Board, including its oversight of our financial reporting policies, our internal controls and our compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting processes;

•	selecting our independent registered public accounting firm and reviewing and evaluating its qualifications, performance and independence;

•	reviewing and pre-approving the audit and non-audit services and the payment of compensation to the independent registered public accounting firm;

•	reviewing reports and material written communications between management and the independent registered public accounting firm, including with respect to major issues as to the adequacy of the Company’s internal controls;

•	reviewing the work of our internal audit function; and

•	reviewing and discussing with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements prior to inclusion in our Annual Report on Form 10-K or other public dissemination in accordance with applicable rules and regulations of the SEC.

On behalf of the Board, the Audit Committee plays a key role in the oversight of the Company’s risk management policies and procedures. See “Oversight of Risk Management” below.

Compensation Committee

All members of the Compensation Committee are “independent,” consistent with our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors in general and compensation committees in particular. During the course of 2016, our Compensation Committee consisted of Messrs. D’Alessandro and Gray and Ms. Tauscher.

The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.seaworldentertainment.com under Investor Relations: Corporate Governance: Governance Documents: Compensation Committee Charter, and include the following:

•	establishing and reviewing the overall compensation philosophy of the Company;

•	reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer and other executive officers’ compensation, including annual performance objectives, if any;

•	evaluating the performance of the Chief Executive Officer in light of these corporate goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the annual salary, bonus, equity-based incentives and other benefits, direct and indirect, of the Chief Executive Officer;

•	reviewing and approving or making recommendations to the Board on the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the other executive officers;

•	considering policies and procedures pertaining to expense accounts of senior executives;

•	reviewing and approving, or making recommendations to the Board with respect to incentive-compensation plans and equity-based plans that are subject to the approval of the Board, and overseeing the activities of the individuals responsible for administering those plans;

•	reviewing and approving equity compensation plans of the Company that are not otherwise subject to the approval of the Company’s stockholders;

•	reviewing and making recommendations to the Board, or approving, all equity-based awards, including pursuant to the Company’s equity-based plans;

•	monitoring compliance by executives with the rules and guidelines of the Company’s equity-based plans; and

•	reviewing and monitoring all employee retirement, profit sharing and benefit plans of the Company.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include overseeing the preparation of the Compensation Discussion and Analysis to the Board for inclusion in our annual proxy statement or Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC. The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more officers of the Company the authority to make awards to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plan, subject to compliance with the plan and the laws of the state of the Company’s jurisdiction.

Compensation Committee Interlocks and Insider Participation

During the course of 2016, our Compensation Committee consisted of Messrs. D’Alessandro and Gray and Ms. Tauscher. None of the members of our Compensation Committee is, or has at any time during the past year been, an officer or employee of our Company. None of our executive officers currently serve, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

All members of the Nominating and Corporate Governance Committee are “independent,” consistent with our Corporate Governance Guidelines and the applicable NYSE listing standards. The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found at www.seaworldentertainment.com under Investor Relations: Corporate Governance: Governance Documents: Nominating and Corporate Governance Committee Charter, and include the following:

•	establishing the criteria for the selection of new directors;

•	identifying and recommending to the Board individuals to be nominated as directors;

•	evaluating candidates for nomination to the Board, including those recommended by stockholders;

•	conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates;

•	considering questions of independence and possible conflicts of interest of members of the Board and executive officers;

•	reviewing and recommending the composition and size of the Board;

•	overseeing, at least annually, the evaluation of the Board and management;

•	recommending to the members of the Board to serve on the committees of the Board and, where appropriate, recommending the removal of any member of any of the committees; and

•	periodically reviewing the charter, composition and performance of each committee of the Board and recommending to the Board the creation or elimination of committees.

Regulatory and Governmental Affairs Committee

The Regulatory & Governmental Affairs Committee was formed in December 2015 and consists of Messrs. Gray and Moloney and Ms. Tauscher. All members of the Regulatory & Governmental Affairs Committee are independent. The duties and responsibilities of the Regulatory & Governmental Affairs Committee are set forth in its charter, and include the following:

•	reviewing and discussing with management the Company’s guidelines and policies with respect to regulatory risk assessment, regulatory risk management and measures taken to address such risks;

•	periodically, reviewing and discussing with the Company’s General Counsel and/or the Company’s Senior Corporate Affairs Officer any regulatory matter that could have a significant impact on the Company’s business; and

•	overseeing the strategic goals, objectives, progress and direction of the Company’s governmental regulatory affairs.

Special Committees

From time to time the Board may form and appoint members to special committees with responsibility to address topics designated at the time of such committee formation. In connection with Mr. Manby joining as President and Chief Executive Officer of the Company in 2015, the Board formed a Special Committee (the “Special Committee”) to provide advice to Mr. Manby on the Company’s long-range business planning, and appointed Messrs. D’Alessandro and Gray and Mses. McHale and Tauscher to serve as members of the Special Committee. The Special Committee’s primary purpose was to evaluate a broad spectrum of enhancements, modifications and alternatives with respect to the display, husbandry and breeding practices, handling and care, and study and research of the Company’s orcas and other marine animals in light of the uncertain legal, legislative and regulatory environment and evolving public sentiment regarding such matters. In connection with the foregoing, on March 17, 2016, the Company issued a press release announcing that the orcas currently in the Company’s care will be the last generation of orcas at SeaWorld and the Company will end all orca breeding as of such date. During 2016, the Special Committee met in person or by telephone two times.

Oversight of Risk Management

The Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by the Audit Committee. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and non-independent directors. At each of these meetings, the non-management and independent directors in attendance, as applicable, will determine which member will preside at such session. The Audit, Compensation, Nominating and Corporate Governance and Regulatory & Governmental Affairs Committees also meet regularly in executive session.

Committee Charters and Corporate Governance Guidelines

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Board and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the full Board.

Our Corporate Governance Guidelines, which include our categorical standards of director independence, our Audit, Compensation, Nominating and Corporate Governance and Regulatory & Governmental Affairs Committee charters and other corporate governance information are available on the Corporate Governance page of the Investor Relations section on our website at www.seaworldentertainment.com. Any stockholder also may request them in print, without charge, by contacting the Corporate Secretary at SeaWorld Entertainment, Inc., 9205 South Park Center Loop, Suite 400, Orlando, Florida 32819.

Code of Conduct

We maintain a Code of Business Conduct and Ethics that is applicable to all of our directors, officers, and employees, including our Chairman, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other senior financial officers. The Code of Business Conduct and Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business conduct and fair dealing. This Code of Business Conduct and Ethics also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Company will disclose within four business days any substantive changes in or waivers of the Code of Business Conduct and Ethics granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K.

The Code of Business Conduct and Ethics may be found on our website at www.seaworldentertainment.com under Investor Relations: Corporate Governance: Code of Business Conduct and Ethics.

As described in our Code of Business Conduct and Ethics, the Company’s directors, officers and employees are provided with three avenues through which they can report violations or suspected violations with respect to addressing any ethical questions or concerns: a toll-free phone line, in writing, and a website. The toll-free number for the Company’s directors, officers and employees is available 24 hours a day, 7 days a week. Directors, officers and employees may also report integrity concerns via the Web. Directors, officers and employees can choose to remain anonymous in reporting violations or suspected violations. In addition, we maintain a formal non-retaliation policy that prohibits action or retaliation against any director, officer or employee who makes a report in good faith even if the facts alleged are not confirmed by subsequent investigation.

Director Nomination Process

The Nominating and Corporate Governance Committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for director to the Board for election. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Nominating and Corporate Governance Committee does at a minimum assess each candidate’s strength of character, mature judgment, industry knowledge or experience, his or her ability to work collegially with the other members of the Board and his or her ability to satisfy any applicable legal requirements or listing standards. In addition, although the Board considers diversity of viewpoints, background and experiences, the Board does not have a formal diversity policy. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

The stockholders’ agreement described below under “Transactions with Related Persons” provides that The Blackstone Group L.P. (“Blackstone”) has the right to nominate to our Board a number of designees approximately equal to the percentage of voting power of all shares of the Company’s capital stock entitled to vote generally in the election of directors collectively beneficially owned by Blackstone. Currently, one director (Mr. Wallace) nominated by Blackstone serves on our Board of Directors but, as described above, we expect Mr. Wallace to resign from the Board in connection with the closing of the Sale. See “Transactions with Related Persons—Stockholders Agreement.”

In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee may also assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.

When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. Each of the Company’s directors possesses high ethical standards, acts with integrity and exercises careful, mature judgment. Each is committed to employing his skills and abilities to aid the long-term interests of the stakeholders of the Company. In addition, our directors are knowledgeable and experienced in one or more business, governmental, or civic endeavors, which further qualifies them for service as members of the Board. A significant number of our directors possess experience in owning and managing public and privately held enterprises and are familiar with corporate finance and strategic business planning activities that are unique to publicly traded companies like ours.

•	Mr. Manby has financial, marketing and management expertise as well as a thorough knowledge of our industry having previously served as President and Chief Executive Officer of Herschend Enterprises,

the largest family-owned theme park and entertainment company in the United States. In addition, Mr. Manby has experience as a director of other public companies.

•	Mr. D’Alessandro has financial and management expertise and valuable experience gained from his positions as Chairman, President and Chief Executive Officer of John Hancock Financial Services.

•	Mr. Bension has extensive e-commerce and entertainment company expertise from his experience leading several major e-commerce, recreation and entertainment companies to financial and strategic success.

•	Mr. Gray has marketing and management expertise acquired from his former role as Co-Chief Executive Officer of Ogilvy & Mather, Inc.

•	Ms. McHale has extensive business and management expertise, including experience as an executive officer and director of several public companies, as well as her prior service as a high-ranking official in the U.S. Department of State.

•	Mr. Moloney has financial and management expertise and valuable experience gained from his position as Chief Financial Officer of John Hancock Financial Services, as well as experience as a director of other public companies.

•	Mr. Robinson has significant theme park and resort development experience that he gained from his various positions held at The Walt Disney Company and his experience as president of Baha Mar Ltd., Executive Vice President of Hong Kong Disneyland, and Senior Vice President of Operations at Walt Disney World Operations.

•	Ms. Tauscher has expertise in finance and strategy development and knowledge of government affairs acquired through her service at the State Department and in Congress as well as during her career in investment banking. In addition, Ms. Tauscher has experience as a director of several public companies.

•	Ms. Thomas has significant financial and management expertise based on her extensive experience in leading global financial operations as the Chief Financial Officer of Hasbro, Inc.

•	Mr. Wallace has served on the boards of a diverse group of companies and has significant financial and investment experience that he has gained from his position as a Senior Managing Director at Blackstone.

This annual director nomination process resulted in the Nominating and Corporate Governance Committee’s recommendation to the Board, and the Board’s nomination, of the four incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.

The Nominating and Corporate Governance Committee regularly considers director candidates recommended by stockholders. Any recommendation submitted to the Corporate Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, SeaWorld Entertainment, Inc., 9205 South Park Center Loop, Suite 400, Orlando, Florida 32819. All recommendations for nomination received by the Corporate Secretary that satisfy our by-law requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in our by-laws. These requirements are also described under the caption “Stockholder Proposals for the 2018 Annual Meeting.”

Executive Officers of the Company

Set forth below is certain information regarding each of our current executive officers, other than Mr. Joel K. Manby, whose biographical information is presented under “Nominees for Election to the Board of Directors in 2017.”

Name	Age	Principal Occupation and Other Information
Peter J. Crage	55	Peter J. Crage has been our Chief Financial Officer since September 2015. Prior to joining the Company, Mr. Crage served as Chief Financial Officer of Extended Stay America, Inc. and ESH Hospitality, Inc. from 2013 through 2014 and served as Chief Financial Officer of HVM LLC from 2011 to 2013. From 2010 to 2011, Mr. Crage served as the Executive Vice President and Chief Financial Officer of Cedar Fair, L.P., one of the largest regional amusement-resort operators in the world. From 2005 to 2010, he served as Cedar Fair, L.P.’s Corporate Vice President and Chief Financial Officer, from 2004 to 2005 he served as their Vice President and Corporate Controller and prior to that time he served as their Corporate Treasurer. Mr. Crage holds a bachelor’s degree in accounting and finance from Canisius College and is a CPA.

John T. Reilly	48	John T. Reilly has been our Chief Parks Operations Officer since April 2016. Prior to that, Mr. Reilly served as Park President of SeaWorld San Diego from 2010 until April 2016 and Park President of Busch Gardens Williamsburg from 2008 to 2010. Mr. Reilly serves on the board of trustees of the Hubbs-SeaWorld Research Institute and holds a Bachelor of Arts degree from The College of William & Mary.

Anthony Esparza	56	Anthony Esparza has been our Chief Creative Officer since September 2015. Prior to joining the Company, from 2003 through 2015, Mr. Esparza served as Senior Vice President, Guest Experiences, Design and Development for Herschend Enterprises, the largest family-owned theme park and entertainment company in the United States. From 1995 to 2003, Mr. Esparza served as the Senior Vice President of Design and Entertainment for Paramount Parks, a Viacom Company. Prior to that, he served as Vice President of Creative Development at Landmark Entertainment Group in Los Angeles. Mr. Esparza holds a bachelor’s degree in design from the University of California, Los Angeles. Mr. Esparza also serves on the Urban Land Institute Entertainment Council.

G. Anthony (Tony) Taylor	52	G. Anthony (Tony) Taylor has been our Chief Legal Officer, General Counsel and Corporate Secretary since 2010. In addition, from March 2013 until November 2015, Mr. Taylor led the Company’s Corporate Affairs group, which includes Industry & Governmental Affairs, Corporate Communications, Community Affairs and Corporate Social Responsibility. Prior to joining the Company, Mr. Taylor held the position of Associate General Counsel of Anheuser-Busch Companies, Inc. from 2000 to 2010, and was a Principal at Blumenfeld Kaplan in St. Louis from 1993 to 2000. He holds bachelors’ degrees in political science and speech communication from the University of Missouri and a juris doctor degree from Washington University.

Name	Age	Principal Occupation and Other Information
Marc G. Swanson	46	Marc G. Swanson has been our Chief Accounting Officer since 2012 and served as interim Chief Financial Officer from June 2015 until September 2015. Previously, he was Vice President, Performance Management and Corporate Controller of SeaWorld Parks & Entertainment from 2011 to 2012, the Corporate Controller of Busch Entertainment Corporation from 2008 to 2011 and the Vice President of Finance of Sesame Place from 2004 to 2008. He is a member of the board of directors of the SeaWorld & Busch Gardens Conservation Fund and the board of trustees of the Orlando Science Center. Mr. Swanson holds a bachelor’s degree in accounting from Purdue University and a master’s degree in business administration from DePaul University, and is a CPA.

Christopher (Chris) Dold	44	Christopher (Chris) Dold has been our Chief Zoological Officer since April 2016. Prior to that, Dr. Dold served as Vice President, Veterinary Services from October 2009 until April 2016 and Senior Veterinarian at SeaWorld Orlando from October 2005 to September 2009. Prior to joining the Company, Dr. Dold was a National Academies- National Research Council Postdoctoral Clinical Fellow with the US Navy Marine Mammal Program, and completed a University of California-Davis Internship in Marine Mammal Medicine and Pathology at The Marine Mammal Center in Sausalito, California. Dr. Dold is a member of the American Veterinary Medical Association, International Association for Aquatic Animal Medicine, European Association for Aquatic Mammals, and the American Association of Zoo Veterinarians. Dr. Dold received a Bachelor of Science degree in zoology from the University of Wisconsin-Madison and his doctorate in veterinary medicine from the University of Wisconsin-Madison School of Veterinary Medicine.

Jack Roddy	49	Jack Roddy has been our Chief Human Resources & Culture Officer since June 2016. His role is focused on engaging our 23,000 employee ambassadors in our company’s mission to create experiences that matter. Prior to joining the company, from 2012 through 2016, Mr. Roddy served as Senior Vice President, Human Resources, for Luxottica Inc.’s Americas business. From 2004 to 2012, he was with Starbucks Coffee Company, where he was Vice President, U.S. Partner Resources, and had previously served as Director of Organization Development. He has also served in a variety of senior human resources and organizational development roles for companies including 24 Hour Fitness, Johnson & Johnson, Mercer Delta Consulting, Novations Consulting Group, Accenture and Covey Leadership Center. He is a graduate of Brigham Young University (Hawaii) and has a Masters of Arts from Columbia University.

Name	Age	Principal Occupation and Other Information
Denise L. Godreau	53	Denise L. Godreau was appointed our Chief Marketing Officer in January 2017. Prior to joining the company, from 2011 through 2015, Ms. Godreau served as Chief Marketing Officer for Baha Mar Resorts Ltd. From 2009 to 2011, she was with Brandman University, where she was Vice Chancellor, Marketing and Communications. She has also served in a variety of senior marketing roles for companies including Walt Disney World Company, Blockbuster Entertainment, Pizza Hut and Procter & Gamble. Ms. Godreau received a B.S. from the Wharton School of the University of Pennsylvania and an M.B.A. from Harvard Business School.

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2017.

Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

The shares represented by your proxy will be voted for the ratification of the selection of Deloitte  & Touche LLP unless you specify otherwise.

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of our financial statements for 2016 and 2015 and fees billed for other services rendered by Deloitte & Touche LLP and Deloitte Tax LLP for those periods:

	2016	2015
Audit fees(1)	$1,522,068	$1,604,900
Audit-related fees(2)	163,000	55,384
Tax fees(3)	—	65,200

Total:	$1,685,068	$1,725,484

(1)	Includes the aggregate fees in each of the last two fiscal years for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements, internal controls over financial reporting and the review of interim financial statements included in SEC filings.
(2)	Includes fees billed for assurance and related services performed by Deloitte & Touche LLP that are primarily related to review of draft filings and audits of the SeaWorld and Busch Gardens Conservation Fund and the benefit plan of the Company.
(3)	Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Deloitte Tax LLP for tax compliance, tax advice and tax planning.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Deloitte & Touche LLP’s independence and concluded that it was.

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by the independent registered public accounting firm prior to each engagement.

Each year, the Audit Committee approves an annual budget for such audit and permitted non-audit services and requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year. The Audit Committee has authorized Deloitte & Touche LLP’s commencement of work on such permitted services within that budget, although the Chair of the Audit Committee may pre-approve any such audit and permitted non-audit services that exceed the initial budget. During the year, circumstances may arise that make it necessary to engage the independent registered public accounting firm for additional services that would exceed the initial budget. The Audit Committee has delegated the authority to the Chair of the Audit Committee to review such circumstances and to grant approval when appropriate. All such approvals are then reported by the Audit Committee Chair to the full Audit Committee at its next meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

PROPOSAL NO. 3—NON-BINDING VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as disclosed on pages 37 to 70. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

The text of the resolution in respect of Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

In considering their vote, stockholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis on pages 37 to 70, as well as the discussion regarding the Compensation Committee on pages 13 to 14.

In particular, stockholders should note the following:

•	A significant portion of named executive officers’ total compensation is tied to the achievement of the Company’s financial goals and individual accomplishments that contribute to the Company’s success in the short- and long-term.

•	Long-term equity incentive grants, which constitute a key component of executive compensation, typically have a multi-year vesting period designed to motivate our named executive officers to make business decisions that, over the long-term, should increase the price of our stock.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4—APPROVAL OF THE SEAWORLD ENTERTAINMENT, INC.

2017 OMNIBUS INCENTIVE PLAN

2017 Omnibus Plan Overview

The SeaWorld Entertainment, Inc. 2017 Omnibus Incentive Plan (the “2017 Omnibus Incentive Plan”) was approved by the Company’s Board of Directors on April 12, 2017, subject to stockholder approval of the 2017 Omnibus Incentive Plan at the Annual Meeting. If approved, the 2017 Omnibus Incentive Plan will replace the SeaWorld Entertainment, Inc. 2013 Omnibus Incentive Plan (the “2013 Omnibus Incentive Plan”) with respect to prospective equity award grants. Under the 2017 Omnibus Incentive Plan, the maximum number of shares of Common Stock that may be issued pursuant to equity-based awards is 7,001,471, subject to increase and adjustments as set forth in the 2017 Omnibus Incentive Plan.

The 2017 Omnibus Incentive Plan is designed to meet the following objectives:

•	Attract, retain, motivate and reward key personnel;

•	Align the interests of our key personnel receiving equity awards under the Plan with those of our stockholders through a potential equity ownership stake in the Company;

•	Provide long-term, performance-based equity incentives to our senior leadership team through which vesting occurs only upon meeting pre-defined mid- and longer-term performance objectives;

•	Satisfy the requirement of disclosure and approval of the material terms of the permissible performance goals under which compensation may be paid for purposes of certain awards intended to qualify as “performance-based compensation” and deductibility by the Company for purposes of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”).

As of April 18, 2017, approximately 275 employees, including our executive officers, all of our directors and a small number of consultants that we may engage from time to time, would be eligible to participate in the programs approved under the 2017 Omnibus Incentive Plan. The closing price of SeaWorld Entertainment, Inc. common stock as reported on the New York Stock Exchange was $16.40 on April 18, 2017.

We are not seeking authorization for new or additional shares of our common stock available for issuance pursuant to grants made under the 2017 Omnibus Incentive Plan in excess of the number of shares of our common stock remaining available for issuance as of the date hereof pursuant to grants made under 2013 Omnibus Incentive Plan. As of April 18, 2017, 7,001,471 shares remained available for future grants under the 2013 Omnibus Incentive Plan, and pursuant to the 2017 Omnibus Incentive Plan no further awards will be made under the 2013 Omnibus Incentive Plan (although awards made under the 2013 Omnibus Incentive Plan prior to the date of stockholder approval will remain outstanding in accordance with their terms and those of the 2013 Omnibus Incentive Plan).

Approval by stockholders of the 2017 Omnibus Incentive Plan is intended to satisfy the requirement of disclosure and approval of the material terms of the permissible performance goals under which compensation may be paid for purposes of certain awards intended to qualify as “performance-based compensation” for purposes of Section 162(m). Section 162(m) imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s Chief Executive Officer or any of the company’s three most highly compensated executive officers (other than the Chief Financial Officer) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “performance-based compensation.” The Company is currently eligible to claim the benefit of a special exemption rule that applies to compensation paid (or compensation in respect of equity awards such as stock options or restricted stock granted) during a specified transition period following our initial public offering under which certain amounts paid under the Plan may be exempt from the deduction limitations of Section 162(m). In order to preserve the Company’s ability to grant fully tax-deductible performance-based awards, the Company is seeking stockholder approval of the material terms of the performance criteria under the Plan for purposes of compliance with Section 162(m).

Best Practices Integrated into the 2017 Omnibus Incentive Plan

We follow key executive compensation practices that promote good governance and serve the interests of our stockholders, as summarized below:

What We Do:

•	Limit the number of shares issued—We are not seeking authorization for new or additional shares of our common stock under the 2017 Omnibus Incentive Plan. The 2017 Omnibus Incentive Plan authorizes the issuance of no more than 7,001,471 shares of our common stock as currently available under the 2013 Omnibus Incentive Plan.

•	No evergreen feature—The 2017 Omnibus Incentive Plan requires stockholder approval of any additional new plan shares and does not permit annual “replenishment” of shares as there is no “evergreen” plan provision. No additional shares are being requested under this proposal.

•	Employ conservative share counting provisions—The 2017 Omnibus Incentive Plan does not allow shares to be added back to the maximum plan share limitation if the fair market value of shares of common stock is paid in cash settlement of awards at the option of the Company or if they were tendered or withheld upon the exercise of options or other awards for the payment of the exercise or purchase price or withholding taxes, not issued upon the settlement of a stock appreciation right that settles in shares of common stock (or could be settled in shares of common stock) or purchased on the open market with cash proceeds from the exercise of options.

•	Follow robust minimum vesting practices—The 2017 Omnibus Incentive Plan generally provides for a minimum vesting period of one year for all awards (subject to limited exceptions).

•	Link a significant portion of our senior leadership team equity awards to predefined, objective performance measures – In 2017, 50% of equity awards to our senior leadership were in the form of performance shares that vest only if predefined performance objectives are met over a three-year period.

•	Limit vesting in the event of a change in control for service-based awards—The 2017 Omnibus Incentive Plan limits the acceleration of awards following change in control to scenarios where the surviving entity does not substitute or assume awards. Under prospective award agreements, in the event of a change of control of the Company, accelerated vesting of certain awards may occur upon a “double-trigger,” where the employee is terminated under certain circumstances in connection with a change in control, or where awards are not assumed or substituted by the surviving entity.

•	Prudently define change in control—The 2017 Omnibus Incentive Plan includes prudent change in control triggers such as requiring a change in beneficial ownership of more than 50% of outstanding Company voting securities, consummation (rather than stockholder approval) of a significant merger or other transactions and certain changes in a majority of the Board of Directors within a specified time period, in order for a “change in control” to be deemed to have occurred.

•	Require fair market value options and limit option terms—The 2017 Omnibus Incentive Plan requires that incentive stock options, nonqualified stock options and stock appreciation rights have an exercise price at least equal to 100% of the fair market value of Company common stock on the grant date. Additionally, the term of an option or stock appreciation right generally cannot exceed 10 years.

•	Apply a clawback policy—Under the Company’s clawback policy, the “Committee” (as defined below) has discretion to recover incentive compensation paid or awarded based on financial results impacted by fraud, misconduct, mistake or administrative error.

•

Follow stock ownership guidelines, including an equity retention feature—Under our Second Amended & Restated Stock Ownership Guidelines, we require that our CEO and other executive officers hold six times and three times, respectively, of their annual base salary in shares of common and/or restricted stock. Non-employee directors must generally hold five times their annual cash retainer (exclusive of any cash retainer for committee service) in shares of common and/or restricted stock. Generally, our executive officers and non-employee directors must retain 50% of the shares of our common stock that remain after the net settlement of an equity award for withholding taxes and/or payment of an exercise price.

•	Have an independent committee administer our 2017 Omnibus Incentive Plan—The 2017 Omnibus Incentive Plan is administered by the Committee. All members of the Committee are intended to qualify as “independent” under NYSE listing standards, and certain members of the Committee are intended to qualify as “non-employee directors” under Rule 16b-3 adopted under the Exchange Act and “outside directors” under Code Section 162(m) to the extent required.

•	Efficiently use equity—We are committed to the efficient use of equity awards and are mindful of ensuring that our equity compensation program does not overly dilute our existing stockholders.

What We Do Not Do:

•	Reprice or buyout underwater stock options—The 2017 Omnibus Incentive Plan does not permit the repricing or substitution of underwater stock options or stock appreciation rights except with stockholder approval. The 2017 Omnibus Incentive Plan also does not permit the grant of underwater stock options or stock appreciation rights, except for certain assumed or substituted options or stock appreciation rights in connection with corporate transactions where adjustments are made in accordance with applicable tax provisions.

•	Provide for “reload awards”—The 2017 Omnibus Incentive Plan does not provide for “reload” awards (the automatic substitution of a new award of like kind upon the exercise of a previously granted award).

•	Pay dividends or dividend equivalents on unvested awards—As proposed to be amended, the 2017 Omnibus Incentive Plan prohibits the payment of dividends or dividend equivalents, unless and until the shares underlying the award have vested.

Administration. The 2017 Omnibus Incentive Plan is administered by the Compensation Committee of our Board of Directors or any properly delegated subcommittee thereof, or if no such committee or subcommittee thereof exists, the Board of Directors, or at the election of the Board, the Board (as applicable, the “Committee”). The Committee has the sole and plenary authority to establish the terms and conditions of any award consistent with the provisions of the 2017 Omnibus Incentive Plan. The Committee is authorized to accelerate the vesting of any awards in the event of a termination; interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the 2017 Omnibus Incentive Plan and any instrument or agreement relating to, or any award granted under, the 2017 Omnibus Incentive Plan; establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee deems appropriate for the proper administration of the 2017 Omnibus Incentive Plan; adopt sub-plans; and to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2017 Omnibus Incentive Plan. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of the 2017 Omnibus Incentive Plan. Any such allocation or delegation may be revoked by the Committee at any time. Unless otherwise expressly provided in the 2017 Omnibus Incentive Plan, all designations, determinations, interpretations, and other decisions under or with respect to the 2017 Omnibus Incentive Plan or any award or any documents evidencing awards granted pursuant to the 2017 Omnibus Incentive Plan are within the sole discretion of the Committee, may be made at any time and are final, conclusive and binding upon all persons or entities, including, without limitation, us, any holder or beneficiary of any award, and any of our stockholders.

Shares Subject to the 2017 Omnibus Incentive Plan. The 2017 Omnibus Incentive Plan provides that the total number of shares of common stock that may be issued under the 2017 Omnibus Incentive Plan is 7,001,471 plus the number of shares of common stock underlying any award granted under the 2013 Omnibus Incentive Plan that expires, terminates or is canceled or forfeited for any reason whatsoever under the terms of the 2013 Omnibus Incentive Plan. Of this amount, the maximum number of shares for which incentive stock options may be granted is 7,001,471; the maximum number of shares for which options or stock appreciation rights may be granted to any individual participant during any single fiscal year is 1,500,000; the maximum number of shares for which “performance compensation awards” (as described below) denominated in shares may be granted to any individual participant in respect of a single fiscal year is 600,000 (or if any such awards are settled in cash, the maximum amount may not exceed the fair market value of such shares on the last day of the performance period to which such award relates); the maximum number of shares of common stock granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, shall not exceed $1,000,000 in total value; and the maximum amount that may be paid to any individual for a single fiscal year under a performance compensation award denominated in cash is $5,000,000. Except for substitute awards (as described below), in the event any award expires or is canceled, forfeited, or terminated, without issuance to the participant, the unissued shares may be granted again under the 2017 Omnibus Incentive Plan. Shares shall be deemed to have been issued in settlement of awards if the award is paid in cash, unless the shares are issued in settlement of a stock appreciation right or a restricted stock unit that only provides for cash settlement or in respect of any cash-based incentive award. In no event will shares (i) tendered or withheld for the payment of the exercise price or withholding taxes, (ii) not issued upon the settlement of a stock appreciation right that settles (or could settle) in shares of common stock or (iii) shares purchased on the open market with cash proceeds from the exercise of options again become available for other awards under the 2017 Omnibus Incentive Plan. Awards may, in the sole discretion of the Committee, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by us or with which we combine (referred to as “substitute awards”), and such substitute awards shall not be counted against the total number of shares that may be issued under the 2017 Omnibus Incentive Plan and shall not be subject to the “minimum vesting condition,” except that substitute awards intended to qualify as “incentive stock options” shall count against the limit on incentive stock options described above. The “minimum vesting condition” which requires a minimum vesting period of at least one year from the date of grant for awards settled in shares of common stock, other than with respect to performance compensation awards granted in connection with an annual incentive bonus with underlying shares granted in lieu of cash and with a performance period of at least 12 months, provided that awards of up to 5% of the total number of shares of common stock that may be issued under the 2017 Omnibus Incentive Plan in the aggregate are not subject to such minimum vesting condition. No award may be granted under the 2017 Omnibus Incentive Plan after the tenth anniversary of the effective date (as defined therein), but awards theretofore granted may extend beyond that date.

Options. The Committee may grant non-qualified stock options and incentive stock options, under the 2017 Omnibus Incentive Plan, with terms and conditions determined by the Committee that are not inconsistent with the 2017 Omnibus Incentive Plan, and for the avoidance of doubt, subject to the minimum vesting condition; provided that all stock options granted under the 2017 Omnibus Incentive Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our common stock underlying such stock options on the date an option is granted (other than in the case of options that are substitute awards), and all stock options that are intended to qualify as incentive stock options must be granted pursuant to an award agreement expressly stating that the option is intended to qualify as an incentive stock option, and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Code. The maximum term for stock options granted under the 2017 Omnibus Incentive Plan will be ten years from the initial date of grant, or with respect to any stock options intended to qualify as incentive stock options, such shorter period as prescribed by Section 422 of the Code. However, if a non-qualified stock option would expire at a time when trading of shares of common stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the term will automatically be extended to the 30th day following the end of such period. The purchase price for the shares as to which a stock option is exercised may be paid to us, to the extent permitted by law (i) in cash or its equivalent at the time the stock option is exercised, (ii) in shares having a fair market value equal to the aggregate exercise price for the shares being purchased and satisfying any requirements that may be imposed by the Committee, or (iii) by such other method as the Committee may permit in its sole discretion, including without limitation (A) in other property having a fair market value on the date of exercise equal to the purchase price; (B) if there is a public market for the shares at such time, through the delivery of irrevocable instructions to a broker to sell the shares being acquired upon the exercise of the stock option and to deliver to us the amount of the proceeds of such sale equal to the aggregate exercise price for the shares being purchased; or (C) through a “net exercise” procedure effected by withholding the minimum number of shares needed to pay the exercise price. Any fractional shares of common stock will be settled in cash.

Stock Appreciation Rights. The Committee may grant stock appreciation rights, with terms and conditions determined by the Committee that are not inconsistent with the 2017 Omnibus Incentive Plan, and for the avoidance of doubt, subject to the minimum vesting condition. Generally, each stock appreciation right will entitle the participant upon exercise to an amount (in cash, shares or a combination of cash and shares, as determined by the Committee) equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of common stock, over (B) the strike price per share, times (ii) the number of shares of common stock covered by the stock appreciation right. The strike price per share of a stock appreciation right will be determined by the Committee at the time of grant but in no event may such amount be less than the fair market value of a share of common stock on the date the stock appreciation right is granted (other than in the case of stock appreciation rights granted in substitution of previously granted awards).

Restricted Shares and Restricted Stock Units. The Committee may grant restricted shares of our common stock or restricted stock units, representing the right to receive, upon the expiration of the applicable restricted period, and for the avoidance of doubt, subject to the minimum vesting condition, one share of common stock for each restricted stock unit, or, in its sole discretion of the Committee, the cash value thereof (or any combination thereof). As to restricted shares of our common stock, subject to the other provisions of the 2017 Omnibus Incentive Plan, the holder will generally have the rights and privileges of a stockholder as to such restricted shares of common stock, including without limitation the right to vote such restricted shares of common stock (except, that no dividends will be payable on any restricted shares of common stock on which the applicable restrictions have not lapsed, and any such dividends will be held by the Company and delivered without interest to the holder of such shares when the restrictions on such shares lapse). A holder will have no rights or privileges as a stockholder as to restricted stock units. To the extent provided in the applicable award agreement or otherwise, the holder of outstanding restricted stock units will be entitled to be credited with dividend equivalent payments (upon the payment by us of dividends on shares of common stock) either in cash or, at the sole discretion of the Committee, in shares of common stock or restricted stock units having a value equal to the amount of such dividends, which will be payable (without interest) at the same time as the underlying restricted stock units are settled following the date on which the restricted period lapses with respect to such restricted stock units, and in no event will such dividend equivalents be payable on any prior date.

Other Equity-Based Awards. Subject to the minimum vesting condition, the Committee may grant other equity-based awards, under the 2017 Omnibus Incentive Plan, including performance-based awards.

Cash-Based Incentive Awards. The Committee may grant cash-based incentive awards under the 2017 Omnibus Incentive Plan to “covered employees” within the meaning of Section 162(m), all of which shall be designated as “performance compensation awards” (as described below).

Performance Compensation Awards. The Committee may also designate any award as a “performance compensation award” intended to qualify as “performance-based compensation” under Section 162(m), which may be settled in cash, shares of common stock, restricted stock, or restricted stock units. The Committee has sole discretion to select the length of any applicable performance periods, the types of performance compensation awards to be issued, the applicable performance criteria and performance goals, and the kinds and/or levels of performance goals that are to apply. The performance criteria that will be used to establish the performance goals may be based on the attainment of specific levels of performance of the Company (and/or one or more affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and are limited to the following, which may be determined in accordance with GAAP or on a non-GAAP basis: (i) net earnings or net income (before or after taxes) or consolidated net income; (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) actual or adjusted earnings before or after interest, taxes, depreciation and/or amortization (including EBIT and EBITDA); (ix) EBITDA margins; (x) gross or net operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total stockholder return); (xiii) expense targets or cost reduction goals, general and administrative expense savings; (xiv) operating efficiency; (xv) objective measures of customer/client satisfaction; (xvi) working capital targets; (xvii) measures of economic value added or other “value creation” metrics; (xviii) inventory control; (xix) enterprise value; (xx) sales; (xxi) stockholder return; (xxii) customer/client retention; (xxiii) competitive market metrics; (xxiv) employee retention; (xxv) timely completion of new product rollouts; (xxvi) timely launch of new facilities; (xxvii) measurements related to a new purchasing “co-op”; (xxviii) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, disposition, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxix) system-wide revenues; (xxx) royalty income; (xxxi) comparisons of continuing operations to other operations; (xxxii) market share; (xxxiii) cost of capital, debt leverage year-end cash position or book value; (xxxiv) strategic objectives, development of new product lines and related revenue, sales and margin targets, franchisee growth and retention, menu design and growth, co-branding or international operations; (xxxv) improvement in employee engagement as measured by an annual or quarterly survey; or (xxxvi) any combination of the foregoing. Any one or more of the performance criteria may be stated as a percentage of another performance criteria, or used on an absolute or relative basis to measure our performance as a whole or any of our divisions or operational and/or business units, product lines, brands, business segments, administrative departments or any combination thereof, as the Committee may deem appropriate, or any of the above performance criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. Unless otherwise determined by the Committee at the time a performance compensation award is granted, the Committee shall, during the first 90 days of a performance period (or, within any other maximum period allowed under Section 162(m)), or at any time thereafter to the extent the exercise of such authority at such time would not cause the performance compensation awards granted to any participant for such performance period to fail to qualify as “performance-based compensation” under Section 162(m), specify adjustments or modifications to be made to the calculation of a performance goal for such performance period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigations, claims, judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) acquisitions or divestitures; (vi) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (vii) foreign exchange gains and losses or fluctuation in currency exchange rates; (viii) discontinued operations and nonrecurring charges; (ix) a change in our fiscal year; (x) accruals for payments to be made in respect of the 2017 Omnibus Incentive Plan or other specific compensation arrangements; and (xi) any other change in capital structure or similar event described in the applicable section of the 2017 Omnibus Incentive Plan.

Following the completion of a performance period, the Committee will review and certify in writing whether, and to what extent, the performance goals for the performance period have been achieved and, if so, calculate and certify in writing that amount of the performance compensation awards earned for the period based upon the performance formula. In determining the actual amount of an individual participant’s performance compensation award for a performance period, if such performance compensation award is a cash-based incentive award the Committee has the discretion to reduce or eliminate the amount of the performance compensation award consistent with Section 162(m). Unless otherwise provided in the applicable award agreement or otherwise determined by the Committee, the Committee does not have the discretion to (A) grant or provide payment in respect of performance compensation awards for a performance period if the performance goals for such performance period have not been attained; or (B) increase a performance compensation award above the applicable limitations set forth in the 2017 Omnibus Incentive Plan.

Effect of Certain Events on 2017 Omnibus Incentive Plan and Awards. In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of our shares of common stock or other securities, issuance of warrants or other rights to acquire our shares of common stock or other securities, or other similar corporate transaction or event that affects the shares of common stock (including a change in control), or (ii) unusual or nonrecurring events affecting us including changes in applicable rules, rulings, regulations or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, participants, the Committee shall in respect of any such adjustment event, make such proportionate substitution or adjustment, if any as it deems equitable, including, without limitation, to any or all of: (A) the share limits applicable under the 2017 Omnibus Incentive Plan with respect to the number of awards which may be granted hereunder, (B) the number of our shares of common stock or other securities which may be issued in respect of awards or with respect to which awards may be granted under the 2017 Omnibus Incentive Plan or any sub-plan and (C) the terms of any outstanding award, including, without limitation, (I) the number of shares of common stock subject to outstanding awards or to which outstanding awards relate, (II) the exercise price or strike price with respect to any award or (III) any applicable performance measures. In connection with any change of control, except as otherwise provided in an award agreement, the Committee may, in its sole discretion provide for (i) a substitution or assumption of awards, or to the extent the surviving entity (or affiliate thereof) of such change in control does not substitute or assume the awards, accelerating the exercisability of, or lapse of restrictions on, as applicable, any awards; provided that with respect to any performance-vested awards (including performance compensation awards), any such acceleration, exercisability, or lapse of restrictions must be based on actual performance through the date of such change in control; and (ii) cancelation of any one or more outstanding awards and causing to be paid to the holders of such vested awards that are vested as of such cancellation (including, without limitation, any awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event pursuant to the limitations above) the value of such awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of common stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the shares of common stock subject to the option or stock appreciation right over the aggregate exercise price thereof. For the avoidance of doubt, the Committee may cancel any stock option or stock appreciation right for no consideration if the fair market value of the shares subject to such option or stock appreciation right is less than or equal to the aggregate exercise price or strike price of such stock option or stock appreciation right.

Nontransferability of Awards. An award will not be transferable or assignable by a participant (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any affiliate. However, the Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transfer to a participant’s family members, any trust established solely for the benefit of participant or such participant’s family members, any partnership or limited liability company of which participant, or participant and participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.

Amendment and Termination. The Board of Directors may amend, alter, suspend, discontinue, or terminate the 2017 Omnibus Incentive Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuance or termination may be made without stockholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to the 2017 Omnibus Incentive Plan or for changes in GAAP to new accounting standards, (ii) it would materially increase the number of securities which may be issued under the 2017 Omnibus Incentive Plan (except for adjustments in connection with certain corporate events), or (iii) it would materially modify the requirements for participation in the 2017 Omnibus Incentive Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award shall not to that extent be effective without such individual’s consent. The Committee may also, to the extent consistent with the terms and applicable limitations of the 2017 Omnibus Incentive Plan and any applicable award agreement, and so long as such change does not alter the minimum vesting condition, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively, subject to the consent of the affected Participant if any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination would materially and adversely affect the rights of any Participant with respect to such award; provided, further, notwithstanding anything in the 2017 Omnibus Incentive Plan to the contrary that without stockholder approval, except as otherwise permitted in the 2017 Omnibus Incentive Plan, (i) no amendment or modification may reduce the exercise price of any option or the strike price of any stock appreciation right, (ii) the Committee may not cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right (with a lower exercise price or strike price, as the case may be) or other award or cash payment that is greater than the intrinsic value (if any) of the cancelled option or stock appreciation right and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted.

Dividends and Dividend Equivalents. The Committee may, in its sole discretion provide part of an award with dividends, dividend equivalents, or similar payments (in each case, without interest) in respect of awards on such terms and conditions as may be determined by the Committee in its sole discretion; provided, that no dividend equivalents or other similar payments shall be payable in respect of outstanding (i) options or stock appreciation rights or (ii) unvested awards (although dividend equivalents or other similar payments may be accumulated in respect of such unvested awards and paid within 15 days after such awards are earned and become earned, payable or distributable).

Clawback/Repayment. All awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board of Directors or the Committee and (ii) applicable law. Further, to the extent the participant receives any amount in excess of what the participant should have received under the terms of the award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the participant shall be required to repay any such excess amount to us.

Detrimental Activity. In the event a participant engages in “detrimental activity” the Committee may in its sole discretion cancel any of the participant’s outstanding awards or provide for forfeiture and repayment to us on any gain realized on the vesting or exercise of awards held by the participant.

Right of Offset. The Company may offset amounts due by a participant (as well as any amounts the Committee deems appropriate pursuant to any tax equalization policy or agreement) against its obligation to deliver shares of common stock (or other property or cash) under the 2017 Omnibus Incentive Plan, subject to compliance with Section 409A of the Code, so as not to subject the participant to adverse tax consequences.

Future Awards

Since the determination of whether awards will be made and, if awards are made, the selection of plan participants and the key terms of awards, including performance targets, performance periods and performance measures are established each year in the discretion the Compensation Committee of the Board of Directors it cannot be determined at this time what amounts, if any, will be paid in the future.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE SEAWORLD ENTERTAINMENT, INC. 2017 OMNIBUS INCENTIVE PLAN.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “The Board of Directors and Certain Governance Matters—Committee Membership—Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committees.” In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Deborah M. Thomas, Chair

Ronald Bension

Thomas E. Moloney

Donald C. Robinson

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our Equity Compensation Plans as of December 31, 2016:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders	3,441,900	$18.67	8,642,630
Equity compensation plan not approved by security holders	—	$—	—
Total	3,441,900	$18.67	8,642,630

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement relating to our 2017 Annual Meeting of Stockholders.

Submitted by the Compensation Committee of the Board of Directors:

David F. D’Alessandro, Chair

William Gray

Ellen O. Tauscher

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis is designed to provide our stockholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process and the 2016 compensation of our named executive officers (NEOs). In addition, the following report includes a summary of important changes in our 2017 compensation program which are designed to strengthen the performance orientation of our rewards and to better support stockholder interests. For 2016, our named executive officers were:

Joel K. Manby	Director, President & Chief Executive Officer
Peter J. Crage	Chief Financial Officer
Jack Roddy	Chief Human Resources & Culture Officer
George Anthony (Tony) Taylor	Chief Legal Officer, General Counsel and Corporate Secretary
Anthony Esparza	Chief Creative Officer

Executive Summary

2016 Business Highlights

Adjusted EBITDA	Our 2016 Adjusted EBITDA of $332.0 million was below our target for the year but exceeded our November 2016 guidance. Adjusted EBITDA is defined as net income (loss) before income tax expense, interest expense, depreciation and amortization, as further adjusted to exclude certain non-cash, and other items permitted in calculating covenant compliance under the credit agreement, dated as of December 1, 2009, as the same may be amended, restated, supplemented or modified from time to time governing the Company’s senior secured credit facilities (the “Senior Secured Credit Facilities”). Adjusted EBITDA as defined in the Senior Secured Credit Facilities is consistent with our reported Adjusted EBITDA. For a reconciliation of Adjusted EBITDA to Net Loss, the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), see “—Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Our Indebtedness—Adjusted EBITDA” in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

Total Revenues	We generated total revenues for fiscal year 2016 of $1.34 billion.

Total Attendance	Total attendance declined by 2.1% in 2016 driven in part by weakness at our Florida park locations, and to a lesser extent, a decline in attendance at our Northeast park locations. This was offset by an increase in attendance at our Texas park locations.

2016 Strategic Initiatives

•	We made progress on our five point strategic plan by:

•	Taking action to address our challenges by announcing the end of Orca breeding programs and transitioning our Orca shows into greater educational focus;

•	Repositioning our brand to experiences that matter;

•	Introducing compelling new rides and attractions at our parks that are fun and meaningful;

•	Improving pricing and season pass sales to drive organic and strategic revenue growth; and

•	Enhancing financial discipline by initiating the first phase of our cost optimization program with targeted cost reductions of approximately $65.0 million, with a targeted $40.0 million in net savings by the end of 2018.

•	We optimized our capital expenditures deployment to deliver more attractions efficiently with less capital expenditures.

•	We continued to strengthen our leadership team.

NEO Compensation Actions for 2016

•	No merit salary increases in 2016 or 2017 in line with our cost optimization program.

•	No annual bonuses earned for 2016 performance, in line with our pay-for-performance philosophy.

•	No performance share awards earned for 2016 performance under 2015—2017 and 2016—2018 performance cycles, in line with our pay-for-performance philosophy.

Our Total Compensation Program Checklist

Our Compensation Programs Include:

+    Performance-based variable compensation. Over 70% of NEO compensation based on performance and/

      or stock price.

+    Emphasis on equity compensation to align our interests with those of our stockholders (approximately

      73% of CEO pay and 57% of other NEO pay is stock-based).

+    Reasonable termination and change in control provisions including double trigger equity vesting and no tax gross-ups for Section 280G excise tax.

+    Share ownership guidelines that require owning a significant amount of company stock.

+    No dividends paid on unearned performance shares.

+    No repricing of underwater stock options.

+    Programs that do not encourage excessive risk.

+    Prohibition on hedging and limitations on pledging company stock.

+    Limited use of perquisites.

+    Limited use of employment agreements.

Say-On-Pay

At our annual meeting of stockholders in June 2016, we held our annual vote on an advisory resolution to approve the compensation of our named executive officers (“say-on-pay”). The compensation of our named executive officers reported in our 2016 proxy statement was approved by 81.6% of the votes cast. The Compensation Committee believes this affirms our stockholders’ support of our approach to executive compensation. However, we and the Compensation Committee are committed to continuous improvement of our programs as shown by the improvements we are implementing for 2017. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for our named executive officers.

Key Changes to Our 2017 Executive Compensation Program

We have made a number of changes to our compensation program for 2017 that contain stockholder-friendly features:

•	Increased emphasis on longer term performance-based compensation by (a) shifting weighting of performance-vesting restricted stock from 33% under the 2015 and 2016 Long-Term Incentive Plans to 50% under the 2017 Long-Term Incentive Plan and (b) expanding to longer three-year performance measures under the 2017 Long-Term Incentive Plan in lieu of annual performance measures over a three-year period under the 2015 and 2016 Long-Term Incentive Plans;

•	Broader and more balanced scorecard of performance metrics than under the prior incentive plans, including Return on Invested Capital which is an indicator of the Company’s growth and profitability, thereby aligning the interests of senior management with the long-term interests of the Company’s stockholders. In addition, revenue growth and EBITDA margin have also been added as measures to provide a more balanced scorecard of performance;

•	Reducing the Company’s equity issuance run rate in the future by eliminating non-qualified stock option grants from the long-term incentive plan, which helps to reduce dilution to the Company’s stockholders;

•	Strengthening retention of senior management by granting 2017 time-vesting restricted stock (including an early grant of the 2018 time-vesting award) with a significantly longer vesting period; and

•	Minimal impact on the Company’s compensation costs at target performance as compared to the prior incentive plans with modest cost reduction driven by reduced annual bonus targets including all NEOs.

These changes are discussed in more detail on pages 47 to 49.

Our Total Rewards Philosophy

Key Rewards Principles:

We believe we must provide total rewards that will attract, retain and motivate an outstanding executive team to achieve our challenging business goals and create value for our stockholders. To accomplish this, our compensation program is designed to support the following key reward principles:

Performance-Driven Pay	Our total compensation program is designed to encourage high performance, recognize future potential for growth and motivate the achievement of challenging performance objectives. We design our program to strike an appropriate balance between short-term and longer-term performance.

Competitive Compensation Opportunities	We strive to ensure the total value of our compensation package is fully competitive within our industry consistent with our performance. Variable compensation elements including annual bonus and equity awards are intended to deliver our competitive target when we achieve our goals. Value delivered above or below this targeted amount is entirely dependent on our performance.

Reasonable Cost Consistent With Our Performance	Our goal is to establish plans which are affordable and consistent with our performance versus our annual business goals and fundamentally aligned with our longer-term business strategy.

Elements of 2016 Compensation

Our compensation program is made up of the following three direct compensation elements:

Compensation Element	Purpose
Base Salary

•    Fixed cash compensation that is reviewed annually and adjusted as appropriate based on individual performance and company affordability.

•    Attracts and retains executives by offering fixed compensation that is competitive with market opportunities and that recognizes each executive’s position, role, responsibility and experience.

Annual Incentives

•    Variable compensation paid in a combination of cash and performance-vesting restricted stock based on performance versus pre-established annual goals.

•    Designed to motivate and reward the achievement of our annual performance, which for 2016 was based on Adjusted EBITDA.

Long-Term Equity Incentives

•  Variable compensation payable in the form of non-qualified stock options, time-vesting restricted stock and performance-vesting restricted stock granted in 2016.

•  Intended to align executives’ interests with the interests of our stockholders through equity-based compensation with performance-based and time-based vesting features.

•  Promote the long-term retention of our executives and key management personnel.

•  For 2016, we granted our named executive officers an equal mix of performance-vesting restricted stock based on our Adjusted EBITDA performance, non-qualified stock options to focus management on creating stockholder value and time-vesting restricted stock to promote retention.

Our 2016 Mix of Target Compensation

Our compensation is structured to ensure that a significant portion of the total compensation opportunity for our named executive officers is directly related to our performance and other factors that directly and indirectly influence stockholder value. For 2016, our fixed compensation versus targeted variable compensation was structured as follows for our CEO and other named executive officers:

We also believe our executive compensation should be structured to appropriately balance cash compensation with equity-based compensation. For 2016, our target annual cash versus long-term equity-based compensation was structured as follows for our CEO and other named executive officers:

For 2016, the following was the targeted mix of compensation for base salary, annual incentives and long-term equity incentives:

Compensation Determination Process

Role of the Compensation Committee, Management and Consultant

The Compensation Committee of our Board of Directors is responsible for making all executive compensation decisions. The Compensation Committee is responsible for determining the compensation of our Chief Executive Officer and reviews and recommends compensation of other executive officers for our Board of Directors to approve. At the beginning of each performance cycle, the Compensation Committee approves financial goals designed to align executive pay with company performance and stockholder interests, provide competitive pay opportunities dependent on company performance, retain talent, create optimal stockholder value and mitigate material risk. The Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities.

In 2016, the Compensation Committee engaged the services of W.T. Haigh & Company, Inc. (“Haigh”) as its independent compensation consultant. Haigh provides advisory services only with respect to executive and non-employee director compensation, and works with management only with the approval and under the direction of the Compensation Committee. Haigh reviewed the compensation components of our 2016 program for our named executive officers and advised the Compensation Committee regarding the components and levels of the executive compensation program, including our incentive and equity-based compensation plans. The Compensation Committee has reviewed our company’s relationships with Haigh and has determined there are no conflicts of interest.

Our Chief Executive Officer and our Chief Human Resources & Culture Officer work closely with the Compensation Committee and Haigh in managing our executive compensation program and they attend meetings of the Compensation Committee. Because of his daily involvement with the executive team, our Chief Executive Officer makes recommendations to the Compensation Committee regarding compensation for the executive officers other than himself. Neither our Chief Executive Officer nor our Chief Human Resources & Culture Officer participates in discussions with the Compensation Committee regarding his own compensation.

Peer Companies

The Compensation Committee directed Haigh to compare our executive compensation with competitive market compensation data for a peer group consisting of companies engaged in the same or similar industries as our Company. Due to the limited number of “pure leisure facilities” public companies, our Compensation Committee determined that it was appropriate to also include other companies in the compensation peer group that are in the entertainment, restaurant and hospitality industries and compete with us for executive talent.

The Compensation Committee uses peer company data provided by Haigh to guide its review of the total compensation of our executive officers and generally reviews the compensation data of our peer companies and industry to understand market competitive compensation. The Compensation Committee focuses on ensuring that the elements of our executive compensation program are consistent and competitive with peer and industry trends.

For purposes of the 2016 compensation decisions and the development of changes to our 2017 compensation program, the Compensation Committee approved a peer group based on analysis and recommendations by Haigh. This peer group is comprised of the following 16 companies:

Bob Evans Farms Inc.	MSG Networks
Buffalo Wild Wings	Merlin Entertainments
Cedar Fair	Panera Bread
Cheesecake Factory	Regal Entertainment Group
Cinemark Holdings	Six Flags Entertainment
Cracker Barrel	Speedway Motorsports
International Speedway Corp	Texas Roadhouse
Marriott Vacations	Vail Resorts

2016 Compensation Design and Decisions

Base Salaries

Our philosophy is to pay base salaries that reflect each executive’s performance, experience and scope of responsibilities and provide levels of pay competitive with our industry practices for similar roles. Base salaries are reviewed annually with the opportunity for merit increase based on individual performance and position in salary range.

As part of our cost control initiatives, there were no salary increases for our named executive officers in 2016:

Name	2016 Base Salary	Increase	2015 Base Salary
Joel K. Manby	$1,000,000	0%	$1,000,000
Peter J. Crage	$450,000	0%	$450,000
Jack Roddy(1)	$420,000	—	—
G. Anthony (Tony) Taylor	$362,000	0%	$362,000
Anthony Esparza	$325,000	0%	$325,000

(1)	Mr. Roddy joined the Company on June 20, 2016.

2016 Annual Cash & Stock Incentive Awards

Annual incentive awards are a key component of our total compensation program. These incentives are available to all of our salaried exempt employees including our named executive officers under our 2016 Bonus Plan.

In March 2016, the Compensation Committee established target annual bonus opportunities for our named executive officers, payable 50% in cash and 50% in performance-vesting restricted stock, described in further detail below. The target annual bonus opportunity for each of Messrs. Manby, Crage, Esparza and Roddy was set forth in their respective employment agreements. Mr. Taylor’s annual bonus opportunity remained unchanged from 2015:

Name	2016 Base Salary	2016 Bonus Percentage of Salary	2016 Bonus Potential Target
Joel K. Manby	$1,000,000	150%	$1,500,000
Peter J. Crage	$450,000	100%	$450,000
Jack Roddy(1)	$420,000	100%	$420,000
G. Anthony (Tony) Taylor	$362,000	100%	$362,000
Anthony Esparza	$325,000	100%	$325,000

(1)	Mr. Roddy’s 2016 target bonus shown for illustrative purposes. He becomes eligible to participate in the annual bonus plan beginning in 2017.

The 2016 Bonus Plan had two components:

1.	Cash Component: 50% of total award is payable in cash. Performance is based 90% on Adjusted EBITDA (as defined above) and 10% on a discretionary portion (45% and 5% of total opportunity respectively). The discretionary portion was based on the assessment of each named executive officer’s individual performance relative to some or all of the following criteria: value created by the named executive officer’s leadership of a functional area or multiple areas, success of a strategic business initiative led by the named executive officer, and employee feedback and satisfaction based on detailed annual evaluations.

2.	Stock Component: 50% of total award is payable in Company performance-vesting restricted stock. Performance is based 100% on Adjusted EBITDA (as defined above) (50% of total opportunity).

The Adjusted EBITDA target was determined by our Board of Directors early in the year, after taking into consideration management’s recommendations and our budget for the year and is set forth below:

Stock Portion: No award for performance below target. Award is capped at 100% of target for stock portion of 2016 Bonus Plan.	Cash Portion: Awards may range from 0% to 150% of target for cash portion of 2016 Bonus Plan. For performance between threshold and target and target and maximum levels, payments are determined based on linear interpolation.

For fiscal 2016, our actual Adjusted EBITDA was $332 million which was below the performance threshold for the stock and cash portions of the plan and, therefore, no amounts were earned under the 2016 Bonus Plan. Accordingly, our NEOs received no cash payment in respect of the 2016 Bonus Plan and the shares of restricted stock granted pursuant to the 2016 Bonus Plan were forfeited. No discretionary bonus was paid to any of our named executive officers for 2016.

Special Cash Bonus Awards

In 2016, we paid Mr. Esparza a one-time supplemental cash bonus in an amount equal to $275,000 as provided for in Mr. Esparza’s employment agreement. Mr. Roddy’s employment agreements provided for a sign-on bonus of $200,000, of which 50% was paid in 2016 following his commencement date and the remaining 50% will be payable on his one-year anniversary of employment subject to continued employment.

2016 Long-Term Incentive Awards

The long-term incentive award program is designed to mirror Company performance, align the executives’ interest with our stockholders and retain executives through vesting of awards over multiple years. Long-term

Stock Portion Thresh Target Max Adj. EBITDA Target ($M) n/a$375.0 n/a Performance % of Target n/a100% n/a Payment as % of Target n/a100%n/a Cash Portion Thresh Target Max Adj. EBITDA Target ($M)$360.0$375.0$393.8 Performance % of Target96%100%105% Payment as % of Target60%100%150%

incentive compensation is awarded under the Company’s 2013 Omnibus Incentive Plan (the “Plan”) and provides an opportunity for executive officers, including our named executive officers, and other key employees to increase their ownership interest in the Company through grants of equity-based awards. Under the Plan, equity-based awards may be awarded in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and other stock based awards.

Each participant in the 2016 Long-Term Incentive Plan has a long-term incentive target stated as a percentage of salary. The target long-term incentive opportunity for each of Messrs. Manby, Crage, Esparza and Roddy was set forth in their respective employment agreements. Mr. Taylor’s target long-term incentive opportunity remained unchanged from 2015:

Name	2016 Base Salary	2016 LTIP Percentage of Salary	2016 LTIP Potential Target
Joel K. Manby	$1,000,000	400%	$4,000,000
Peter J. Crage	$450,000	200%	$900,000
Jack Roddy(1)	$420,000	—	—
G. Anthony (Tony) Taylor	$362,000	200%	$724,000
Anthony Esparza	$325,000	100%	$325,000

(1)	For fiscal year 2016, in accordance with his employment agreement, Mr. Roddy received a grant under our 2016 Long-Term Incentive plan equal to $300,000. The form and terms of this award are described in more detail below. In addition to the award under the 2016 Long-Term Incentive Plan, Mr. Roddy received a sign-on restricted stock grant of $1,800,000 which vests annually over four years from the date of grant.

Performance shares vest at the end of the three-year performance period based on level of performance versus goals, subject to continued employment. Shares earned range from 0% to 200% of target award.	Stock options vest 25% annually over four years and have a ten-year term, subject to continued employment. The exercise price is equal to the stock price on the date of grant.

Restricted stock vests 25% annually over four years, subject to continued employment.

The 2016 Long-Term Incentive Plan grants consisted of an equal mix of non-qualified stock options, time-vesting restricted stock and performance-vesting restricted stock assuming performance at 100% of target as illustrated below:

The performance-vesting restricted stock vests at the end of the 2016-2018 performance period based upon our performance versus Adjusted EBITDA (as defined above) for each of the three fiscal years in the performance period. Approximately one third of the total target number of performance-vesting restricted stock granted to a named executive officer (one “Tranche”) is eligible to be earned based on our performance for each fiscal year of the performance period. If threshold performance is not met in a fiscal year, no shares will be earned for that Tranche even if performance targets for subsequent Tranches are met and all unearned shares will be forfeited at the end of the three-year performance period. Separate Adjusted EBITDA targets are set for each fiscal year of the performance period during the first 90 days of each fiscal year. For actual performance between the threshold, target and maximum levels, the number of shares earned will be adjusted on a linear basis.

The Board of Directors sets Adjusted EBITDA targets for each performance period that are designed to provide a reasonably achievable, but challenging, set of goals for our NEOS and other long-term incentive plan participants. The following Adjusted EBITDA target was set for the Fiscal 2016 Tranche of the 2015-2017 and 2016-2018 performance periods:

	Threshold	Target	Maximum
Adjusted EBITDA Target (in millions)	$337.5	$375.0	$412.5
Performance Percentage of Target	90%	100%	110%
Payment as Percentage of Target	50%	100%	200%

For fiscal 2016, our actual Adjusted EBITDA was $332 million which was below the performance threshold set at 90% of target and no shares were earned for the Fiscal 2016 Tranche for either the 2015-2017 performance period or the 2016-2018 performance period.

Each non-qualified stock option, time-vesting restricted stock and performance-vesting restricted stock award is subject to restrictive covenants related to non-competition during employment and for a period of one year following any termination of employment and non-solicitation during employment and for a period of two years following any termination of employment as well as indefinite covenants relating to non-disparagement, confidentiality and intellectual property. These awards are subject to clawback or forfeiture if the recipient breaches any of the restrictive covenants or otherwise engages in any Detrimental Activity (as defined in the Plan).

Other Performance-Vesting Restricted Stock

Mr. Taylor has outstanding performance-vesting restricted stock under both our 2013 Omnibus Incentive Plan and our previous incentive plan (the “2.25x and 2.75x Performance Restricted shares”):

•	The 2.25x Performance Restricted shares’ vesting was based on certain investment funds affiliated with Blackstone receiving cash proceeds (not subject to any clawback, indemnity or similar contractual obligation) in respect of their investment equal to (x) a 20% annualized effective compounded return rate on such funds’ investment and (y) a 2.25x multiple on such funds’ investment and continued employment at time the performance condition was met. Based on cash proceeds previously received by certain investment funds affiliated with Blackstone from the Company’s initial public offering and subsequent secondary offerings of stock, the Company’s repurchases of shares and the cumulative dividends paid by the Company through April 1, 2016, the vesting conditions on the Company’s previously outstanding 2.25x Performance Restricted shares were satisfied and all previously outstanding 1,370,821 2.25x Performance Restricted shares vested on April 1, 2016. The number of 2.25x Performance Restricted shares which vested on April 1, 2016 for Mr. Taylor was 34,360 shares.

•

Subject to the modification described below, the 2.75x Performance Restricted shares will vest if the executive is employed by the Company when and if such funds receive cash proceeds (not subject to any clawback, indemnity or similar contractual obligation) in respect of their investment equal to (x) a 15% annualized effective compounded return rate on such funds’ investment and (y) a 2.75x multiple on such funds’ investment. In connection with the Sale, our Board has determined that in order to compensate existing management for substantially delivering on the performance targets required under the terms of the 2.75x Performance Restricted shares, the Company will partially vest 60% of the outstanding 2.75x Performance Restricted shares held by certain of the Company’s equity plan participants upon the closing of the Sale, subject to continued service through such date. As of

March 31, 2017, approximately 1.3 million 2.75x Performance Restricted shares were outstanding. In exchange for the Company modifying the 2.75x Performance Restricted shares to vest 60%, eight of the Company’s senior executives, including Mr. Taylor, and David D’Alessandro, the Company’s Chairman of the Board, have individually agreed to forfeit the remaining 40% of their outstanding 2.75x Performance Restricted shares upon the closing of the Sale. In addition, in accordance with his Separation and Consulting Agreement, as described below under “Transactions with Related Persons—Separation and Consulting Agreement with Former Chief Executive Officer”, which contractually obligates the Company to apply any modifications to his outstanding 2.75x Performance Restricted shares, Jim Atchison, the Company’s former President and Chief Executive Officer, will also vest in 60% of his 2.75x Performance Restricted shares and has agreed to forfeit the other 40% on the closing of the Sale. Based on the foregoing modification, approximately 455,000 of the outstanding 2.75x Performance Restricted shares are expected to vest upon closing of the Sale. The number of 2.75x Performance Restricted shares that are expected to fully vest in connection with the modification and consummation of the Sale for Mr. Taylor is 20,616 shares.

2017 Program Design

2017 Base Salary

Base salary ranges were established in January 2017 which were positioned at the mid-market salary levels for similar positions in our peer companies. Due to our continued cost reduction initiatives, no salary increases were made to our NEOs in 2017.

2017 Annual Cash & Stock Incentive Awards

As described briefly in the Executive Summary, we have made a number of changes to our 2017 Bonus Plan which we believe strengthen the performance focus of the plan and are in the best interests of our stockholders:

•	We have reduced the target bonus opportunity for the named executive officers to be better aligned with mid-market target bonus opportunities:

Name	2016 Target Bonus Percentage of Salary	2017 Target Bonus Percentage of Salary
Joel K. Manby	150%	120%
Peter J. Crage	100%	80%
Jack Roddy	100%	80%
G. Anthony (Tony) Taylor	100%	80%
Anthony Esparza	100%	80%

•	We have created a more balanced scorecard of annual performance rather than basing annual performance solely on Adjusted EBITDA:

Performance Metric	Weighting
Adjusted EBITDA (as defined above)	50%
Total Revenue	30%
Adjusted EBITDA Margin	20%

•	We have simplified the program so that the cash portion and stock portion are both based on the same performance range and payout range relative to target.

The financial performance goals under the 2017 Bonus Plan are expected to have three levels of potential achievement:

•	Achievement of performance at the “Threshold” level will result in a weighted payment equal to 30% of the target amount;

•	Achievement of performance at the “Target” level will result in a weighted payment equal to 100% of the target amount; and

•	Achievement of performance at or above the “Maximum” level will result in a weighted payment of no more than 200% of the target amount.

For performance below the “Threshold” level, participants in the 2017 Bonus Plan will not receive any bonus payout. For performance percentages between the specified threshold, target and maximum levels, the resulting weighted payment will be adjusted on a linear basis.

2017 Long-Term Incentive Awards

As described briefly in the Executive Summary, we have made a number of changes to our 2017 Long-Term Incentive Plan which we believe strengthen the long-term focus of the plan and are in the best interests of our stockholders:

•	We have strengthened the performance focus of our long-term equity awards by increasing the weighting of performance-vesting restricted stock from 33% to 50% of the total award. Our 2017 Long-Term Incentive Plan will consist of 50% performance-vesting restricted stock and 50% time-vesting restricted stock.

•	We have eliminated non-qualified stock option awards which will substantially reduce our annual equity run rate and decrease potential dilution to our stockholders.

•	To address the lack of retention value of outstanding equity awards held by the Company’s executives, the Committee determined that it is appropriate to grant the time-vesting restricted stock portion of the 2018 annual equity award opportunity in the first quarter of Fiscal 2017 to the Named Executive Officers (the “Early 2018 Grants”).

•	To further strengthen retention, the 2017 time-vesting restricted stock and the Early 2018 Grants will have a longer term vesting in equal installments on the third, fourth and fifth anniversaries of the grant for a five-year total vesting period.

•	We have created a more balanced scorecard of long-term performance for the January 1, 2017- December 31, 2019 performance period. Rather than basing performance on Adjusted EBITDA only, the 2017-2019 performance period will be based on the following performance metrics:

Performance Metric	Weighting
Adjusted EBITDA (as defined above)	50%
Total Revenue	30%
Return on Invested Capital (ROIC)	20%

•	Return on Invested Capital (ROIC) means the Company’s return on invested capital over the three-year performance period calculated as follows:

(Cumulative NOPAT – (Base Period NOPAT * 3))

Cumulative Cash CAPEX

For purposes of this formula, the following terms mean:

•	“Base Period NOPAT” means NOPAT for the year immediately preceding the beginning of the three-year performance period.

•	“Cumulative Cash CAPEX” means the aggregate “Cash Capital” expenditures as reported on the Company’s Statement of Cash Flows during the three-year performance period.

•	“Cumulative NOPAT” means the aggregate NOPAT during the three-year performance period.

•	“Depreciation & Amortization” means as defined by US GAAP and reported on the Company’s Income Statement (NOPAT components will be adjusted for non-cash gains or losses of an unusual or infrequent type).

•	“NOPAT” means Adjusted EBITDA less Depreciation & Amortization (both NOPAT components will be adjusted for non-cash gains or losses of an unusual or infrequent type).

•	The total number of performance-vesting shares eligible to vest following the end of the performance period will be based on the level of achievement of the performance goals and ranges from 0% (if below threshold performance), to 50% (for threshold performance), to 100% (for target performance), and up to 200% (for at or above maximum performance). For actual performance between the specified threshold, target, and maximum levels, the resulting vesting percentage will be adjusted on a linear basis.

•	We believe the addition of ROIC provides a value-added measure aligned with stockholder interests which balances capital deployment and cash investments in Parks and long-term debt pay-down and dividends.

•	Performance shares granted for the 2017-2019 performance period are based on a three-year performance period versus previous annual performance measures over a three-year period in the 2015 and 2016 Long-Term Incentive plans. The Compensation Committee believes that this longer-term performance orientation is aligned with our strategic business plan and stockholders’ interests.

Each participant in the 2017 Long-Term Incentive Plan has a long-term incentive target stated as a percentage of salary. We granted the following target long-term incentive opportunities to our NEOs under the 2017 Long-Term Incentive Plan on March 3, 2017:

Name	2017 Base Salary	2017 LTIP Percentage of Salary	2017 LTIP Potential Target
Joel K. Manby	$1,000,000	400%	$4,000,000
Peter J. Crage	$450,000	200%	$900,000
Jack Roddy	$420,000	150%	$630,000
G. Anthony (Tony) Taylor	$362,000	200%	$724,000
Anthony Esparza	$325,000	150%	$487,500

Benefits & Perquisites

We provide to all our employees, including our named executive officers, broad-based benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security. Broad-based employee benefits include:

•	401(k) savings plan;

•	medical, dental, vision, life and accident insurance, disability coverage, dependent care and healthcare flexible spending accounts; and

•	employee assistance program benefits.

Under our 401(k) savings plan, we match a portion of the funds set aside by the employee. All matching contributions by us become vested on the two-year anniversary of the participant’s hire date. At no cost to the employee, we provide an amount of basic life and accident insurance coverage valued at two times the employee’s annual base salary. The employee may also select supplemental life and accident insurance, for a premium to be paid by the employee.

We also provide our executive officers with limited perquisites and personal benefits that are not generally available to all employees, such as executive relocation assistance and complimentary access to our theme parks.

In addition, all employees with at least three weeks of vacation have the opportunity to participate in our vacation sell benefit program and sell back vacation days to us in order to offset personal health insurance premiums. We provide these limited perquisites and personal benefits in order to further our goal of attracting and retaining our executive officers. These benefits and perquisites are reflected in the “All Other Compensation” column of the Summary Compensation Table and the accompanying footnote in accordance with SEC rules.

Employment Agreements

We have entered into employment agreement with each of our NEOs other than Mr. Taylor. The employment agreements provide the terms of the executive’s compensation, including in the event of termination, and contain restrictive covenants. We believe that these employment agreements aid in executive retention while providing protections for our business. For a description of the employment agreement we have entered into with Mr. Roddy, see “—Compensation Actions Taken During 2016 in Connection with Leadership Change.” For a description of the employment agreements we have entered into with Messrs. Manby, Crage and Esparza, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2016—Employment Agreements.”

Severance Arrangements

Our Board of Directors believes that a Key Employee Severance Plan (the “Severance Plan”) is necessary to attract and retain the talent necessary for our long-term success. Our Board of Directors views our Severance Plan as a recruitment and retention device that helps secure the continued employment and dedication of our named executive officers, including when we are considering strategic alternatives.

Each of our named executive officers is eligible for the Severance Plan benefits, however each of Messrs. Manby, Crage, Roddy and Esparza have separate severance provisions in their employment agreements that govern the terms of their severance (see “—Potential Payments Upon Termination” below for descriptions of these provisions). Under the terms of the Severance Plan, each participating named executive officer is entitled to severance benefits if his employment is terminated for any reason other than voluntary resignation or willful misconduct. The severance payments under the Severance Plan are contingent upon the affected executive’s execution of a release and waiver of claims, which contains non-compete, non-solicitation and confidentiality provisions. See “—Potential Payments Upon Termination” for descriptions of these arrangements.

We amended and restated the Severance Plan effective March 1, 2017. See “—Potential Payments Upon Termination” for a description of the Amended and Restated Severance Plan.

Executive Compensation Governance Practices

Stock Ownership Guidelines

In order to align management and stockholder interests, the Company maintains stock ownership guidelines for our executive officers. These guidelines were revised in 2017 to align with the new leadership structure and to increase ownership levels for several executive officers as follows: (i) the Chief Executive Officer is required to hold shares of common stock with a value at least equal to six (6) times his base salary; (ii) all other NEOs are required to hold shares of common stock with a value at least equal to three (3) times such executive’s base salary (increased from two (2) times base salary for the Chief Human Resources & Culture Officer and Chief Creative Officer); (iii) other covered executives are required to hold shares of common stock with a value at least two to three times (2-3) such executive’s base salary (increased from one to two times (1-2)). If an executive officer is not in compliance with the stock ownership guidelines, the executive is required to maintain ownership of at least 50% of the net after-tax shares acquired from the Company pursuant to any equity-based awards received from the Company, until such individual’s stock ownership requirement is met. This retention requirement only applies to net after-tax shares acquired from the Company after the date of initial adoption of the stock ownership guidelines. Because an individual covered by the stock ownership guidelines must retain a percentage of net after-tax shares acquired from Company equity-based awards until such individual satisfies the specified guideline level of ownership, there is no minimum time period required to achieve the specified guideline level of ownership.

Hedging and Pledging Policies

The Company’s Securities Trading Policy requires executive officers and directors to consult the Company’s General Counsel prior to engaging in transactions involving the Company’s securities. In order to protect the Company from exposure under insider trading laws, executive officers and directors are encouraged to enter into pre-programmed trading plans under Exchange Act Rule 10b5-1. The Company’s Securities Trading Policy prohibits directors and executive officers from hedging or monetization transactions including, but not limited to, through the use of financial instruments such as exchange funds, variable forward contracts, equity swaps, puts, calls, and other derivative instruments, or through the establishment of a short position in the Company’s securities. The Company’s Securities Trading Policy limits the pledging of Company securities to those situations approved by the Company’s General Counsel.

Equity Award Grant Policy

In March 2015, the Company adopted an Equity Award Grant Policy that formalized our process for granting equity-based awards to executive officers and employees. Under our Equity Award Grant Policy, we will generally grant equity awards on a regularly scheduled basis. If extraordinary circumstances arise such that the Compensation Committee or the Board determines it is advisable to grant an equity award at a time other than as set forth below, the Compensation Committee or the Board may consider and approve any such grant. Grants of equity awards to current employees (other than in connection with a promotion) will generally be made, if at all, on an annual basis on the second business day following the filing of the Company’s Form 10-K, unless such day is not a day on which the New York Stock Exchange (or such other national securities exchange on which the Company’s common stock is then principally listed) is open for trading, in which case it is expected to be the next such trading day. Starting in 2017, the Compensation Committee approved changes in our equity grant practices to eliminate mid-year grants for promotions and for new hires below the senior leadership team unless there are special circumstances with the approval of the Committee.

Compliance with IRS Code Section 162(m)

Section 162(m) of the Internal Revenue Code limits the Company’s federal income tax deduction for any compensation in excess of $1 million paid to named executive officers except for the Chief Financial Officer. However, this provision does not apply to certain performance-based compensation as long as specified requirements are met.

Prior to the date of our 2017 stockholder meeting, the Company has been able to claim the benefit of a special exemption rule that applies to compensation paid (or compensation in respect of equity awards such as stock options or restricted stock granted) during a specified transition period following the IPO. This transition period will end on the date of our 2017 stockholder meeting. We expect that the Compensation Committee will take the deductibility limitations of Section 162(m) into account in its compensation decisions. However, the Compensation Committee may, in its judgment, authorize compensation payments that are not exempt under Section 162(m) when it believes that such payments are appropriate to attract or retain talent.

See also Proposal No. 4, Adoption of our 2017 Omnibus Incentive Plan.

Clawback Policy

The Compensation Committee does not have any specific “clawback” policy but intends to adopt one in conformity with the requirements of any final rules issued by the SEC. Under Section 304 of the Sarbanes-Oxley

Act of 2002, if the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirements as a result of misconduct, the Company’s Chief Executive Officer and Chief Financial Officer must reimburse the Company for (i) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (ii) any profits realized from the sale of securities during those 12 months. In addition as noted above in 2016 Long-Term Incentive Compensation, our equity awards are subject to restrictive covenants and may be subject to clawback or forfeiture if the recipient breaches any of the restrictive covenants or otherwise engages in any Detrimental Activity (as defined in the Plan).

Compensation Actions Taken During 2016 in Connection with Leadership Change

Mr. Roddy—Employment Agreement

In connection with his appointment as our Chief Human Resources & Culture Officer effective June 20, 2016, the Company entered into an employment agreement with Mr. Roddy, dated June 14, 2016 and amended as of September 15, 2016 and December 7, 2016 (such employment agreement, as so amended, the “Roddy Employment Agreement”). The Roddy Employment Agreement provides for a three-year term ending on June 20, 2019. During the employment term, Mr. Roddy will serve as Chief Human Resources & Culture Officer of the Company and is entitled to:

•	an annual base salary of $420,000;

•	annual long-term equity incentive awards with a target value equal to $300,000 (based on grant date fair value) subject to such vesting and other terms and conditions as the Compensation Committee shall determine and otherwise subject to the Compensation Committee’s annual compensation review discretion and in accordance with the Company’s Equity Award Grant Policy; and

•	beginning fiscal year 2017, an annual bonus opportunity under our annual bonus plan with a target amount no less than 80% of his base salary.

In addition, upon his commencement of employment with the Company, Mr. Roddy received a one-time grant of restricted shares of common stock of the Company with a grant date fair value equal to $1,800,000 (the “Roddy Sign-On Restricted Stock Grant”) which will each vest in four equal annual installments over the first four anniversaries of the date of grant.

The Roddy Employment Agreement also provided for a one-time cash sign-on bonus in an amount equal to $200,000, of which 50% was payable on the first regularly scheduled payroll date following the commencement of his employment and, 50% payable on June 20, 2017, subject to his continued employment with the Company through such date. In addition, the Roddy Employment Agreement provided that the Company reimburse Mr. Roddy for certain expenses in accordance with the Company’s executive relocation policy.

Pursuant to the terms of the Roddy Employment Agreement, Mr. Roddy is subject to (i) non-competition covenants that apply during his employment and for a period of (a) 24 months following the termination of his employment by the Company without cause or by him for good reason during the employment term or (b) 12 months following the termination of his employment for any other reason and (ii) non-solicitation covenants for a period of 24 months following the termination of his employment with the Company for any reason. Mr. Roddy is also subject to an indefinite confidentiality covenant, and the Company and Mr. Roddy are subject to indefinite mutual non-disparagement covenants.

For information regarding the termination provisions of the Roddy Employment Agreement, see “—Potential Payments Upon Termination—Severance Arrangements and Restrictive Covenants—Mr. Roddy” below.

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our named executive officers for services rendered to us for the fiscal years indicated.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Joel K. Manby	2016	1,000,000	—	2,972,194	1,333,331	—	—	86,539	5,392,064
President and Chief Executive Officer	2015	735,256	—	5,552,735	4,999,997	—	—	18,757	11,306,745

Peter J. Crage	2016	450,000	—	724,983	300,000	—	—	118,750	1,593,733
Chief Financial Officer	2015	150,000	—	2,075,181	499,999	—	—	16,578	2,741,758

Jack Roddy	2016	224,538	100,000	1,966,644	99,998	—	—	71,151	2,462,331
Chief Human Resources & Culture Officer

G. Anthony (Tony) Taylor	2016	362,000	—	754,242	241,331	—	—	32,483	1,390,056
Chief Legal Officer and General Counsel	2015	362,000	—	583,191	241,331	—	—	24,396	1,210,918
	2014	362,000	—	—	—	—	—	21,564	383,564

Anthony Esparza	2016	325,000	275,000	343,031	108,330	—	—	88,226	1,139,587
Chief Creative Officer	2015	102,292	10,000	2,301,181	999,996	—	—	12,374	3,425,843

(1)	Amounts included in this column reflect actual salary earned during each fiscal year. Base salary for fiscal 2016 for Mr. Roddy was prorated to reflect the corresponding time in his respective position for fiscal 2016.
(2)	Amount included in this column for Mr. Esparza for 2016 reflects the one-time supplemental cash bonus awarded to Mr. Esparza, pursuant to the terms of his employment agreement. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2016—Employment Agreements—Mr. Esparza.” Amount included in this column for Mr. Roddy for 2016 reflects the 50% of the one-time sign-on cash bonus awarded to Mr. Roddy, pursuant to the terms of his employment agreement. See “Compensation Discussion and Analysis—Compensation Actions Taken During 2016 in Connection with Leadership Changes—Mr. Roddy—Employment Agreement.”
(3)	Amounts included for 2016 reflect the aggregate grant date fair value of restricted stock and option awards, as applicable, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“Topic 718”) and utilizing the assumptions discussed in Note 18 to our consolidated financial statements for the year ended December 31, 2016. Amounts included in the “Stock Awards” column for Messrs. Manby, Crage, Roddy, Taylor, and Esparza reflect the aggregate grant date fair value of restricted stock granted in 2016 (including restricted stock granted under the 2016 Bonus Plan, restricted stock granted under the 2016 Long-Term Incentive Plan and restricted stock granted under the Roddy Employment Agreement, as applicable). For Messrs. Manby, Crage, Taylor and Esparza, amounts shown include the grant date fair value of performance-vesting restricted stock awarded under the 2016 Long-Term Incentive Plan for shares in the tranche relating to the fiscal year 2016 performance period. For Mr. Taylor, amounts shown also include $171,058 related to shares awarded under the 2015 Long-Term Incentive Plan for shares in the tranche relating to the fiscal year 2016 performance period as a grant date fair value was established in 2016 for these shares, in accordance with Topic 718. The shares of performance-vesting restricted stock have no maximum grant date fair values that differ from the fair values presented in the table.
(4)	We have no pension benefits, nonqualified defined contribution or other nonqualified deferred compensation plans for executive officers.

(5)	Amounts reported under All Other Compensation for fiscal 2016 include the following:

Description	Joel K. Manby	Peter J. Crage	Jack Roddy	G. Anthony (Tony) Taylor	Anthony Esparza
Contributions to our 401(k) plan on behalf of our named executive officers	$5,299	$3,425	$—	$8,835	$3,675
Life and long-term disability insurance premiums paid by us on behalf of our named executive officers	1,813	1,595	1,311	1,326	1,208
Relocation expenses	15,416	89,354	69,840	—	56,739
Dollar value of vacation days sold to pay for personal health insurance premiums and other benefits under our vacation sell benefit program	11,538	—	—	9,746	—
Accumulated dividends paid upon vesting of restricted stock	52,473	24,376	—	12,576	26,604

Total All Other Compensation	$86,539	$118,750	$71,151	$32,483	$88,226

In addition, the named executive officers (and their spouses) each receive a Corporate Executive Card that entitles them and an unlimited number of guests to complimentary access to our theme parks. There is no incremental cost to us associated with the use of the Corporate Executive Card.

Grants of Plan-Based Awards in 2016

The following table provides information relating to grants of plan-based awards made to our named executive officers during 2016.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(2)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Sh)	($)
Joel K. Manby
	Annual Cash Incentive	—	450,000	750,000	1,125,000	—	—	—	—	—	—	—
	Annual Equity Incentive(3)	3/1/2016	—	—	—	—	41,276	—	—	—	—	749,985
	Stock Options(4)	3/1/2016	—	—	—	—	—	—	—	355,555	18.17	1,333,331
	Time-Vesting Restricted Stock(5)	3/1/2016	—	—	—	—	—	—	73,381	—	—	1,333,333
	Performance-Vesting Restricted Stock(6)	3/1/2016	—	—	—	36,690	73,381	146,762	—	—	—	888,876

Peter J. Crage
	Annual Cash Incentive	—	135,000	225,000	337,500	—	—	—	—	—	—	—
	Annual Equity Incentive(3)	3/1/2016	—	—	—	—	12,383	—	—	—	—	224,999
	Stock Options(4)	3/1/2016	—	—	—	—	—	—	—	80,000	18.17	300,000
	Time-Vesting Restricted Stock(5)	3/1/2016	—	—	—	—	—	—	16,510	—	—	299,987
	Performance-Vesting Restricted Stock(6)	3/1/2016	—	—	—	8,255	16,510	33,021	—	—	—	199,997

Jack Roddy
	Annual Cash Incentive	—	—	—	—	—	—	—	—	—	—	—
	Stock Options(4)	6/20/2016	—	—	—	—	—	—	—	30,120	15.32	99,998
	Time-Vesting Restricted Stock(5)	6/20/2016	—	—	—	—	—	—	6,527	—	—	99,994
	Time-Vesting Restricted Stock(5)	6/20/2016	—	—	—	—	—	—	117,493	—	—	1,799,993
	Performance-Vesting Restricted Stock(6)	6/20/2016	—	—	—	3,263	6,527	13,054	—	—	—	66,657

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(2)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Sh)	($)
G. Anthony (Tony) Taylor
	Annual Cash Incentive	—	108,600	181,000	271,500	—	—	—	—	—	—	—
	Annual Equity Incentive(3)	3/1/2016	—	—	—	—	9,961	—	—	—	—	180,991
	Stock Options(4)	3/1/2016	—	—	—	—	—	—	—	64,355	18.17	241,331
	Time-Vesting Restricted Stock(5)	3/1/2016	—	—	—	—	—	—	13,281	—	—	241,316
	Performance-Vesting Restricted Stock(6)	3/1/2016	—	—	—	6,640	13,281	26,563	—	—	—	160,877

Anthony Esparza
	Annual Cash Incentive	—	97,500	162,500	243,750	—	—	—	—	—	—	—
	Annual Equity Incentive(3)	3/1/2016	—	—	—	—	8,943	—	—	—	—	162,494
	Stock Options(4)	3/1/2016	—	—	—	—	—	—	—	28,888	18.17	108,330
	Time-Vesting Restricted Stock(5)	3/1/2016	—	—	—	—	—	—	5,962	—	—	108,330
	Performance-Vesting Restricted Stock(6)	3/1/2016	—	—	—	2,981	5,962	11,924	—	—	—	72,208

(1)	Reflects possible cash payouts under our 2016 Bonus Plan and assumes full payout from the 10% discretionary portion of the bonus award. See “Compensation Discussion and Analysis—Compensation Elements—Bonuses—Annual Cash Incentive Compensation” for a discussion of threshold, target and maximum cash incentive compensation payouts. There were no actual amounts paid to our named executive officers under our 2016 Bonus Plan.
(2)	Reflects grant date fair value of the restricted stock and stock option awards, calculated in accordance with Topic 718 and utilizing the assumptions discussed in Note 18 to our consolidated financial statements for the year ended December 31, 2016.
(3)	Amounts shown reflect possible equity payouts under our 2016 Bonus Plan. See “Compensation Discussion and Analysis—Compensation Elements—Bonuses—Annual Cash Incentive Compensation” for a discussion of the possible payouts. There were no actual amounts paid to our named executive officers under our 2016 Bonus Plan.
(4)	Amounts shown reflect grants of stock options in 2016. For information regarding awards of stock options made to Messrs. Manby, Crage, Taylor and Esparza, see “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation.” For information regarding awards of stock options made to Mr. Roddy, see “Compensation Discussion and Analysis—Compensation Actions Taken During 2016 in Connection with Leadership Change.”
(5)	Amounts shown reflect grants of time-vesting restricted stock. For information regarding awards of time-vesting restricted stock made to Mr. Roddy, see “Compensation Discussion and Analysis—Compensation Actions Taken During 2016 in Connection with Leadership Change.”
(6)	Amounts shown reflect possible payouts relating to the three year performance period for performance-vesting restricted stock granted under our 2016 Long-term Incentive Plan See “Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation.”

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2016

Employment Agreements

We have entered into the employment agreements described below with Messrs. Manby, Crage and Esparza. For a description of the employment agreement we have entered into with Mr. Roddy, see “Compensation Discussion and Analysis—Compensation Actions Taken During 2016 in Connection with Leadership Change.”

Mr. Manby

In connection with his appointment as our President and Chief Executive Officer, effective April 7, 2015, the Company entered into an employment agreement with Mr. Manby, dated March 16, 2015, and amended as of December 7, 2016 (such employment agreement, as so amended, the “Manby Employment Agreement”). The Manby Employment Agreement provides for an initial three-year term ending on April 7, 2018 with automatic renewal of the employment term for successive one-year periods thereafter. During the employment term, Mr. Manby will serve as Chief Executive Officer of the Company and is entitled to:

•	an annual base salary of $1,000,000;

•	an annual bonus opportunity under our annual bonus plan with a target amount equal to 120% of his base salary; and

•	beginning fiscal year 2016, annual long-term equity incentive awards with a target value equal to $4,000,000 (based on grant date fair value).

Pursuant to the terms of the Manby Employment Agreement, Mr. Manby is subject to non-competition and non-solicitation covenants that apply during his employment and for a period of (i) 24 months following the termination of his employment by the Company without cause or by him for good reason (or 36 months if such termination occurs during the initial three-year employment term or during the 12-month period following a change in control) or (ii) 12 months following the termination of his employment for any other reason. Mr. Manby is also subject to an indefinite confidentiality covenant, and the Company and Mr. Manby are subject to indefinite mutual non-disparagement covenants.

For information regarding the termination provisions of the Manby Employment Agreement, see “—Potential Payments Upon Termination—Severance Arrangements and Restrictive Covenants—Mr. Manby” below.

Mr. Crage

In connection with his appointment as our CFO effective September 1, 2015, the Company entered into an employment agreement with Mr. Crage, dated August 17, 2015, and amended as of December 7, 2016 (such employment agreement, as so amended, the “Crage Employment Agreement”). The Crage Employment Agreement provides for a three-year term ending on September 1, 2018 with automatic renewal of the employment term for successive one-year periods thereafter. During the employment term, Mr. Crage will serve as CFO of the Company and is entitled to:

•	an annual base salary of $450,000;

•	an annual bonus opportunity under our annual bonus plan with a target amount no less than 80% of his base salary; and

•	beginning fiscal year 2016, annual long-term equity incentive awards with a target value equal to $900,000 (based on grant date fair value) subject to such vesting and other terms and conditions as the Compensation Committee shall determine and otherwise subject to the Compensation Committee’s annual compensation review discretion and in accordance with the Company’s Equity Award Grant Policy.

Pursuant to the terms of the Crage Employment Agreement, Mr. Crage is subject to (i) non-competition covenants that apply during his employment and for a period of (a) 24 months following the termination of his employment by the Company without cause or by him for good reason during the initial three-year employment term or during the 12-month period following a change in control or (b) 12 months following the termination of his employment for any other reason and (ii) non-solicitation covenants for a period of 24 months following the termination of his employment with the Company for any reason. Mr. Crage is also subject to an indefinite confidentiality covenant, and the Company and Mr. Crage are subject to indefinite mutual non-disparagement covenants.

For information regarding the termination provisions of the Crage Employment Agreement, see “—Potential Payments Upon Termination—Severance Arrangements and Restrictive Covenants—Mr. Crage” below.

Mr. Esparza

In connection with his appointment as our Chief Creative Officer effective September 8, 2015, the Company entered into an employment agreement with Mr. Esparza, dated August 16, 2015, and amended as of December 7, 2016 (the “Esparza Employment Agreement”). The Esparza Employment Agreement provides for a three-year term ending on September 8, 2018. During the employment term, Mr. Esparza will serve as Chief Creative Officer of the Company and is entitled to:

•	an annual base salary of $325,000;

•	an annual bonus opportunity under our annual bonus plan with a target amount no less than 80% of his base salary; and

•	beginning fiscal year 2016, annual long-term equity incentive awards with a target value equal to $325,000 (based on grant date fair value) subject to such vesting and other terms and conditions as the Compensation Committee shall determine and otherwise subject to the Compensation Committee’s annual compensation review discretion and in accordance with the Company’s Equity Award Grant Policy.

The Esparza Employment Agreement also provided for a one-time cash sign-on bonus in an amount equal to $10,000, payable on the first regularly scheduled payroll date following the commencement of his employment and, subject to his continued employment with the Company through March 15, 2016, a one-time supplemental cash bonus in an amount equal to $275,000, which he received on April 15, 2016. In addition, the Esparza Employment Agreement provided that the Company reimburse Mr. Esparza for certain expenses in accordance with the Company’s executive relocation policy.

Pursuant to the terms of the Esparza Employment Agreement, Mr. Esparza is subject to (i) non-competition covenants that apply during his employment and for a period of (a) 24 months following the termination of his employment by the Company without cause or by him for good reason during the employment term or (b) 12 months following the termination of his employment for any other reason and (ii) non-solicitation covenants for a period of 24 months following the termination of his employment with the Company for any reason. Mr. Esparza is also subject to an indefinite confidentiality covenant, and the Company and Mr. Esparza are subject to indefinite mutual non-disparagement covenants.

For information regarding the termination provisions of the Esparza Employment Agreement, see “—Potential Payments Upon Termination—Severance Arrangements and Restrictive Covenants—Mr. Esparza” below.

Outstanding Equity Awards at 2016 Fiscal-Year End

The following table provides information regarding outstanding equity awards made to our named executive officers as of December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)(3)	Market Value of Shares or Units That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Joel K. Manby	272,331	816,993	20.01	4/7/2025	260,788	4,936,717	—	—
	—	355,555	18.17	3/1/2026
Peter J. Crage	33,512	100,536	17.23	9/1/2025	103,567	1,960,523	—	—
	—	80,000	18.17	3/1/2026
Jack Roddy	—	30,120	15.32	6/20/2026	124,020	2,347,699	—	—
G. Anthony (Tony) Taylor	13,743	41,230	18.96	3/3/2025	25,498	482,677	34,360	650,435
	—	64,355	18.17	3/1/2026
Anthony Esparza	63,613	190,839	17.76	9/8/2025	100,979	1,911,532	—	—
	—	28,888	18.17	3/1/2026

(1)	Reflects time-vesting nonqualified stock options that vested and were exercisable as of December 31, 2016.
(2)	Reflects time-vesting nonqualified stock options that had not vested as of December 31, 2016. The following provides information with respect to the remaining vesting schedule of the time-vesting nonqualified stock options that had not vested as of December 31, 2016:

Mr. Manby—of these outstanding nonqualified stock options; (i) 272,331 with an exercise price of $20.01 vested on April 7, 2017 and 544,662 vest in equal installments on April 7, 2018 and 2019 and (ii) 88,888 with an exercise price of $18.17 vested on March 1, 2017 and 266,667 vest in equal installments on March 1, 2018, 2019 and 2020.

Mr. Crage—of these outstanding nonqualified stock options; (i) 100,536 with an exercise price of $17.23 vest in equal installments on September 1, 2017, 2018 and 2019 and (ii) 20,000 with an exercise price of $18.17 vested on March 1, 2017 and 60,000 vest in equal installments on March 1, 2018, 2019 and 2020.

Mr. Esparza—of these outstanding nonqualified stock options; (i) 190,839 with an exercise price of $17.76 vest in equal installments on September 8, 2017, 2018 2019 and (ii) 7,222 with an exercise price of $18.17 vested on March 1, 2017 and 21,666 vest in equal installments on March 1, 2018, 2019 and 2020.

Mr. Taylor—of these outstanding nonqualified stock options; (i) 13,743 with an exercise price of $18.96 vested on March 3, 2017 and 27,487 vest in substantially equal installments on March 3, 2018 and 2019 and (ii) 16,088 with an exercise price of $18.17 vested on March 1, 2017 and 48,267 vest in equal installments on March 1, 2018, 2019 and 2020.

Mr. Roddy—these outstanding nonqualified stock options vest in equal installments on June 20, 2017, 2018, 2019 and 2020.

(3)

Reflects time-vesting shares of restricted stock that had not vested as of December 31, 2016 and performance-vesting shares of restricted stock where performance conditions have been satisfied but shares have not vested as of December 31, 2016 due to service conditions. Does not reflect any performance-vesting shares of restricted stock under the 2015 and 2016 Long-Term Incentive Plans that relate to the 2016 performance period as no shares were earned pursuant to our 2016 performance. Does not reflect any performance-vesting shares of restricted stock under the

Company’s 2016 annual bonus plan as no shares were earned pursuant to our 2016 performance. The following provides information with respect to the remaining vesting schedule of the shares of restricted stock that had not vested as of December 31, 2016:

Mr. Manby—of these outstanding time-vesting shares of restricted stock; (i) 62,469 vested on April 7, 2017, and 124,938 vest in equal installments on April 7, 2018 and 2019; and (ii) 18,345 vested on March 1, 2017, and 55,036 vest in substantially equal installments on March 1, 2018, 2019 and 2020.

Mr. Crage—of these outstanding time-vesting shares of restricted stock; (i) 4,127 vested on March 1, 2017, and 12,383 vest in substantially equal installments on March 1, 2018, 2019 and 2020; and (ii) 87,057 vest in equal installments on September 1, 2017, 2018 and 2019.

Mr. Esparza—of these outstanding time-vesting shares of restricted stock; (i) 1,490 vested on March 1, 2017, and 4,472 vest in substantially equal installments on March 1, 2018, 2019 and 2020; and (ii) 95,017 vest in substantially equal installments on September 8, 2017, 2018 and 2019.

Mr. Taylor—of these outstanding restricted shares; (i) 3,182 are time-vesting shares of restricted stock that vested on March 3, 2017 and 6,364 vest in equal installments on March 3, 2018 and 2019; (ii) 3,320 are time-vesting shares of restricted stock that vested on March 1, 2017, and 9,961 vest in substantially equal installments on March 1, 2018, 2019 and 2020; and (iii) 2,671 relate to performance-vesting shares of restricted stock with performance conditions that have been met pursuant to the terms of the 2015 Long-Term Incentive Plan and that vest in the first quarter of 2018.

Mr. Roddy—represents outstanding time-vesting shares of restricted stock that vest in substantially equal installments on June 20, 2017, 2018, 2019 and 2020.

(4)	Market value is based upon the closing market price of our common stock on December 30, 2016.

(5)	Reflects performance-vesting shares of restricted stock that have not been earned as of December 31, 2016 as follows. Does not reflect performance-vesting shares of restricted stock under the 2015 and 2016 Long-Term Incentive Plans that relate to the fiscal year 2017 performance period and fiscal years 2017 and 2018 performance periods, respectively.

Mr. Taylor—these outstanding restricted shares consist of 2.75x Performance Restricted shares.

Option Exercises and Stock Vested in 2016

The following table provides information regarding the values realized by our named executive officers upon the vesting of stock awards in 2016.

	Equity Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Joel K. Manby	62,468	1,324,322
Peter J. Crage	29,019	379,569
Jack Roddy	—	—
G. Anthony (Tony) Taylor	37,542	775,527
Anthony Esparza	31,672	399,067

(1)	The amounts included for Mr. Taylor include 34,360 2.25x Performance Restricted shares which vested in accordance with their terms on April 1, 2016.
(2)	The value realized on vesting is based on the closing market price of our common stock on the applicable vesting date (or the previous trading day if the vesting date was not a trading day).

Pension Benefits

We have no pension benefits for the executive officers.

Nonqualified Deferred Compensation for 2016

We have no nonqualified defined contribution or other nonqualified deferred compensation plans for executive officers.

Potential Payments Upon Termination

The following table describes the potential payments and benefits that would have been payable to our named executive officers under existing plans assuming a termination of their employment for reasons other than willful misconduct or a voluntary resignation on December 30, 2016, which was the last business day of fiscal 2016.

The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the named executive officers. These include accrued but unpaid salary, accrued but unpaid vacation and distributions of plan balances under our 401(k) savings plan.

Name	Cash Severance Payment ($)(1)	Continuation of Group Health Plans ($)(2)	Value of Accelerated Vesting of Equity Awards ($)(3)	Total ($)
Joel K. Manby
Termination without “cause” or for “good reason”	7,500,000	36,947	3,547,615	11,084,562
Termination due to death or “disability”	5,000,000	—	4,271,138	9,271,138
Change in Control (double trigger)(4)	7,500,000	36,947	6,133,014	13,669,961

Peter J. Crage
Termination without “cause” or for “good reason”	1,800,000	46,064	1,818,900	3,664,964
Termination due to death or “disability”	—	—	1,774,413	1,774,413
Change in Control (double trigger)(4)	1,800,000	46,064	2,400,597	4,246,661

Jack Roddy
Termination without “cause” or for “good reason”	1,680,000	24,631	2,224,142	3,928,773
Termination due to death or “disability”	—	—	27,458	27,458
Change in Control (double trigger)(4)	—	—	2,538,805	2,538,805

G. Anthony (Tony) Taylor
Termination under the Severance Plan	724,000	12,316	—	736,316
Termination due to death or “disability”	—	—	278,460	278,460
Change in Control (double trigger)(4)	—	—	779,550	779,550

Anthony Esparza
Termination without “cause” or for “good reason”	1,300,000	24,631	2,021,954	3,346,585
Termination due to death or “disability”	—	—	25,082	25,082
Change in Control (double trigger)(4)	—	—	2,232,017	2,232,017

(1)	Cash severance includes amounts payable to executive with respect to salary and bonus. See “Severance Arrangements and Restrictive Covenants” below for information about how these amounts are calculated.
(2)	Reflects the cost of providing the executive officer with continued health, dental, vision, prescription drug and mental health coverage as enrolled at the time of his termination for a period of thirty-six months for Mr. Manby, for a period of twenty-four months for Messrs. Crage, Roddy and Esparza and for a period of twelve months for Mr. Taylor, in each case, assuming 2016 rates.
(3)

Upon a termination of employment without cause or due to death or disability within 12 months following a change in control, (i) our named executive officers’ unvested options and time-vesting shares of restricted stock granted under the 2015 and 2016 Long Term Incentive Plan immediately vest and (ii) the number of performance-vesting shares granted under the 2015 and 2016 Long Term Incentive Plan earned or eligible to vest based on target performance immediately vest. Upon a termination of employment due to death or “disability” other than within 12 months following a change in control, a pro rata portion of the next installment of unvested options and time-vesting shares immediately vests and a pro rata portion of the performance-vesting shares granted under the 2015 and 2016 Long Term Incentive Plan vest. See

“Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation.”

The amounts reported in this column represent the value of unvested restricted stock based on the closing market price of our stock on December 31, 2016. The value of unvested stock options is calculated as the difference between the close price on December 31, 2016 and the stock option exercise price, unless the stock option exercise price is higher than the close price, in which case these stock options were not assigned a value. Amounts reported also assume that the 2.75x Performance Restricted shares would not have vested upon a change of control. If the 2.75x Performance Restricted shares would have vested upon a change of control, the amounts reported would have reflected the following additional amount: Mr. Taylor, $650,435.

In the event Mr. Manby’s or Mr. Crage’s employment is terminated by the Company without cause or by the executive for good reason or terminates due to death or disability, the Manby Sign-On Restricted Stock Grant and the Crage Sign-On Restricted Stock Grant will become fully vested. A pro rata portion of the next installment of the Manby Sign-On Option Grant and the Crage Sign-On Option Grant will also vest. All of Mr. Manby’s unvested stock options were excluded from the calculation in this column as their exercise price was higher than the close price on December 31, 2016. In the event Mr. Roddy’s or Mr. Esparza’s employment is terminated by the Company without cause or by the executive for good reason, the Roddy Sign-On Restricted Stock Grant, the Esparza Sign-On Restricted Stock Grant and the Esparza Sign-On Option Grant will become fully vested.

(4)	For purposes of this table, Change in Control (double trigger) assumes that both a termination of employment without cause and a change in control occur on December 31, 2016.

Severance Arrangements and Restrictive Covenants

We have adopted the Severance Plan for the benefit of certain key employees. Each of the named executive officers was eligible for severance pay and benefits under the Severance Plan, however Messrs. Manby, Crage, Roddy and Esparza have separate severance provisions in their respective employment agreements that govern the terms of their severance. All severance pay and benefits under the Severance Plan must be approved by the Chief Human Resources & Culture Officer and our Chairman of the Board of Directors.

Mr. Taylor

Pursuant to the Severance Plan, if the employment of Mr. Taylor terminates as a result of (1) job elimination resulting from a business reorganization, reduction in force, facility closure, or business consolidation; (2) job elimination resulting from a sale or merger; (3) lack of an available position following a return from a certified medical leave of absence or work related injury or illness; or (4) unsatisfactory job performance, Mr. Taylor will be entitled to receive:

•	a lump sum payment equal to twelve months of his annual base pay at the time of termination;

•	the targeted bonus for the plan year in which he is terminated;

•	continued health, dental, vision, prescription drug and mental health coverage as enrolled at the time of his termination for a period of twelve months; and

•	executive outplacement services (as determined by us), which services must be engaged within thirty days of the termination of employment.

In order to be eligible for the Severance Plan benefits, the key employee must sign and return a release and waiver of claims that will include but is not limited to (1) a one-year non-compete covenant; (2) a two-year non-solicitation covenant; (3) a non-disparagement covenant; (4) an agreement to cooperate in any current or future legal matters relating to activities or matters occurring during such key employee’s term of employment; and (5) the release of any and all claims that such key employee may have in connection with their employment with us or with the termination of employment.

No benefits are payable under the Severance Plan if (1) the eligible key employee fails or refuses to return the release and waiver of claims; (2) the eligible key employee voluntarily terminates their employment for any reason; or (3) the eligible key employee engages in willful misconduct as determined at the discretion of the Chief Human Resources & Culture Officer and our Chairman of the Board of Directors.

Mr. Manby

Pursuant to the Manby Employment Agreement, in the event of a termination of Mr. Manby’s employment by the Company without “cause” (as defined in the Manby Employment Agreement) or by him for “good reason” (as defined in the Manby Employment Agreement), subject to his execution of a general release of claims in favor of the Company, he would be entitled to receive: (x) a lump sum cash payment equal to three times the sum of his base salary and target annual bonus (but two times if such termination occurs after the initial three-year employment term), (y) full accelerated vesting of the Manby Sign-On Restricted Stock Grant and Manby Sign-On Option Grant and (z) subject to his election of COBRA continuation coverage, for a period of 36 months following the termination, a monthly cash payment equal to the difference between the monthly COBRA premium and the monthly contribution paid by active employees for the same coverage (but 24 months if such termination occurs after the initial three-year employment term). If Mr. Manby’s employment is terminated as a result of his death or “disability” (as defined in the Manby Employment Agreement), he is entitled to receive (x) a pro-rated portion of the annual bonus in respect of the year in which his termination occurs, (y) a lump sum cash payment equal to two times the sum of his base salary and target annual bonus (reduced by the amount of any payments actually received by Mr. Manby under the Company’s short-term or long-term disability plans), (z) full accelerated vesting of the Manby Sign-On Restricted Stock Grant and pro-rated accelerated vesting of the Manby Sign-On Option Grant. If Mr. Manby’s employment is terminated by the Company without cause or by him for good reason during the 12-month period following a change in control (as defined in the Manby Employment Agreement), he would be entitled to receive the same payments and benefits as those in the event of a termination by the Company without cause or by him for good reason during the initial three-year employment term.

Pursuant to the Manby Employment Agreement, Mr. Manby is subject to non-competition and non-solicitation covenants that apply during his employment and for a period of (i) 24 months following the termination of his employment by the Company without cause or by him for good reason (or 36 months if such termination occurs during the initial three-year employment term or during the 12-month period following a change in control) or (ii) 12 months following the termination of his employment for any other reason. Mr. Manby is also subject to an indefinite confidentiality covenant, and the Company and Mr. Manby are subject to indefinite mutual non-disparagement covenants.

Mr. Crage

In the event of a termination of Mr. Crage’s employment by the Company without “cause” (as defined in the Crage Employment Agreement) or by him for “good reason” (as defined in the Crage Employment Agreement), subject to Mr. Crage’s execution of a general release of claims in favor of the Company, he would be entitled to receive: (i) a lump sum cash payment equal to two times the sum of his base salary and target annual bonus (but one times if such termination occurs after the initial three-year employment term), (ii) full accelerated vesting of the Crage Sign-On Restricted Stock Grant and Crage Sign-On Option Grant and (iii) subject to his election of COBRA continuation coverage, for a period of 24 months following the termination, a monthly cash payment equal to the difference between the monthly COBRA premium and the monthly contribution paid by active employees for the same coverage (but 12 months if such termination occurs after the initial three-year employment term). If Mr. Crage’s employment is terminated as a result of his death or “disability” (as defined in the Crage Employment Agreement), he is entitled to receive full accelerated vesting of the Crage Sign-On Restricted Stock Grant and pro-rated accelerated vesting of the Crage Sign-On Option Grant. If Mr. Crage’s employment is terminated by the Company without cause or by him for good reason during the 12-month period following a “change in control” (as defined in the Crage Employment Agreement) following the initial three-year employment term, he would be entitled to receive the same payments and benefits as those in the event of a termination by the Company without cause or by him for good reason during the initial three-year employment term.

Pursuant to the Crage Employment Agreement, Mr. Crage is subject to (i) non-competition covenants that apply during his employment and for a period of (a) 24 months following the termination of his employment by the Company without cause or by him for good reason during the initial three-year employment term or during the 12-month period following a change in control or (b) 12 months following the termination of his employment for any other reason and (ii) non-solicitation covenants for a period of 24 months following the termination of his employment with the Company for any reason. Mr. Crage is also subject to an indefinite confidentiality covenant, and the Company and Mr. Crage are subject to indefinite mutual non-disparagement covenants.

Mr. Roddy

In the event of a termination of Mr. Roddy’s employment by the Company without “cause” (as defined in the Roddy Employment Agreement) or by him for “good reason” (as defined in the Roddy Employment Agreement) during the term of the Roddy Employment Agreement, subject to Mr. Roddy’s execution of a general release of claims in favor of the Company, he would be entitled to receive: (i) a lump sum cash payment equal to two times the sum of his base salary and target annual bonus, (ii) full accelerated vesting of the Roddy Sign-On Restricted Stock Grant and (iii) subject to his election of COBRA continuation coverage, for a period of 24 months following the termination, a monthly cash payment equal to the difference between the monthly COBRA premium and the monthly contribution paid by active employees for the same coverage. Mr. Roddy does not receive any additional payments or benefits in the event his employment is terminated as a result of his death or Disability (as defined in the Roddy Employment Agreement) or if his employment is terminated following a change in control.

Pursuant to the Roddy Employment Agreement, Mr. Roddy is subject to (i) non-competition covenants that apply during his employment and for a period of (a) 24 months following the termination of his employment by the Company without cause or by him for good reason during the initial three-year employment term or (b) 12 months following the termination of his employment for any other reason and (ii) non-solicitation covenants for a period of 24 months following the termination of his employment with the Company for any reason. Mr. Roddy is also subject to an indefinite confidentiality covenant, and the Company and Mr. Roddy are subject to indefinite mutual non-disparagement covenants.

Mr. Esparza

In the event of a termination of Mr. Esparza’s employment by the Company without “cause” (as defined in the Esparza Employment Agreement) or by him for “good reason” (as defined in the Esparza Employment Agreement) during the term of the Esparza Employment Agreement, subject to Mr. Esparza’s execution of a general release of claims in favor of the Company, he would be entitled to receive: (i) a lump sum cash payment equal to two times the sum of his base salary and target annual bonus, (ii) full accelerated vesting of the Esparza Sign-On Restricted Stock Grant and Esparza Sign-On Option Grant and (iii) subject to his election of COBRA continuation coverage, for a period of 24 months following the termination, a monthly cash payment equal to the difference between the monthly COBRA premium and the monthly contribution paid by active employees for the same coverage. Mr. Esparza does not receive any additional payments or benefits in the event his employment is terminated as a result of his death or Disability (as defined in the Esparza Employment Agreement) or if his employment is terminated following a change in control.

Pursuant to the Esparza Employment Agreement, Mr. Esparza is subject to (i) non-competition covenants that apply during his employment and for a period of (a) 24 months following the termination of his employment by the Company without cause or by him for good reason during the initial three-year employment term or (b) 12 months following the termination of his employment for any other reason and (ii) non-solicitation covenants for a period of 24 months following the termination of his employment with the Company for any reason. Mr. Esparza is also subject to an indefinite confidentiality covenant, and the Company and Mr. Esparza are subject to indefinite mutual non-disparagement covenants.

Treatment of Long-Term Incentive and Equity Awards upon Termination or Change in Control

Stock options and time-vesting shares. Upon a termination of an executive’s employment by the Company without cause or a termination due to the executive’s death or disability, in each case within 12 months following a change in control, all unvested stock option and time-vesting share awards will immediately vest and become exercisable. In addition, upon a termination due to the executive’s death or disability, other than within 12 months following a change in control, a pro-rata portion of the next installment of such awards will immediately vest. If the executive’s employment terminates for any other reason other than as described above, all unvested stock options and time-vesting shares will be forfeited.

Performance-vesting shares. Upon a change in control during the performance period, the number of performance-vesting shares that are eligible to vest will generally be determined based on actual performance through that date (and, to the extent actual performance is unable to be calculated, at target performance) (the “Actual Performance Factor”) and such number of performance-vesting shares will vest at the end of the performance period subject only to the executive’s continued employment through such date. Upon (1) a termination of an executive’s employment by the Company without cause or termination due to the executive’s death or disability, in each case within 12 months following a change in control, the performance-vesting shares will vest based on the Actual Performance Factor; and (2) a termination due to the executive’s death or disability, other than within 12 months following a change in control, a pro-rata portion of the performance-vesting shares will immediately vest based on the Actual Performance Factor. If the executive’s employment terminates for any reason other than as described above, all unvested performance-vesting shares will be forfeited.

2.75x Performance Restricted shares. Mr. Taylor holds awards of 2.75x Performance Restricted shares. A change in control will not automatically result in the vesting of the 2.75x Performance Restricted shares unless the applicable performance conditions are satisfied at such time. All unvested 2.75x Performance Restricted shares forfeit upon termination, except if an amendment has been entered into when the executive terminated employment.

Amendment and Restatement of Severance Plan

Effective March 1, 2017, we amended and restated the Severance Plan. Each of the named executive officers is eligible for severance pay and benefits under the amended and restated Severance Plan, however Messrs. Manby, Crage, Roddy and Esparza have separate severance provisions in their respective employment agreements that govern the terms of their severance. Under the amended and restated Severance Plan, employees classified as members of the Company’s Senior Leadership Team by the Company’s Chief Executive Officer and the Compensation Committee, are eligible to receive the following payments and benefits if their employment terminates as a result of: (1) job elimination resulting from a business reorganization, reduction in force, facility closure, or business consolidation; (2) job elimination resulting from a sale or merger; or (3) lack of an available position following a return from a certified medical leave of absence or work related injury or illness, in each case subject to the approval of the Chief Human Resources & Culture Officer and the Chairman of our Compensation Committee:

•	Tier 1 employees, which include only the Chief Executive Officer of the Company, are eligible to receive:

•	Severance pay equal to 24 months of his or her annual base salary payable in substantially equal, bi-monthly installments made in accordance with the Company’s standard payroll schedule;

•	the pro-rata portion (pro-rated through the date of termination) of the annual cash bonus such individual would have otherwise been entitled to receive based on actual performance had such individual remained employed through the payment date (not to exceed the individual’s annual target bonus amount); and

•	a lump sum cash payment equal to $25,000 intended to defray post-termination health insurance expenses.

•	Tier 2 employees, which include members of the Senior Leadership Team who have been employed by the Company for less than 2 years at the time of termination, are eligible to receive:

•	Severance pay equal to 18 months of his or her annual base salary payable in substantially equal, bi-monthly installments made in accordance with the Company’s standard payroll schedule;

•	the pro-rata portion (pro-rated through the date of termination) of the annual cash bonus such individual would have otherwise been entitled to receive based on actual performance had such individual remained employed through the payment date (not to exceed the individual’s annual target bonus amount); and

•	a lump sum cash payment equal to $20,000 intended to defray post-termination health insurance expenses.

•	Tier 3 employees, which include members of the Senior Leadership Team, including Mr. Taylor, who have been employed by the Company for more than 2 years at the time of termination, are eligible to receive:

•	Severance pay equal to 12 months of his or her annual base salary payable in substantially equal, bi-monthly installments made in accordance with the Company’s standard payroll schedule;

•	the pro-rata portion (pro-rated through the date of termination) of the annual cash bonus such individual would have otherwise been entitled to receive based on actual performance had such individual remained employed through the payment date (not to exceed the individual’s annual target bonus amount); and

•	a lump sum cash payment equal to $15,000 intended to defray post-termination health insurance expenses.

Severance Plan compensation and benefits are based upon normal base salary and actual bonus earned through the termination date. In addition, executive outplacement services (as determined by the Company) will be available to eligible employees, and must be engaged within 30 days of termination.

In order to be eligible for the foregoing Severance Plan benefits, a member of the Senior Leadership Team must sign and return a release and waiver of claims that will include but is not limited to: (1) a one-year non-compete covenant; (2) a two-year non-solicitation covenant; (3) a non-disparagement covenant; (4) confidentiality clauses prohibiting the disclosure of confidential information and the existence of the separation agreement and release and waiver of claims; (5) an agreement to cooperate in any current or future legal matters relating to activities or matters occurring during such employee’s term of employment; and (6) the release of any and all claims that such employee may have against us.

No benefits are payable under the Severance Plan if: (1) the eligible key employee fails or refuses to return the separation agreement and release and waiver of claims; (2) the eligible employee voluntarily terminates his or her employment for any reason; or (3) the eligible employee terminates as a result of (or grounds for termination existed at the time of termination by reason of the following) (i) misconduct; (ii) violation of Company rules, policies or practices; or (iii) poor performance; or (4) death, disability or failure to return after an approved leave of absence.

Director Compensation for Fiscal 2016

The following table summarizes all compensation for our non-employee directors for fiscal year 2016. The employee directors and Blackstone-affiliated directors did not receive additional compensation for serving on the Board of Directors or the committees of the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
David F. D’ Alessandro(2)	215,989	119,999	335,988
Jim Atchison(3)	620,000	—	620,000
Joseph P. Baratta	—	—	—
Ronald Bension(4)	49,703	119,997	169,700
William Gray(5)	75,553	119,999	195,552
Judith A. McHale(6)	73,869	119,999	193,868
Thomas Moloney(7)	73,599	119,999	193,598
Donald C. Robinson(8)	39,654	119,999	159,653
Ellen O. Tauscher(9)	79,039	119,999	199,038
Deborah M. Thomas(10)	80,000	119,999	199,999
Peter F. Wallace	—	—	—

(1)	Amounts included in this column reflect the aggregate grant date fair value of restricted stock awards granted during fiscal year 2016, calculated in accordance with Topic 718, utilizing the closing price on the date of grant. The aggregate number of unvested restricted stock owned by our non-employee directors at December 31, 2016 was as follows: Mr. D’Alessandro, 12,741 shares of unvested restricted stock and 106,285 unvested 2.75x Performance Restricted shares; Mr. Atchison, 3,834 shares of unvested restricted stock and 257,703 unvested 2.75x Performance Restricted shares; Mr. Bension, 5,783 shares of unvested restricted stock; Mr. Gray, 14,010 shares of unvested restricted stock; Ms. McHale, 7,619 shares of unvested restricted stock; Mr. Moloney, 12,467 shares of unvested restricted stock; Mr. Robinson, 7,619 shares of unvested restricted stock; Ms. Tauscher, 14,010 shares of unvested restricted stock; and Ms. Thomas, 14,407 shares of unvested restricted stock. Pursuant to the modification described above under “Compensation Discussion and Analysis—2016 Compensation Design and Decisions—Other Performance-Vesting Restricted Stock,” 63,771 of Mr. D’Alessandro’s outstanding 2.75x Performance Restricted shares and 154,621 of Mr. Atchison’s outstanding 2.75x Performance Restricted shares are expected to vest upon the closing of the Sale.
(2)	In addition to an annual retainer of $200,000, Mr. D’Alessandro also received a pro-rated fee of $12,722 for service as Chairperson of the Compensation Committee for portions of fiscal year 2016 and a pro-rated fee of $3,267 for service as a member of the Regulatory and Governmental Affairs Committee.
(3)	Mr. Atchison served on our Board of Directors through his resignation on April 15, 2016. Mr. Atchison remains involved with the Company in a consulting capacity in accordance with his Separation and Consulting agreement, dated December 10, 2014. The amount reported under “Fees Earned or Paid in Cash” column reflects $15,000 related to the pro-rated portion of his annual retainer for service on the Board of Directors earned in fiscal year 2016 and $605,000 related to consulting fees paid to Mr. Atchison for consulting services as described below under “Transactions with Related Persons—Separation and Consulting Agreement with Former Chief Executive Officer.”
(4)	Mr. Bension was appointed to the Board of Directors on April 15, 2016 to fill the vacancy created by the resignation of Mr. Atchison. The amount reported under “Fees Earned or Paid in Cash” column reflects $42,693 related to the pro-rated portion of his annual retainer and a pro-rated fee of $7,010 for his service as a member of the Audit Committee.
(5)	In addition to an annual retainer of $60,000, Mr. Gray also received (a) a pro-rated fee of $5,440 for his service as a member of the Compensation Committee; (b) a pro-rated fee of $5,440 for his service as a member of the Nominating and Corporate Governance Committee; and (c) a pro-rated fee of $4,673 for his service as a member of the Regulatory and Governmental Affairs Committee.

(6)	In addition to an annual retainer of $60,000, Ms. McHale received a pro-rated fee of $12,720 for her service as Chairperson of the Nominating and Corporate Governance Committee for portions of fiscal year 2016 and a pro-rated fee of $1,149 for her service as a member of the Audit Committee.
(7)	In addition to an annual retainer of $60,000, Mr. Moloney received a pro-rated fee of $8,159 for his service as a member of the Audit Committee and a pro-rated fee of $5,440 for his services as a member of the Regulatory and Governmental Affairs Committee.
(8)	Mr. Robinson was appointed to the Board of Directors on June 15, 2016 and the amount reported under the “Fees Earned or Paid in Cash” column reflects a pro-rated fee of $32,638 for his annual retainer and a pro-rated fee of $7,016 for his service as a member of the Audit Committee.
(9)	In addition to an annual retainer of $60,000, Ms. Tauscher also received (a) a pro-rated fee of $5,440 for her service as a member of the Compensation Committee; (b) a pro-rated fee of $5,440 for her service as a member of the Nominating and Corporate Governance Committee; and (c) a pro-rated fee of $8,159 for her service as Chairperson of the Regulatory and Governmental Affairs Committee for portions of fiscal year 2016.
(10)	In addition to an annual retainer of $60,000, Ms. Thomas received $20,000 in fees for her service as Chairperson of the Audit Committee for fiscal year 2016.

Outside Director Compensation Policy

In 2016, the Compensation Committee engaged the services of Haigh, an independent compensation consulting firm, to advise the Compensation Committee regarding the amounts and types of compensation that we provide to our non-employee directors and how our compensation practices compared to the compensation practices of other companies. Based on the review of the competitive market compensation data and recommendations of Haigh, the Compensation Committee recommended that our Board of Directors amend our Second Amended and Restated Outside Director Compensation Policy to set total annual cash and equity compensation for our non-employee directors at a level that is at the median of the Compensation Peer Group. For more information regarding the Compensation Committee’s consultant, see “— Role of Compensation Consultant” above.

Based on the recommendation of the Compensation Committee, on April 13, 2016, our Board of Directors amended our Second Amended and Restated Outside Director Compensation Policy to increase certain cash fees for non-employee directors serving on the committees of our Board of Directors and to modify the vesting provisions applicable to future annual equity awards granted to our non-employee directors, in each case, which took effect on the date of the Annual Meeting on June 15, 2016.

Beginning on the date of the June 15, 2016 Annual Meeting, (i) each non-employee director serving as the chairperson of the Compensation Committee, the Nominating and Corporate Governance Committee and Regulatory & Governmental Affairs Committee receives an annual cash retainer of $15,000, and the non-employee director serving as the chairperson of the Audit Committee continues to receive an annual cash retainer of $20,000, and (ii) each non-employee director serving as a non-chairperson member of the Compensation Committee, the Nominating and Corporate Governance Committee and Regulatory & Governmental Affairs Committee receives an annual cash retainer of $10,000, and each non-employee director serving as a non-chairperson member of the Audit Committee receives an annual cash retainer of $15,000, in each case, such increase in cash retainer fees were pro-rated for fiscal year 2016.

In 2017, the Compensation Committee undertook its annual review of our Third Amended and Restated Outside Director Compensation Policy and, based on recommendations of Haigh, made a recommendation to our Board regarding changes to such policy. On April 12, 2017, based on the recommendation of the Compensation Committee, our Board of Directors amended our Third Amended and Restated Outside Director Compensation Policy to provide that (i) each non-employee director serving as the chairperson of any Special/Ad Hoc Committee receives an annual cash retainer of $20,000, (ii) each non-employee director serving as a non-chairperson member of any Special/Ad Hoc Committee receives an annual cash retainer of $15,000, (iii)

each non-employee director serving as a non-chairperson member of the Board’s Revenue Group receives an annual cash retainer of $10,000, which will be paid retroactive to service provided since January 1, 2017, and (iv) the Board may provide additional compensation to non-employee directors from time to time for Extraordinary Board Service (as defined therein).

Cash Compensation

Under the Outside Director Compensation Policy, each non-employee director received annual cash retainers for service in 2016 in the following positions:

Position	Annual Cash Retainer
Chairperson of the Board of Directors	$200,000
Member of the Board of Directors other than the Chairperson of the Board of Directors	$60,000
Lead Director	$25,000
Audit Committee Chairperson	$20,000
Compensation Committee Chairperson	$15,000
Nominating and Corporate Governance Committee Chairperson	$15,000
Regulatory and Governmental Affairs Committee Chairperson	$15,000
Audit Committee Member	$15,000
Compensation Committee Member	$10,000
Nominating and Corporate Governance Committee Member	$10,000
Regulatory and Governmental Affairs Committee Member	$10,000

Equity Compensation

In 2016, non-employee directors were eligible to receive all types of equity awards (except incentive stock options) under our 2013 Omnibus Incentive Plan, including discretionary awards not covered under the Outside Director Compensation Policy. Beginning after the Annual Meeting, subject to the approval of the 2017 Omnibus Incentive Plan by our stockholders, we expect to make future equity awards to our non-employee directors under our 2017 Omnibus Incentive Plan. The Outside Director Compensation Policy provided in 2016 that upon election or appointment of a non-employee director to our Board of Directors, such non-employee director would be granted an initial award of restricted stock under the 2013 Omnibus Incentive Plan having a Fair Market Value (as defined in the 2013 Omnibus Incentive Plan) equal to $120,000. The Outside Director Compensation Policy also provided in 2016 that on the date of each annual meeting of stockholders, each non-employee director would be granted an annual award of restricted stock under the 2013 Omnibus Incentive Plan having a Fair Market Value (as defined in the 2013 Omnibus Incentive Plan) equal to $120,000. For each initial award and annual award granted prior to June 15, 2016, the awards will vest in three equal installments, with one-third vesting on each of the first, second and third anniversaries of the date of grant, subject to the non-employee director’s continued service on the Board through each such vesting date.

In accordance with our Third Amended and Restated Outside Director Compensation Policy, each annual equity award granted to our non-employee directors on or after the June 15, 2016 Annual Meeting will vest 100% on the day before the next Annual Meeting of Stockholders of the Company occurring after the date of grant, subject to the non-employee director’s continued service through such date. Except for the changes described above, the terms of the Outside Director Compensation Policy will remain unchanged for 2017.

Notwithstanding the vesting schedule described above, the vesting of all equity awards granted to a non-employee director in 2016 will vest in full upon a “change in control” (as defined in the 2013 Omnibus Incentive Plan).

Stock Ownership Guidelines

In order to align director and stockholder interests, the Company adopted stock ownership guidelines for our directors in 2014. In March 2015, the Company modified its stock ownership guidelines to provide that each director is required to hold shares of common stock with a value at least equal to five (5) times the director’s annual cash retainer. If a director is not in compliance with the stock ownership guidelines, the director is required to maintain ownership of at least 50% of the net after-tax shares acquired from the Company pursuant to any equity-based awards received from the Company, until such individual’s stock ownership requirement is met. This retention requirement only applies to net after-tax shares acquired from the Company after the date of initial adoption of the stock ownership guidelines. Because an individual covered by the stock ownership guidelines must retain a percentage of net after-tax shares acquired from Company equity-based awards until such individual satisfies the specified guideline level of ownership, there is no minimum time period required to achieve the specified guideline level of ownership.

OWNERSHIP OF SECURITIES

The following table and accompanying footnotes set forth information regarding the beneficial ownership of our common stock as of April 18, 2017 by: (1) each person known to us to beneficially own more than 5% of our common stock, (2) each of the named executive officers, (3) each of our directors and (4) all of our directors and executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

As of April 18, 2017, there were 90,747,600 shares of our common stock outstanding.

Name of beneficial owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Beneficial Owners of More than 5%
The Partnerships affiliated with The Blackstone Group L.P.(1)	19,502,063	21.5%
Barrow, Hanley, Mewhinney & Strauss, LLC(2)	7,428,497	8.2%
The Vanguard Group(3)	5,267,082	5.8%
Vanguard Whitehall Funds – Vanguard Selected Value Fund(4)	4,546,700	5.0%
Directors and Named Executive Officers:
Joel K. Manby(5)	1,580,639	*
Peter J. Crage(5), (6)	331,947	*
Jack Roddy	224,573	*
G. Anthony (Tony) Taylor(5)	288,198	*
Anthony Esparza(5)	273,966	*
Ronald Bension	5,783	*
David F. D’Alessandro	153,480	*
William Gray	21,043	*
Judith A. McHale	26,678	*
Thomas E. Moloney(8)	18,891	*
Donald C. Robinson	7,619	*
Ellen O. Tauscher	21,043	*
Deborah M. Thomas	23,580	*
Peter F. Wallace(7)	—	—
All directors and executive officers as a group (18 persons)	3,487,941	3.8%

*	Less than 1%.
(1)

Based on a Schedule 13G filed with the SEC on February 17, 2015, shares of our common stock held by the limited partnerships owned by affiliates of Blackstone and other certain co-investors (the “Partnerships”) as follows: 15,820,811 shares of our common stock held by SW Delaware L.P. (“SWD”), 493,827 shares of our common stock held by SW Delaware A L.P. (“SWDA”), 555,394 shares of our common stock held by SW Delaware B L.P. (“SWDB”), 506,711 shares of our common stock held by SW Delaware C L.P.

(“SWDC”), 182,040 shares of our common stock held by SW Delaware D L.P. (“SWDD”), 570,487 shares of our common stock held by SW Delaware E L.P. (“SWDE”), 445,853 shares of our common stock held by SW Delaware F L.P. (“SWDF”), 679,058 shares of our common stock held by SW Delaware Co-Invest L.P. (“SWDCI”), and 247,882 shares of our common stock held by SW Delaware (GSO) L.P. Blackstone and other members of the Investor Group own various classes of interests in the Partnerships as described under “Certain Relationships and Related Party Transactions—Limited Partnership Agreements.”

Under the terms of the partnership agreements of the Partnerships, the general partner determines any voting and dispositions decisions with respect to the shares of our common stock held by the Partnerships. In certain circumstances, Blackstone and certain other members of the Investor Group are permitted to surrender their interests in the Partnerships to the Partnerships and receive shares of our common stock held by the Partnerships. The general partner of each of the Partnerships is SW Cayman Limited. SW Cayman Limited is wholly owned by Blackstone Capital Partners (Cayman III) V L.P. The general partner of Blackstone Capital Partners (Cayman III) V L.P. is Blackstone Management Associates (Cayman) V L.P. The general partner of Blackstone Management Associates (Cayman) V L.P. is BCP V GP L.L.C. The sole member of BCP V GP L.L.C. is Blackstone Holdings III L.P. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. As a result of his control of Blackstone Group Management L.L.C., Mr. Schwarzman has voting and investment power with respect to the shares held by the Partnerships. Each of such Blackstone entities (other than the Partnerships to the extent of their direct holdings) and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Partnerships directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares. The address of each of Mr. Schwarzman and each of the other entities listed in this footnote is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

In connection with the closing of the Sale, as described under “Proposal No. 1—Election of Directors,” ZHG will acquire approximately 21% of the outstanding shares of common stock of the Company from the Partnerships. We expect the closing of the Sale to take place in the second quarter of 2017 and prior to this year’s Annual Meeting.

(2)	Information regarding Barrow, Hanley, Mewhinney & Strauss, LLC (“Barrow”) is based solely on a Schedule 13G filed by Barrow with the SEC on February 9, 2017. Barrow reported sole voting power with respect to 2,098,436 shares, shared voting power with respect to 5,330,061 shares and sole investment power with respect to 7,428,497 shares. The address of Barrow is 2200 Ross Avenue, 31st Floor, Dallas, Texas 75201.
(3)	Information regarding The Vanguard Group (“Vanguard Group”) is based solely on a Schedule 13G filed by Vanguard Group with the SEC on February 13, 2017. Vanguard Group reported sole voting power with respect to 132,945 shares, shared voting power with respect to 615 shares, sole investment power with respect to 5,128,107 shares and shared investment power with respect to 138,975 shares. The address of Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(4)	Information regarding Vanguard Whitehall Funds—Vanguard Selected Value Fund (“Vanguard”) is based solely on a Schedule 13G filed by Vanguard with the SEC on February 13, 2017. Vanguard reported sole voting power with respect to 4,546,700 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(5)	Includes shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 18, 2017, as follows: Mr. Manby, 633,550; Mr. Crage, 53,512; Mr. Taylor, 43,574; and Mr. Esparza, 70,835.
(6)	Consists of (i) 4,022.675 shares of common stock held jointly by Mr. Crage and his spouse and (ii) 274,412 shares of common stock held individually by Mr. Crage.
(7)	Mr. Wallace is an employee of Blackstone, but disclaims beneficial ownership of the shares beneficially owned by the Partnerships. The address for Mr. Wallace is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

(8)	Consists of (i) 4,000 shares of common stock held jointly by Mr. Moloney and his spouse and (ii) 14,891 shares of common stock held individually by Mr. Moloney.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors, a company’s chief accounting officer and persons who beneficially own more than 10% of a company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Executive officers, directors, the chief accounting officer and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such reports and written representations from our executive officers, directors and Blackstone, we believe that our executive officers, directors and Blackstone complied with all Section  16(a) filing requirements during 2016.

TRANSACTIONS WITH RELATED PERSONS

Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). In connection with our initial public offering, our Board of Directors adopted a written policy on transactions with related persons that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on the NYSE. Under this policy:

•	any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of the Board of Directors composed solely of independent directors who are disinterested or by the disinterested members of the Board of Directors; and

•	any employment relationship or transaction involving an executive officer and any related compensation must be approved by the compensation committee of the Board of Directors or recommended by the compensation committee to the Board of Directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

•	management must disclose to the committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•	management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

•	management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and

•	management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, the NYSE and the Code of Business Conduct and Ethics.

Stockholders Agreements

Blackstone Stockholders Agreement

In connection with our initial public offering, we entered into a stockholders agreement with the limited partnerships owned by affiliates of Blackstone and other certain co-investors (the “Partnerships”). This agreement granted the Partnerships the right to nominate to our Board of Directors a number of designees equal to: (i) at least a majority of the total number of directors comprising our Board of Directors as long as the Partnerships and their affiliates beneficially own at least 50% of the shares of our common stock entitled to vote generally in the election of our directors; (ii) at least 40% of the total number of directors comprising our Board of Directors at such time as long as the Partnerships and their affiliates beneficially own at least 40% but less than 50% of the shares of our common stock entitled to vote generally in the election of our directors; (iii) at least 30% of the total number of directors comprising our Board of Directors at such time as long as the Partnerships and their affiliates beneficially own at least 30% but less than 40% of the shares of our common stock entitled to vote generally in the election of our directors; (iv) at least 20% of the total number of directors comprising our Board of Directors at such time as long as the Partnerships and their affiliates beneficially own at least 20% but less 30% of the shares of our common stock entitled to vote generally in the election of our directors; and (v) at least 10% of the total number of directors comprising our Board of Directors at such time as long as the Partnerships and their affiliates beneficially own at least 5% but less than 20% of the shares of our common stock entitled to vote generally in the election of our directors. For purposes of calculating the number of directors that the Partnerships are entitled to nominate pursuant to the formula outlined above, any fractional amounts would be rounded up to the nearest whole number (e.g., one and one quarter directors shall equate to two directors) and the calculation would be made on a pro forma basis after taking into account any increase in the size of our Board of Directors.

In addition, in the event a vacancy on the Board of Directors is caused by the death, retirement or resignation of a Partnership’s director-designee, the Partnerships shall, to the fullest extent permitted by law, have the right to have the vacancy filled by a new Partnership’s director-designee.

The Blackstone Stockholders Agreement is expected to terminate in accordance with its terms upon the closing of the Sale described above under “Proposal 1—Election of Directors.”

ZHG Stockholders Agreement

In connection with the Sale, the Company entered into a stockholders agreement with ZHG (and with ZHG Group for purposes of the standstill provision only) (the “ZHG Stockholders Agreement”) that will be effective upon the closing of the Sale.

Under the ZHG Stockholders Agreement, for so long as ZHG owns at least 20% of the Company’s outstanding common stock, it will have the right to designate two directors to the Company’s Board. After the resignation or other removal of either of the Initial ZHG designees, unless otherwise determined by the Board, at least one of the two ZHG director designees will be required to (i) meet the independence standards of the New York Stock Exchange with respect to the Company and (ii) not have been, for three (3) years prior to appointment, an employee, director or officer of, or consultant to, ZHG or any of its affiliates. Each of ZHG’s director designees must be reasonably satisfactory to the Nominating and Corporate Governance Committee of the Company’s Board of Directors. ZHG’s right to designate directors decreases to one director if ZHG’s ownership falls below 20% of the Company’s common stock and such right terminates if ZHG’s ownership falls below 10% of the Company’s common stock, in each case subject to certain exceptions. Each ZHG designee that meets the independence standards of the New York Stock Exchange will be entitled to serve on at least one standing committee of the Company’s Board of Directors, as determined by the Nominating and Corporate Governance Committee of the Company’s Board of Directors.

The ZHG Stockholders Agreement generally requires ZHG to vote all of its shares in excess of 15% of the total outstanding shares of the Company in the same proportion as the shares owned by other stockholders are voted on all matters, except as follows: (i) in elections of directors, ZHG is required to vote all of its shares up to 15% of the total outstanding shares of the Company in favor of each of the nominees of the Company’s Board of Directors and may vote its shares in excess of 15% of the total outstanding shares of the Company either affirmatively in favor of the nominees of the Company’s Board of Directors or in the same proportion as the shares owned by other stockholders are voted; (ii) for two (2) years after the closing of the Sale, in third party acquisitions of the Company where the consideration is less than or equal to $23.00 per share, ZHG may vote all of its shares as it chooses; and (iii) in the case of any charter or bylaw amendment which adversely affects ZHG disproportionally as compared to other stockholders, an issuance of more than 20% of the Company’s outstanding shares (other than in connection with an acquisition) at a below-market price, or an acquisition of the Company by ZHG, ZHG may vote all of its shares as it chooses. In a third party tender offer approved by the Board of Directors (except for two years after the closing of the Sale, in a third party tender offer where the consideration is less than or equal to $23.00 per share), ZHG will be required to tender its shares in excess of 15% of the total outstanding shares of the Company in the same proportion as shares held by non-ZHG holders are tendered.

Under the ZHG Stockholders Agreement, ZHG is generally not permitted to transfer shares of the Company’s common stock for two years after the closing of the Sale without the approval of the Company’s Board of Directors, with limited exceptions. After the expiration of the two-year period following the closing of the Sale, ZHG is restricted from selling its shares of the Company’s common stock to certain competitors of the Company and to significant stockholders. The ZHG Stockholders Agreement also includes a customary standstill provision.

The ZHG Stockholders Agreement will terminate when ZHG and its affiliates, in the aggregate, hold less than 5% of the Company’s common stock.

Limited Partnership Agreements and Equityholders’ Agreement

On December 1, 2009, investment funds affiliated with Blackstone and certain co-investors, through the Company and its wholly-owned subsidiary, SeaWorld Parks & Entertainment, Inc., acquired 100% of the equity interests of Sea World LLC (f/k/a SeaWorld, Inc.) and SeaWorld Parks & Entertainment LLC (f/k/a Busch Entertainment Corporation) from certain subsidiaries of Anheuser-Busch Companies, Inc. We refer to this acquisition and related financing transactions as the “2009 Transactions.” As a result of the 2009 Transactions, Blackstone and the other co-investors own, through the Partnerships, common stock of the Company.

Investment funds affiliated with Blackstone and other co-investors hold Class A Units and Class B Units of the Partnerships. In addition, Anheuser-Busch, Incorporated (“ABI”) holds Class C Units in the Partnerships, which entitle ABI to receive, subject to certain conditions, a specified portion of distributions from the Partnerships.

Pursuant to the limited partnership agreements of each of the Partnerships (referred to herein as the “Partnership Agreements”), Blackstone, through its affiliate SW Cayman Limited, the general partner of the Partnerships, has the right to determine when dispositions of shares of our common stock held by the Partnerships will be made and, subject to certain exceptions, when distributions will be made to the limited partners of the Partnerships and the amount of any such distributions. If SW Cayman Limited authorizes a distribution, such distribution will be made to the partners of the Partnerships (1) in the case of a tax distribution (as described below), to the holders of limited partnerships units in proportion to the amount of taxable income of the Partnerships allocated to such holders and (2) in the case of other distributions, pro rata in accordance with the percentages of their respective partnership interests, subject to vesting requirements of certain Employee

Units held by members of our management. ABI holds Class C Units in the Partnerships, which entitle ABI to receive, subject to certain conditions, a specified portion of distributions from the Partnerships. ABI has consent rights with respect to certain amendments to the Partnership Agreements.

The Partnership Agreements provide that SW Cayman Limited, as the general partner, will be entitled in its sole discretion and without the approval of the other partners to perform or cause to be performed all management and operational functions relating to the Partnerships and shall have the sole power to bind the Partnerships. The limited partners may not participate in the management or control of the Partnerships.

The Partnership Agreements provide that, subject to certain exceptions, the general partner will not withdraw from the Partnerships or resign as a general partner. The general partner is not permitted to transfer its general partnership interests except to an affiliate of the general partner. The Partnership Agreements also provide that, subject to certain exceptions, the limited partners will not transfer their limited partnership interests. Under the terms of the Partnership Agreements, an affiliate of Blackstone determines any voting and disposition decisions with respect to the shares of our common stock held by the Partnerships. In certain circumstances, Blackstone and certain other members of the Investor Group are permitted to surrender their interests in the Partnerships to the Partnerships and receive shares our common stock held by the Partnerships. The Partnership Agreements contain a covenant limiting the Partnerships’ ability to enter into transactions with their affiliates.

The Partnership Agreements provide that each of the Partnerships will be dissolved upon the earliest of (i) the determination of the general partner to dissolve the Partnerships, (ii) such date when there are no limited partners, (iii) at such times as all of the assets of the Partnership have been converted into cash and cash equivalents, (iv) the entry of a decree of judicial dissolution of the Partnership or (v) the dissolution, resignation, expulsion or bankruptcy of the general partner.

In connection with the 2009 Transactions, we entered into an equityholders’ agreement with the Partnerships and certain equity holders of the Partnerships. Pursuant to the agreement, in the event that we propose to redeem or repurchase any of our equity interests held by the Partnerships, we are required to offer each Partnership the right to participate in such redemption or repurchase on a pro rata basis.

Registration Rights Agreements

Blackstone Registration Rights Agreement

In connection with the 2009 Transactions, we entered into a registration rights agreement with the Partnerships and certain equity holders of the Partnerships (the “Blackstone Registration Rights Agreement”). Subject to certain conditions, this agreement provides to the Partnerships an unlimited number of “demand” registrations and customary “piggyback” registration rights. The Blackstone Registration Rights Agreement also provides that we will pay certain expenses of the Partnerships and certain of its equity holders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act.

The Blackstone Registration Rights Agreement is expected to terminate in accordance with its terms upon the closing of the Sale; provided, that, certain rights, including rights of indemnification, will survive such termination in accordance with the terms of the Blackstone Registration Rights Agreement.

ZHG Registration Rights Agreement

In connection with the Sale, the Company also entered into a registration rights agreement (the “ZHG Registration Rights Agreement”) with ZHG that will be effective upon the closing of the Sale. The ZHG Registration Rights Agreement provides that, subject to the transfer restrictions set forth in the ZHG Stockholders Agreement, ZHG will have customary “demand” and “piggyback” registration rights. The ZHG Registration Rights Agreement also provides that we will pay certain expenses of ZHG relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act.

Concept Development and Design Agreements

In connection with the Sale, Sea Holdings I, LLC, a wholly-owned subsidiary of the Company, and Zhonghong Holding Co., Ltd. (“Zhonghong Holding”), an affiliate of ZHG Group, entered into a Park Exclusivity and Concept Design Agreement (the “ECDA”) and a Center Concept and Preliminary Design Agreement (the “CDSA”). Under the terms of the ECDA, the Company will work with Zhonghong Holding and a top theme park design company, the Hettema Group, to create and produce the concept designs and development analysis for theme parks, water parks and interactive parks in China. In exchange for providing services under the ECDA, the Company is expected to receive fees of approximately $2.5 million in 2017, $3.0 million in 2018 and $3.0 million in 2019 as well as a travel stipend of $100,000 per year. Under the terms of the CDSA, the Company will provide guidance, input, and expertise relating to the initial strategic planning, concept and preliminary design of Zhonghong Holding’s family entertainment and other similar centers. In exchange for providing services under the CDSA, the Company is expected to receive fees of approximately $1.5 million in 2017, $1.5 million in 2018 and $1.0 million in 2019 as well as a travel stipend of $100,000 per year.

Debt and Interest Payments

As of December 31, 2016, approximately $25.0 million aggregate principal amount of the Term B-2 Loans under the Senior Secured Credit Facilities were owned by affiliates of Blackstone. We make voluntary principal repayments as well as periodic principal and interest payments on such debt in accordance with its terms.

On March 31, 2017 we entered into a refinancing amendment to our Senior Secured Credit Facilities through which we borrowed $998.3 million in Term B-5 Loans and used the funds primarily to repay the $244.7 million outstanding principal on Term B-3 loans in full and partially repay $753.6 million on the Term B-2 Loans. In connection with the refinancing transaction, as of March 31, 2017, approximately $8.8 million aggregate principal amount of the remaining Term B-2 Loans under the Senior Secured Credit Facilities were owned by affiliates of Blackstone. In addition, during the first quarter of 2017, we made an excess cash flow payment (“ECF”) on the Term B-2 Loans and Term B-3 Loans in accordance with such debt’s terms. A portion of the ECF was applied as a mandatory principal repayment on March 30, 2017, immediately prior to the refinancing transaction and the remainder will be applied in the second quarter of 2017 as a voluntary principal repayment.

Repurchase of Securities

As market conditions warrant, we and our major stockholders, including Blackstone and its affiliates, may from time to time, depending upon market conditions, seek to repurchase our debt securities or loans in privately negotiated or open market transactions, by tender offer or otherwise.

Equity Healthcare Program Agreement

Effective as of January 1, 2012, we entered into an employer health program agreement with Equity Healthcare LLC (“Equity Healthcare”), an affiliate of Blackstone, pursuant to which Equity Healthcare provides to us certain negotiating, monitoring and other services in connection with our health benefit plans. Because of the combined purchasing power of its client participants, Equity Healthcare is able to negotiate pricing terms for providers that are believed to be more favorable than the companies could obtain for themselves on an individual basis.

In consideration for Equity Healthcare’s services, we paid Equity Healthcare a fee of $3.00 per participating employee per month for plans beginning on or after January 1, 2016.    As of December 31, 2016, we had approximately 3,600 employees enrolled in Equity Healthcare health benefit plans.

Core Trust Purchasing Group Participation Agreement

Effective May 1, 2010, we entered into a five (5) year participation agreement, with automatic one year renewals, with Core Trust Purchasing Group (“CPG”), which designates CPG as our exclusive “group purchasing organization” for the purchase of certain products and services from third party vendors. CPG secures from vendors pricing terms for goods and services that are believed to be more favorable than participants in the group purchasing organization could obtain for themselves on an individual basis. Under the participation agreement, we must purchase 80% of the requirements of our participating locations for core categories of specified products and services, from vendors participating in the group purchasing arrangement with CPG or CPG may terminate the contract.

We do not pay any fees to participate in this group arrangement, and we can terminate participation in any category of products and services at any time prior to the expiration of the agreement without penalty with a reasonable business justification, including if pricing under the agreement becomes uncompetitive or uneconomical, customer service is not satisfactory or participation negatively impacts our corporate governance or compliance policies.

In connection with purchases by its participants (including us), CPG receives a commission from the vendors in respect of such purchases. Additionally, Blackstone has entered into a separate agreement with CPG whereby Blackstone receives a portion of the gross fees vendors pay to CPG based on the volume of purchases made by us. CPG is not a Blackstone affiliate and Blackstone is not a party to our participation agreement with CPG. A portion of the fees CPG remits to Blackstone is intended to reimburse Blackstone for a portion of the costs it incurs in connection with facilitating our participation in CPG and monitoring the services CPG provides to us. Our purchases through CPG were approximately $31.7 million for the fiscal year ended December 31, 2016.

Separation and Consulting Agreement with Former Chief Executive Officer

On December 11, 2014, the Company announced that Jim Atchison would resign from his role as Chief Executive Officer and President of the Company, effective January 15, 2015. Following his resignation as Chief Executive Officer and President, Mr. Atchison remained involved with the Company as a member of our Board and in a consulting capacity to the Company. In connection with Mr. Atchison’s resignation, the Company entered into the Atchison Separation Agreement. The Company entered into an amendment to the Atchison Separation Agreement, effective as of April 13, 2016 (the “Atchison Amendment”). Pursuant to the Atchison Amendment, Mr. Atchison will no longer serve on the Board, but he will continue to be engaged as a consultant to the Company until December 10, 2017. Either the Company or Mr. Atchison may terminate the consulting period at any earlier time upon 30 days advance written notice. In consideration for Mr. Atchison agreeing to provide consulting services to the Company, commencing January 1, 2016, Mr. Atchison’s annual consulting fee was increased to $620,000. In the event the consulting period is terminated for any reason, Mr. Atchison shall be entitled to a lump sum payment equal to the remainder of his consulting fee through the end of December 10, 2017 and all unvested restricted stock awards previously granted to Atchison as a member of the Board during the consulting period will become 100% vested and unrestricted.

Other

Mr. Thomas J. Valley, the Director of Domestic Sales of a subsidiary of the Company, is the brother-in-law of our former Chief Executive Officer and President, Jim Atchison. Mr. Valley’s total compensation for fiscal 2016 was $156,305.

From time to time, we do business with a number of other companies affiliated with Blackstone. We believe that all such arrangements have been entered into in the ordinary course of business and have been conducted on an arms-length basis.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2018 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary, SeaWorld Entertainment, Inc., 9205 South Park Center Loop, Suite 400, Orlando, Florida 32819. To

be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2018 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Corporate Secretary on or before December 25, 2017. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our bylaws permit stockholders to nominate directors and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the Annual Meeting of Stockholders to be held in 2018, you must submit a timely notice in accordance with the procedures described in our by-laws. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2018, such a proposal must be received on or after February 14, 2018, but not later than March 16, 2018. In the event that the date of the Annual Meeting of Stockholders to be held in 2018 is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Stockholders, such notice by the stockholder must be so received no earlier than 120 days prior to the Annual Meeting of Stockholders to be held in 2018 and not later than the 90th day prior to such Annual Meeting of Stockholders to be held in 2018 or ten (10) calendar days following the day on which public announcement of the date of such Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our bylaws. The proxy solicited by the Board for the 2018 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting G. Anthony (Tony) Taylor, 9205 South Park Center Loop, Suite 400, Orlando, Florida 32819, (407) 226-5011.

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

G. Anthony (Tony) Taylor

Corporate Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.seaworldentertainment.com) and click on “SEC Filings” under the “Investor Relations” heading.

Copies of our Annual Report on Form 10-K for the year ended December 31, 2016, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Corporate Secretary

SeaWorld Entertainment, Inc.

9205 South Park Center Loop, Suite 400,

Orlando, Florida 32819

EXHIBIT A

SEAWORLD ENTERTAINMENT, INC.

2017 OMNIBUS INCENTIVE PLAN

1. Purpose. The purpose of the SeaWorld Entertainment, Inc. 2017 Omnibus Incentive Plan is to provide a means through which the Company and the other members of the Company Group may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors of the Company and other members of the Company Group can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s stockholders.

2. Definitions. The following definitions shall be applicable throughout the Plan.

(a) “Absolute Share Limit” has the meaning given to such term in Section 5(b) of the Plan.

(b) “Adjustment Event” has the meaning given to such term in Section 13(a) of the Plan.

(c) “Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

(d) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Equity-Based Award and Cash-Based Incentive Award granted under the Plan.

(e) “Award Agreement” means the document or documents by which each Award (other than a Cash-Based Incentive Award) is evidenced, which may be in written or electronic form.

(f) “Board” means the Board of Directors of the Company.

(g) “Cash-Based Incentive Award” means an Award denominated in cash that is granted under Section 11 of the Plan.

(h) “Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, a good faith determination of the Committee or its designee that (i) there is “cause” to terminate a Participant’s employment or service, as defined in and in accordance with any employment or consulting agreement between the Participant and the Service Recipient or any member of the Company Group or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein), any of the following has occurred with respect to a Participant: (A) such Participant has failed to reasonably perform his or her duties to the Service Recipient, or has failed to follow the lawful instructions of the Board or his or her direct superiors, in each case other than as a result of his or her incapacity due to physical or mental illness or injury, in a manner that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to any member of the Company Group or an Affiliate; (B) such Participant has engaged or is about to engage in conduct harmful (whether financially, reputationally or otherwise) to any member of the Company Group or an Affiliate; (C) such Participant has been convicted of, or pled guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty; (D) the willful misconduct or gross neglect of such Participant that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to any member of the Company Group or an Affiliate; (E) the willful violation by such Participant of the written policies of the Service Recipient or any applicable written policies of any member of the Company Group that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to any member of the Company Group or an Affiliate; (F) such Participant’s fraud or misappropriation, embezzlement or misuse of funds or property belonging to the Company Group or an Affiliate (other than good faith expense account disputes); (G) such Participant’s act of personal dishonesty which involves personal profit in connection with such Participant’s employment or service with the Service Recipient or any member of the Company Group or an Affiliate; or (H) the willful breach by such Participant of fiduciary duty owed to the Service Recipient or any member of the Company Group or an Affiliate.

(i) “Change in Control” means:

(i) the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock; or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (clauses (A) and (B), the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate; (III) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant); or (IV) any acquisition in one transaction or a series of related transactions, by any Person directly from (and solely from) The Blackstone Group L.P., Zhonghong Zhuoye Group Co., Ltd. and/or their Affiliates or their successors;

(ii) during any period of twenty-four (24) months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii) the sale, transfer or other disposition of all or substantially all of the business or assets of the Company Group (taken as a whole) to any Person that is not an Affiliate of the Company; or

(iv) the consummation of a reorganization, recapitalization, merger, consolidation, or other similar transaction involving the Company (a “Business Combination”), unless immediately following such Business Combination 50% or more of the total voting power of the entity resulting from such Business Combination (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of such resulting entity), is held by the holders of the Outstanding Company Voting Securities immediately prior to such Business Combination.

(j) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(k) “Committee” means the Compensation Committee of the Board or any properly delegated subcommittee thereof or, if no such Compensation Committee or subcommittee thereof exists, the Board or, at the election of the Board, the Board (other than as set forth in Section 4(c) of the Plan).

(l) “Common Stock” means the common stock of the Company, par value $0.01 per share (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).

(m) “Company” means SeaWorld Entertainment, Inc., a Delaware corporation, and any successor thereto.

(n) “Company Group” means, collectively, the Company and its Subsidiaries.

(o) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(p) “Designated Foreign Subsidiaries” means all members of the Company Group that are organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(q) “Detrimental Activity” means a good faith determination by the Committee or its designee that a Participant has engaged in any of the following: (i) the breach of any covenants relating to disclosure of confidential or proprietary information, noncompetition, nonsolicitation, nondisparagement or other similar restrictions on conduct contained in any agreement between a Participant and any member of the Company Group (including any Award Agreement) or any written policies of the Company Group (including those contained in any handbook); (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Service Recipient for Cause; or (iii) any activity, including fraud or other conduct contributing to financial restatement or accounting irregularities, that the Committee determines in good faith is appropriate to include in any incentive compensation clawback policy adopted by the Committee and as in effect from time to time.

(r) “Disability” means, as to any Participant, unless in the case of a particular Award the applicable Award Agreement states otherwise, “Disability,” as defined in any then-existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other similar agreement (or the absence of any definition of “Disability” contained therein), a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Committee in its sole discretion.

(s) “Effective Date” means June 14, 2017, the date the Plan was approved by the holders of shares of Common Stock entitled to vote at the 2017 annual meeting of shareholders of the Company.

(t) “Eligible Person” means any (i) individual employed by any member of the Company Group; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of any member of the Company Group; or (iii) consultant or advisor to any member of the Company Group who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act, who, in the case of each of clauses (i) through (iii) above has entered into an Award Agreement or who has received written notification from the Committee or its designee that they have been selected to participate in the Plan.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(v) “Exercise Price” has the meaning given to such term in Section 7(b) of the Plan.

(w) “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

(x) “GAAP” has the meaning given to such term in Section 7(d) of the Plan.

(y) “Immediate Family Members” has the meaning given to such term in Section 15(b) of the Plan.

(z) “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(aa) “Indemnifiable Person” has the meaning given to such term in Section 4(e) of the Plan.

(bb) “Minimum Vesting Condition” means, with respect to any Award settled in shares of Common Stock, that vesting of (or lapsing of restrictions on) such Award does not occur earlier than the first anniversary of the Date of Grant, other than with respect to a Performance Compensation Award granted in connection with an annual incentive bonus such that that underlying shares are granted in lieu of cash and has a Performance Period of not less than twelve (12) months; provided, however, that notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to five percent (5%) of the Absolute Share Limit (subject to Section 13 of the Plan) may be granted to any one or more Eligible Persons without respect to such Minimum Vesting Condition.

(cc) “Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of an Award that is designated as a Performance Compensation Award consistent with Section 162(m) of the Code.

(dd) “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(ee) “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.

(ff) “NYSE” means the New York Stock Exchange, but if the New York Stock Exchange is not then the principal trading market for the Company’s Common Stock, then “NYSE” shall be deemed to mean any successor securities exchange or the principal national securities exchange which the Company Common Stock is then traded.

(gg) “Option” means an Award granted under Section 7 of the Plan.

(hh) “Option Period” has the meaning given to such term in Section 7(c)(i) of the Plan.

(ii) “Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit, that is granted under Section 10 of the Plan and is (i) payable by delivery of Common Stock, and/or (ii) measured by reference to the value of Common Stock.

(jj) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to the Plan.

(kk) “Performance Compensation Award” means any Award designated by the Committee as a “performance compensation award” pursuant to Section 11 or Section 12 of the Plan.

(ll) “Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goals for a Performance Period with respect to any Performance Compensation Award under the Plan.

(mm) “Performance Formula” means, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(nn) “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(oo) “Performance Period” means the one or more periods of time of not less than twelve (12) months, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(pp) “Permitted Transferee” has the meaning given to such term in Section 15(b) of the Plan.

(qq) “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(rr) “Plan” means this SeaWorld Entertainment, Inc. 2017 Omnibus Incentive Plan, as it may be amended and restated from time to time.

(ss) “Prior Plan” means the SeaWorld Entertainment, Inc. 2013 Omnibus Incentive Plan, as it may be amended and restated from time to time.

(tt) “Qualifying Director” means a person who is (i) with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act; and (ii) with respect to actions intended to obtain the exception for performance-based compensation under 162(m) of the Code, an “outside director” within the meaning of Section 162(m) of the Code.

(uu) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned, including vesting conditions.

(vv) “Restricted Stock” means Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(ww) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(xx) “SAR Period” has the meaning given to such term in Section 8(c) of the Plan.

(yy) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(zz) “Service Recipient” means, with respect to a Participant holding a given Award, the member of the Company Group by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(aaa) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(bbb) “Strike Price” has the meaning given to such term in Section 8(b) of the Plan.

(ccc) “Subsidiary” means, with respect to any specified Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership, limited liability company or any comparable foreign entity (A) the sole general partner (or functional equivalent thereof) or the managing general partner (or functional equivalent thereof) of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(ddd) “Substitute Award” has the meaning given to such term in Section 5(e) of the Plan.

(eee) “Sub-Plans” means any sub-plan to the Plan that has been adopted by the Board or the Committee for the purpose of permitting the offering of Awards to employees of certain Designated Foreign Subsidiaries or otherwise outside the United States of America, with each such sub-plan designed to comply with local laws applicable to offerings in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with applicable local laws, the Absolute Share Limit and the other limits specified in Section 5(b) of the Plan shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.

(fff) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient for any reason (including death or as a result of Disability).

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth (10th) anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration.

(a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 promulgated under the Exchange Act or to qualify as performance-based compensation under Section 162(m) of the Code, as applicable, be a Qualifying Director. However, the fact that a Committee member shall fail to qualify as a Qualifying Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in or exercised for, cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) accelerate the vesting of any Awards in the event of a Termination; (viii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (vix) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (x) adopt Sub-Plans; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of any member of the Company Group, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except with respect to grants of Awards to persons (i) who are Non-Employee Directors, (ii) who are subject to Section 16 of the Exchange Act or (iii) who are, or could reasonably be expected to be, “covered employees” for purposes of Section 162(m) of the Code.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, any member of the Company Group, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board, the Committee or any employee or agent of any member of the Company Group (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such

Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the organizational documents of any member of the Company Group. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the organizational documents of any member of the Company Group, as a matter of law, under an individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations.

(a) The Committee may, from time to time, grant Awards to one or more Eligible Persons.

(b) Awards granted under the Plan shall be subject to the following limitations:

(i) subject to Section 13 of the Plan, no more than 7,001,471 shares of Common Stock plus the number of shares of Common Stock underlying any award granted under the Prior Plan that expires, terminates or is canceled or forfeited for any reason whatsoever under the terms of the Prior Plan (the “Absolute Share Limit”) shall be available for Awards under the Plan;

(ii) subject to Section 13 of the Plan, grants of Options or SARs under the Plan in respect of no more than 1,500,000 shares of Common Stock may be made to any individual Participant during any single fiscal year of the Company (for this purpose, if a SAR is granted in tandem with an Option (such that the SAR expires with respect to the number of shares of Common Stock for which the Option is exercised), only the shares underlying the Option shall count against this limitation);

(iii) subject to Section 13 of the Plan, no more than the 7,001,471 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan;

(iv) subject to Section 13 of the Plan, no more than 600,000 shares of Common Stock may be issued in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 12 of the Plan to any individual Participant for a single fiscal year during a Performance Period (or in the event a Performance Period extends beyond a single fiscal year, no more than 600,000 shares multiplied by the number of full fiscal years in the applicable Performance Period), or in the event such share-denominated Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of such shares of Common Stock on the last day of the Performance Period to which such Award relates;

(v) the maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year, shall not exceed $1,000,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous fiscal year); and

(vi) the maximum amount that can be paid to any individual Participant pursuant to a Cash-Based Incentive Award shall be $5,000,000 for a single fiscal year during a Performance Period (or in the event a Performance Period extends beyond a single fiscal year, the maximum amount which may be paid shall be no more than $5,000,000 multiplied by the number of full fiscal years in the applicable Performance Period).

(c) Other than with respect to Substitute Awards, to the extent that an Award expires or is canceled, forfeited, or terminated without issuance to the Participant of the full number of shares of Common Stock to which the Award related, the unissued shares will again be available for grant under the Plan. Shares of Common Stock shall be deemed to have been issued in settlement of Awards if the Fair Market Value equivalent of such shares is paid in cash; provided, however, that no shares shall be deemed to have been issued in settlement of a SAR or Restricted Stock Unit that only provides for settlement in cash and settles only in cash or in respect of any Cash-Based Incentive Award. In no event shall (i) shares tendered or withheld on the exercise of Options or other Award for the payment of the exercise or purchase price or withholding taxes, (ii) shares not issued upon the settlement of a SAR that settles in shares of Common Stock (or could settle in shares of Common Stock), or (iii) shares purchased on the open market with cash proceeds from the exercise of Options, again become available for other Awards under the Plan.

(d) Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing. Following the Effective Date, no further awards shall be granted under the Prior Plan.

(e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit and shall not be subject to the Minimum Vesting Condition; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.

6. Eligibility. Participation in the Plan shall be limited to Eligible Persons.

7. Options.

(a) General. Each Option granted under the Plan shall be evidenced by an Award Agreement, in written or electronic form, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of a member of the Company Group, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock

Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with, such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

(c) Vesting and Expiration.

(i) Subject to the Minimum Vesting Condition, Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee.

(ii) Options shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the Option Period shall be automatically extended until the thirtieth (30th) day following the expiration of such prohibition. Notwithstanding the foregoing, in no event shall the Option Period exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group.

(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual issuance of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and have been held by the Participant for any period of time as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles (“GAAP”); or (ii) by such other method as the Committee may permit in its sole discretion, including, without limitation (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price. Any fractional shares of Common Stock shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (i) the date that is two (2) years after the Date of Grant of the Incentive Stock Option or (ii) the date that is one (1) year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.

(f) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights.

(a) General. Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.

(c) Vesting and Expiration.

(i) A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. Subject to the Minimum Vesting Condition, a SAR granted independent of an Option shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee.

(ii) SARs shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “SAR Period”); provided, that if the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the SAR Period shall be automatically extended until the thirtieth (30th) day following the expiration of such prohibition.

(d) Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that is being exercised multiplied by the excess of the Fair Market Value of one (1) share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

9. Restricted Stock and Restricted Stock Units.

(a) General. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each Restricted Stock and Restricted Stock Unit so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b) Stock Certificates and Book-Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable; and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 15(a) of the Plan or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock; provided, that no dividends shall be payable on any shares of Restricted Stock with respect to which the applicable restrictions have not lapsed, and any such dividends shall be held by the Company and delivered (without interest) to the Participant within fifteen (15) days following the date on which such restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate). To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company. A Participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.

(c) Vesting. Subject to the Minimum Vesting Condition, Restricted Stock and Restricted Stock Units shall vest, and any applicable Restricted Period shall lapse, in such manner and on such date or dates or upon such event or events as determined by the Committee.

(d) Issuance of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or the Participant’s beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, in the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends (without interest), upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant or the Participant’s beneficiary, without charge, one (1) share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units; or (B) defer the issuance of shares of Common Stock (or cash or part cash and part shares of Common Stock, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock in respect of such Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value per share of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award Agreement or otherwise, upon the payment by the Company of dividends on shares of Common Stock, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments in cash (unless the Committee, in its sole discretion, elects to credit such payments in shares of Common Stock or additional Restricted Stock Units having a Fair Market Value equal to the amount of such dividend), which amount shall be payable (without interest) at the same time as the underlying Restricted Stock Units are settled following the date on which the Restricted Period lapses with respect to such Restricted Stock Units, and, in no event shall such dividend equivalents be payable on any date prior thereto, including if such Restricted Stock Units are forfeited. The Participant shall have no right to such dividend equivalent payments prior to such settlement date.

(e) Legends on Restricted Stock. Each certificate, if any, or book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or book entry notation substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE SEAWORLD ENTERTAINMENT, INC. 2017 OMNIBUS INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, BETWEEN SEAWORLD ENTERTAINMENT, INC. AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF SEAWORLD ENTERTAINMENT, INC.

10. Other Equity-Based Awards. Subject to the Minimum Vesting Condition, the Committee may grant Other Equity-Based Awards under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine. Each Other Equity-Based Award granted under the Plan shall be evidenced by an Award Agreement. Each Other Equity-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or other form evidencing such Award, including, without limitation, those set forth in Section 15(a) of the Plan.

11. Cash-Based Incentive Awards. The Committee may grant Cash-Based Incentive Awards under the Plan to any Eligible Person who is or that the Committee reasonably believes could be a “covered employee” within the meaning of Section 162(m) of the Code. All Cash-Based Incentive Awards shall be designated Performance Compensation Awards, and shall be subject to the terms and conditions of Section 12 hereof. Each Cash-Based Incentive Award granted under the Plan shall be evidenced in such form as the Committee may determine from time to time.

12. Performance Compensation Awards.

(a) General. The Committee shall have the authority, at or before the time of grant of any Award, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything in the Plan to the contrary, if the Company determines that a Participant who has been granted an Award designated as a Performance Compensation Award is not (or is no longer) a “covered employee” (within the meaning of Section 162(m) of the Code), the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 12 (but subject otherwise to the provisions of Section 14 of the Plan). Performance Compensation Awards (including, without limitation, Cash Based Incentive Awards) may be settled in cash, shares of Common Stock, Restricted Stock and/or Restricted Stock Units.

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply and the Performance Formula(e). Within the first ninety (90) days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more members of the Company Group, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and shall be limited to the following, which may be determined in accordance with GAAP or on a non-GAAP basis: (i) net earnings or net income (before or after taxes) or consolidated net income; (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) actual or adjusted earnings before or after interest, taxes, depreciation and/or amortization (including EBIT and EBITDA); (ix) EBITDA margins; (x) gross or net operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total stockholder return); (xiii) expense targets or cost reduction goals, general and administrative expense savings; (xiv) operating efficiency; (xv) objective measures of customer/client satisfaction; (xvi) working capital targets; (xvii) measures of economic value added or other ‘value creation’ metrics; (xviii) inventory control; (xix) enterprise value; (xx) sales; (xxi) stockholder return; (xxii) customer/client retention; (xxiii) competitive market metrics; (xxiv) employee retention; (xxv) timely completion of new product rollouts; (xxvi) timely launch of new facilities; (xxvii) measurements related to a new purchasing “co-op”; (xxviii) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxvix) system-wide revenues; (xxx) royalty income; (xxxi) comparisons of continuing operations to other operations; (xxxii) market share; (xxxiii) cost of capital, debt leverage year-end cash position or book value; (xxxiv) strategic objectives, development of new product lines and related revenue, sales and margin targets, franchisee growth and retention, menu design and growth, co-branding or international operations; (xxxv) improvement in employee engagement as measured by an annual or quarterly survey; or (xxxvi) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one or more members of the Company Group as a whole or any divisions or operational and/or business units, product lines, brands, business segments or administrative departments of the Company and/or one or more members of the Company Group or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. To the extent required under Section 162(m) of the Code, the Committee shall, within the first ninety (90) days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(d) Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. Unless otherwise determined by the Committee at the time a Performance Compensation Award is granted, the Committee shall, during the first ninety (90) days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigations, claims, judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) acquisitions or divestitures; (vi) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (vii) foreign exchange gains and losses or fluctuation in currency exchange rates; (viii) discontinued operations and nonrecurring charges; (ix) a change in the Company’s fiscal year; (x) accruals for payments to be made in respect of the Plan or other specified compensation arrangements; and (xi) any other event described in Section 13 of the Plan.

(e) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that (A) the Performance Goals for such period are achieved, and (B) all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals; provided, however, that in the event of (x) a Participant’s Termination by the Service Recipient other than for Cause, or (y) a Participant’s Termination due to death or Disability, in each case within twelve (12) months following a Change in Control, the Participant shall receive payment in respect of a Performance Compensation Award based on (1) actual performance through the date of Termination as determined by the Committee, or (2) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee (but not to the extent that application of this clause (2) would cause Section 162(m) of the Code to result in the loss of the deduction of the compensation payable in respect of such Performance Compensation Award for any Participant reasonably expected to be a “covered employee” within the meaning of Section 162(m) of the Code), in each case prorated based on the time elapsed from the Date of Grant to the date of Termination.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion, to the extent applicable.

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, if such Performance Compensation Award is a Cash-Based Incentive Award, the Committee may reduce or eliminate the amount of such Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion. Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee, the Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

(f) Timing of Award Payments. Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 12. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable all or part in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii) of the Plan).

13. Changes in Capital Structure and Similar Events. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply to all Awards granted hereunder (other than Cash-Based Incentive Awards):

(a) General. In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock (including a Change in Control); or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants (any event in (i) or (ii), an “Adjustment Event”), the Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, including, without limitation, to any or all of (A) the Absolute Share Limit, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder; (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan or any Sub-Plan; and (C) the terms of any outstanding Award, including, without limitation, (I) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate; (II) the Exercise Price or Strike Price with respect to any Award; or (III) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals); provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.

(b) Change in Control. Without limiting the foregoing, except as may otherwise be provided in an Award Agreement, in connection with any Change in Control, the Committee may, in its sole discretion, provide for any one or more of the following:

(i) substitution or assumption of Awards, or to the extent that the surviving entity (or Affiliate thereof) of such Change in Control does not substitute or assume the Awards, full acceleration of vesting of, exercisability of, or lapse of restrictions on, as applicable, any Awards; provided, however that with respect to any performance-vested Awards (including Performance Compensation Awards), any such acceleration of vesting, exercisability, or lapse of restrictions shall be based on actual performance through the date of such Change in Control; and

(ii) cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event pursuant to clause (i) above), the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor).

For purposes of clause (i) above, an award will be considered granted in substitution of an Award if it has an equivalent value (as determined consistent with clause (ii) above) with the original Award, whether designated in securities of the acquiror in such Change in Control transaction (or an Affiliate thereof), or in cash or other property (including in the same consideration that other stockholders of the Company receive in connection with such Change in Control transaction), and retains the vesting schedule applicable to the original Award.

Payments to holders pursuant to clause (ii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or Strike Price).

(c) Other Requirements. Prior to any payment or adjustment contemplated under this Section 13, the Committee may require a Participant to: (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.

(d) Fractional Shares. Any adjustment provided under this Section 13 may provide for the elimination of any fractional share that might otherwise become subject to an Award.

(e) Binding Effect. Any adjustment, substitution, determination of value or other action taken by the Committee under this Section 13 shall be conclusive and binding for all purposes.

14. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuance or termination shall be made without stockholder approval if: (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for changes in GAAP to new accounting standards; (ii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Section 5 or 13 of the Plan); or (iii) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 14(b) of the Plan without stockholder approval.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of the Plan and any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s Termination); provided, that, other than pursuant to Section 13 of the Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that in no event shall any such amendment alter the Minimum Vesting Condition.

(c) No Repricing. Notwithstanding anything in the Plan to the contrary, without stockholder approval, except as otherwise permitted under Section 13 of the Plan: (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR; and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

15. General.

(a) Award Agreements. Each Award (other than a Cash-Based Incentive Award) under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom such Award was granted and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability or Termination of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award Agreement to be signed by the Participant or a duly authorized representative of any member of the Company Group.

(b) Nontransferability.

(i) Each Award shall be exercisable only by such Participant to whom such Award was granted during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against any member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and the Participant’s Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with clause (ii) above shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that: (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of a Participant’s Termination under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(c) Dividends and Dividend Equivalents. The Committee may, in its sole discretion, provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property (in each case, without interest), on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, further, that no dividends, dividend equivalents or other similar payments shall be payable in respect of outstanding (i) Options or SARs or (ii) unvested Awards (although dividends, dividend equivalents or other similar payments may be accumulated in respect of such unvested Awards and paid within fifteen (15) days after such Awards are earned and become payable or distributable).

(d) Tax Withholding.

(i) A Participant shall be required to pay to the Company or one or more of its Subsidiaries, as applicable, an amount in cash (by check or wire transfer) equal to the aggregate amount of any income, employment and/or other applicable taxes that are statutorily required to be withheld in respect of an Award. Alternatively, the Company or any of its Subsidiaries may elect, in its sole discretion, in an Award Agreement or otherwise, to satisfy this requirement by withholding such amount from any cash compensation or other cash amounts owing to a Participant.

(ii) Without limiting the foregoing, the Committee may (but is not obligated to), in its sole discretion, in an Award Agreement or otherwise, permit or require a Participant to satisfy, all or any portion of the minimum income, employment and/or other applicable taxes that are statutorily required to be withheld with respect to an Award by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for any period of time (as established from time to time by the Committee in order to avoid adverse accounting treatment under GAAP or applicable accounting standards) having an aggregate Fair Market Value equal to such minimum statutorily required withholding liability (or portion thereof); or (B) having the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, a number of shares of Common Stock with an aggregate Fair Market Value equal to an amount, subject to clause (iii) below, not in excess of such minimum statutorily required withholding liability (or portion thereof).

(iii) The Committee, subject to its having considered the applicable accounting impact of any such determination, has full discretion, in an Award Agreement or otherwise, to allow Participants to satisfy, in whole or in part, any additional income, employment and/or other applicable taxes payable by them with respect to an Award by electing to have the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, a Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, shares of Common Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in a Participant’s relevant tax jurisdictions).

(e) Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

(f) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of any member of the Company Group, or other Person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Service Recipient or any other member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Service Recipient or any other member of the Company Group may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Service Recipient and/or any member of the Company Group and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(g) International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan and create or amend Sub-Plans or amend outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant or any member of the Company Group.

(h) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more Persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change the Participant’s beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be the Participant’s spouse or, if the Participant is unmarried at the time of death, the Participant’s estate.

(i) Termination. Except as otherwise provided in an Award Agreement or otherwise, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one Service Recipient to employment or service with another Service Recipient (or vice-versa) shall be considered a Termination; and (ii) if a Participant undergoes a Termination of employment, but such Participant continues to provide services to the Company Group in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.

(j) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.

(k) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of any member of the Company Group issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of any member of the Company Group issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of any member of the Company Group issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that the Committee, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) pay to the Participant an amount equal to the excess of (I) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable); over (II) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award), delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (B) in the case of Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, or the underlying shares in respect thereof.

(l) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(m) Payments to Persons Other Than Participants. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for the Participant’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or the Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to the Participant’s spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(n) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity-based awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(o) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Company Group, on the one hand, and a Participant or other Person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.

(p) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of any member of the Company Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

(q) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by applicable law.

(r) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.

(s) Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(t) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(u) Section 409A of the Code.

(i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Service Recipient nor any other member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” or “termination of service” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six (6) months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii) Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of: (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code; or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.

(v) Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (ii) applicable law. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.

(w) Detrimental Activity. Notwithstanding anything to the contrary contained herein, if a Participant has engaged in any Detrimental Activity, as determined by the Committee, the Committee may, in its sole discretion, provide for one or more of the following:

(i) cancellation of any or all of such Participant’s outstanding Awards; or

(ii) forfeiture by the Participant of any gain realized on the vesting or exercise of Awards, and to repay any such gain promptly to the Company.

(x) Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to any member of the Company Group and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

(y) Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Company Group. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

SEAWORLD ENTERTAINMENT, INC. 9205 SOUTH PARK CENTER LOOP SUITE 400 ORLANDO, FL 32819

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to seaworld.onlineshareholdermeeting.com

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E29195-P92262	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEAWORLD ENTERTAINMENT, INC.
The Board of Directors recommends you vote FOR the following proposals:
1.	To elect the four Class I director nominees.
	Nominees:	For	Against	Abstain
	1a. David F. D'Alessandro	☐	☐	☐
	1b. Joel K. Manby	☐	☐	☐
	1c. Judith A. McHale	☐	☐	☐
	1d. Ellen O. Tauscher	☐	☐	☐
						For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017.					☐	☐	☐
3.	Approval, in a non-binding advisory vote, of the compensation paid to the named executive officers.					☐	☐	☐
4.	Approval of the SeaWorld Entertainment, Inc. 2017 Omnibus Incentive Plan.					☐	☐	☐
Note: To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

to be Held on Wednesday, June 14, 2017:

The Proxy Statement and 2016 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ended December 31, 2016 are available at www.proxyvote.com.

E29196-P92262

SEAWORLD ENTERTAINMENT, INC.

Annual Meeting of Stockholders

June 14, 2017 11:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Joel K. Manby, Peter J. Crage and G. Anthony (Tony) Taylor, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SEAWORLD ENTERTAINMENT, INC. held of record by the stockholder(s) at the close of business on April 18, 2017 that the stockholder(s) is/are entitled to vote if personally present on all other matters properly coming before the Annual Meeting of Stockholders to be held at 11:00 AM, EDT on June 14, 2017, at seaworld.onlineshareholdermeeting.com, and any adjournment or postponement thereof. The stockholder(s) hereby acknowledge(s) receipt of the Notice of Internet Availability of Proxy Materials and/or Proxy Statement. The stockholder(s) hereby revoke(s) all proxies heretofore given by the stockholder(s) to vote at the Annual Meeting and any adjournment or postponements thereof.

If you just sign and submit your proxy card without voting instructions, these shares will be voted “FOR” each director nominee listed herein, and “FOR” the other proposals as recommended by the Board and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

This proxy, when properly executed, will be voted in the manner directed herein. If the proxy is signed and no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side